i

(continued)

(continued)

(continued)

(continued)

v

(continued)

			Page

	20.26	Litigation Search	65
	20.27	Trust Agreement	66
	20.28	Other	66
21.	Conditions of and Documents to be Delivered Prior to Initial Receivables Loan Advance		66
	21.1	Loan Documents	66
	21.2	Other	66
22.	Conditions of and Documents to be Delivered Prior to Funding And in Connection With Each Receivables Loan Advance		66
	22.1	Representations; No Defaults	66
	22.2	Request for Receivables Loan Advance	67
	22.3	Approval of Credit	67
	22.4	Original Notes, Mortgages and Other Documents	67
	22.5	Original Assignments	67
	22.6	Title Insurance	67
	22.7	Documents Received and Recorded	67
	22.8	Subsequent Legal Opinions	68
	22.9	Advances Do Not Constitute a Waiver	68
	22.10	No Obligation to Fund After Filed Liens	68
	22.11	Other	68
23.	Post Receivables Loan Advance Obligations		68
	23.1	Confirmation of Recording	68
	23.2	Title Policy	69
24.	Conditions to Agent’s and Lenders’ Obligations to Advance Receivables Loan Proceeds Related to Sales of Timeshare Interests in Projects Added to the Primary Projects		69
	24.1	General	69
	24.2	Inspection	69
	24.3	Insurance	69
	24.4	Environmental Matters	69
	24.5	Zoning, Access, Parking and Utilities	70
	24.6	Flood Zone	70
	24.7	Project Documents	70
	24.8	Quiet Enjoyment Rights	70
	24.9	Opinions	70
	24.10	Other	70
	24.11	Approval of Projects to be Added to the Primary Projects	70
25.	Default; Remedies		71
	25.1	Events of Default	71
	25.2	Remedies	73
	25.3	Sale or Other Disposition of Collateral	74
	25.4	Application of Proceeds	75
	25.5	Actions with Respect to Timeshare Loans	76
	25.6	Retention of Collateral	77
	25.7	Performance by Agent and Lenders	77
	25.8	No Liability of Agent or any Lender	77

(continued)

(continued)

RECEIVABLES LOAN AGREEMENT

By and Among

THE FINANCIAL INSTITUTIONS REFERRED TO ON
THE SIGNATURE PAGES AS THE LENDERS,

LIBERTY BANK, AS THE
ADMINISTRATIVE AND COLLATERAL AGENT

and

BLUEGREEN CORPORATION

Dated: February 11, 2011

Final Execution Version

RECEIVABLES LOAN AGREEMENT

          THIS RECEIVABLES LOAN AGREEMENT (this “Agreement”) is made effective as of February 11, 2011 by and among BLUEGREEN CORPORATION, a Massachusetts corporation (“Borrower”); each of the financial institutions identified under the caption “Lenders” on the signature pages of this Agreement or which, pursuant to Section 27.1 shall become a “Lender” (individually, a “Lender” and collectively, the “Lenders”); and LIBERTY BANK, a Connecticut non-stock mutual savings bank, as administrative and collateral agent for Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”).

          NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

                    1.           Definitions and Construction.

                                  1.1          Definitions. When used in this Agreement, the following terms shall have the following meanings (such meanings to be applicable equally both to the singular and plural terms defined):

                    Advance means an advance of the proceeds of the Receivables Loan by Agent or any Lender to or on behalf of Borrower in accordance with the terms of this Agreement.

                    Affiliate means any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with such Person; (b) which directly or indirectly beneficially owns or holds five percent (5%) or more of the voting stock of such Person; or (c) for which five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person; provided, however, that under no circumstances shall Borrower be deemed an Affiliate of any 5% or greater shareholder of Borrower or any Affiliate of such shareholder who is not a Direct Affiliate (as defined herein) of Borrower, nor shall any such shareholder be deemed to be an Affiliate of Borrower; and provided further, however, that BFC Financial Corp. shall not be deemed to be an Affiliate of Borrower. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, any entity included in the Borrower’s GAAP consolidated financial statements as Borrower shall be an Affiliate of Borrower (a “Direct Affiliate”).

                    Agency Agreement means that certain Agency Agreement among Agent and Lenders dated as of the Closing Date.

                    Agent means Liberty Bank, a Connecticut non-stock mutual savings bank, solely in its capacity as administrative and collateral agent for Lenders and shall include any successor or assign in such capacity.

                    Amenities means the recreational, access and utility facilities to be included as part of or to benefit a Project, as such amenities may be further described in the applicable Declaration and/or Public Report for such Project.

                    Applicable Usury Law means the usury law applicable pursuant to the terms of Section 29.10 or such other usury law which is applicable if the law chosen by the parties is not applicable.

                    Assessments means the maintenance assessments and special assessments made against each Timeshare Interest and the Owner thereof pursuant to the provisions of the Declaration for the applicable Project.

                    Assignment shall have the meaning set forth in Section 7.2.

                    Association means each non-profit corporation or entity or cooperative association under applicable state or other law which is responsible for the management and maintenance of a Project pursuant to the terms of a related Declaration and/or other applicable Governing Documents.

                    Back-Up Servicing Agreement shall have the meaning set forth in Section 7.4.

                    Bluegreen Owner Agreement shall have the meaning set forth in the Trust Agreement.

                    Borrower means Bluegreen Corporation, a Massachusetts corporation, its successors and assigns.

                    Business Day means every day on which Agent’s and Borrower’s offices in the states of Connecticut and Florida, respectively, are open to the public for carrying on substantially all its business functions.

                    Change of Control means the occurrence of any of the following events: (a) a change in ownership or control of Borrower effected through a transaction or series of transactions whereby any Person or group of Persons who are Affiliates directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934) of securities of Borrower possessing more than fifty percent (50%) of the total combined voting power of Borrower’s securities outstanding immediately after such acquisition, whether by means of a sale, merger, consolidation or otherwise or (b) any direct or indirect acquisition or purchase of over fifty percent (50%) in fair market value of the consolidated assets of Borrower and its Affiliates other than through the ordinary course of business of Borrower and its Affiliates; provided, however, that a Change of Control shall not be deemed to occur upon (x) a change in ownership or control of Borrower effected through a transaction or series of transactions whereby BankAtlantic Bancorp, Inc., BFC Financial Corp., Woodbridge Holdings Corporation directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934) of securities of Borrower possessing more than fifty percent (50%) of the total combined voting power of Borrower’s securities outstanding immediately after such acquisition, whether by means of a sale, merger, consolidation or otherwise, or (y) any direct or indirect acquisition or purchase of over fifty percent (50%) in fair market value of the consolidated assets of Borrower and its Affiliates by BankAtlantic Bancorp, Inc., BFC Financial Corp., Woodbridge Holdings Corporation.

                    Change of Control Fee has the meaning set forth in Section 5.4.

                    Closing means the closing of the transactions contemplated under this Agreement on the Closing Date.

                    Closing Date means the effective date of this Agreement, which is as of February 11, 2011.

                    Closing Date Indebtedness has the meaning set forth in Section 8.23.

                    Collateral has the meaning set forth in Section 7.1.

                    Commitment Amount means the amount each Lender has agreed to advance under the Receivables Loan, as set forth on the signature pages to this Agreement and any Commitment Transfer Supplement, as such amounts may be amended from time to time.

                    Commitment Transfer Supplement has the meaning set forth in Section 27.1(c).

                    Condominium Act means the applicable state statute in the state in which a Project is located which governs the creation and regulation of condominiums in such state, as it may be amended.

                    Concord shall have the meaning set forth in Section 7.4.

                    Consumer Documents means the following documents used by Borrower in connection with the credit sale of Timeshare Interests:

(a)	Credit Application;

(b)	Evidence of FICO Score (to the extent required under Section 22.3 );

(c)	Purchase Agreement (with Right of Rescission Notice);

(d)	Deed;

(e)	Mortgage;

(f)	Note;

(g)	Disclosure Statement;

(h)	Owner Confirmation Interview (Acknowledgment of Representations);

(i)	Receipt for Timeshare Documents;

(j)	Mortgage Service Disclosure Statement;

(k)	Settlement Statement (HUD-1);

(l)	Good Faith Estimate of Settlement Charges;

(m)	Privacy Act Notice; and

(n)	Certificate of Purchase of Owner Beneficiary Rights.

                    A sample form of each of the Consumer Documents from the jurisdictions representative of each Primary Project is attached hereto as part of Exhibit A.

                    Custodial Agreement shall have the meaning set forth in Section 7.5.

                    Custodian shall have the meaning set forth in Section 7.5.

                    Debt means, for any Person, without duplication, the sum of the following:

                    (a)          indebtedness for borrowed money;

                    (b)          obligations evidenced by bonds, debentures, notes or other similar instruments;

                    (c)          obligations as lessee under leases which have been, in accordance with GAAP, recorded as capital leases;

                    (d)          obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property;

                    (e)          indebtedness or obligations of others secured by a lien on any asset of such Person, whether or not such indebtedness or obligations are assumed by such Person (to the extent of the value of the asset);

                    (f)          obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above; and

                    (g)          liabilities in respect to unfunded vested benefits under plans covered by Title IV of ERISA.

          Notwithstanding the foregoing, with respect to Borrower, the term “Debt” shall exclude recorded liabilities for non-recourse sales of timeshare notes receivable and such Debt, if any, as may be subordinated pursuant to the terms of this Agreement or the other Loan Documents.

                    Debtor Relief Laws means all applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law, proceeding or device providing for the relief of debtors from time to time in effect and generally affecting the rights of creditors.

                    Declarations means, with respect to each Project, the condominium declaration or similar instrument related thereto pursuant to which such Project is encumbered and the property regime established thereat is created as all of the foregoing may be lawfully amended or supplemented from time to time.

                    Deed means the writing evidencing title in the Trustee on behalf of the Owner Beneficiaries referred to in, and subject to the other provisions of, the Trust Agreement, with respect to Timeshare Interests relating to Timeshare Loans.

                    Defaulting Lender shall have the meaning set forth in Section 3.3(c).

                    Default Rate has the meaning set forth in Section 4.2.

                    Delinquent Loan means any Timeshare Loan (a) with respect to which any payment is, at any time, more than fifty-nine (59) days past due (computed without reference to any notice or grace period) or (b) which does not meet the criteria of a Qualified Timeshare Loan.

                    Demand Balancing Standard has the meaning ascribed to it in the Trust Agreement.

                    Disclosure Statement means the truth-in-lending disclosures given by Borrower or its Affiliates to a Purchaser in connection with the credit purchase of one or more Timeshare Interests.

                    Division means the applicable state regulatory agency, department or division in the state in which a Project is located, which has the power and authority to regulate timeshare projects in such state.

                    Eligible Transferee means (a) a commercial bank organized under the laws of the United States, or any state thereof, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Co-operation and Development or a political subdivision of any such country, (c) a finance company, insurance or other financial institution, or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business, (d) any Affiliate (other than individuals) of an existing Lender, and (e) any other Person approved by Agent and Borrower.

                    Environmental Agreement means that certain Environmental Agreement of even date herewith between Borrower and Agent as amended, restated, extended or supplemented from time to time, and any new Environmental Agreement executed in its place.

                    ERISA has the meaning set forth in Section 8.16.

                    ERISA Affiliates has the meaning set forth in Section 8.16.

                    Event of Default means any Event of Default described in Section 25.1.

                    Existing Lenders means Liberty Bank and certain other financial institutions which have purchased participation interests from Liberty Bank relating to the Existing Loan.

                    Existing Loan means the $75,000,000 Receivables Loan, as such loan is further described in the Existing Loan Agreement.

                    Existing Loan Agreement means that certain Receivables Loan Agreement dated as of August 27, 2008 by and between Liberty Bank and Borrower, as amended by (i) that certain First Amendment to Receivables Loan Agreement dated as of July 29, 2009 by and between Liberty Bank and Borrower, (ii) that certain Second Amendment to Receivables Loan Agreement dated as of September 27, 2010 by and between Liberty Bank and Borrower and (iii) that certain Third Amendment to Receivables Loan Agreement dated of even date herewith by and between Liberty Bank and Borrower, and as the same may hereafter be amended, restated, modified or supplemented from time to time.

                    Existing Loan Documents means the Existing Loan Agreement and such other loan documents executed in connection therewith or given as security therefor.

                    FICO Score means a credit risk score known as a “FICO® Score” and determined by the Fair Isaac Company system implemented by Experian or a successor acceptable to Agent, in its reasonable discretion, for a consumer borrower through the analysis of individual credit files. In the event that such credit risk scoring program ceases to exist, Agent and Borrower may select a successor credit risk scoring program as mutually agreed.

                    In the event that a Purchaser consists of more than one (1) individual (e.g. husband and wife) (a “Purchaser Group”), the FICO Score for a Purchaser shall be based on the highest FICO Score for all individuals who have a FICO Score in such Purchaser Group. For such Receivables Loan Advances, a Purchaser shall be considered to have no FICO Score if all individuals in such Purchaser Group have no FICO Score.

                    GAAP means generally accepted accounting principles in the United States, applied on a consistent basis, as described in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question.

                    Governing Documents means the certificate or articles of incorporation, organization or formation, by-laws, partnership agreement, joint venture agreement, trust agreement, operating agreement or other organizational or governing documents of any Person.

                    Incipient Default means any condition or event which, after notice or lapse of time or both, would constitute an Event of Default under this Agreement.

                    Indemnified Party shall have the meaning set forth in Section 29.19.

                    Legal Requirements means all applicable federal, state and local ordinances, laws, regulations, orders, judgments, decrees, determinations and other legal restrictions governing a Project, Borrower or their business or operations.

                    Lender means each of the financial institutions identified under the caption “Lenders” on the signature pages to this Agreement, and their successors and assigns.

                    Lender Portfolio Timeshare Loans means all Timeshare Loans now existing or hereafter arising which have been pledged, assigned and delivered to Agent, for the benefit of Lenders, pursuant to this Agreement or any Assignment (and all replacements of such Timeshare Loans which have been pledged, assigned and delivered to Agent, for the benefit of Lenders, pursuant to Section 12.2).

                    Leverage Ratio means the ratio of (a) consolidated Debt of Borrower, to (b) consolidated Tangible Net Worth of Borrower.

                    Loan Account has the meaning set forth in Section 2.6.

                    Loan Documents means this Agreement, the Receivables Loan Notes, any document evidencing any assignment or security interest described in Section 7.1, the Servicing Agreement, the Lockbox Agreement, the Custodial Agreement, the Back-Up Servicing Agreement, the Environmental Agreement, and all documents now or hereafter executed in connection with the Receivables Loan or securing the Obligations, as such documents may be amended, restated or modified.

                    Loan File means, with respect to each of the Timeshare Loans, all the Consumer Documents relating thereto, each duly executed, as applicable, plus:

                    (a)          all guaranties, if any, for the payment of the Timeshare Loans; and

                    (b)          in the case of a Timeshare Loan made to a corporation, partnership or other entity not an individual, evidence that the execution and delivery of the Note and other Consumer Documents and the related purchase of Timeshare Interests have been duly authorized by all necessary action of such entity; and

                    (c)          the Title Insurance Policy insuring the lien of the Mortgage.

                    Loan Pledgee shall have the meaning set forth in Section 27.2.

                    Loan Year means each twelve (12) month period after the expiration of the Receivables Loan Advance Period, as such Receivables Loan Advance Period may be extended from time to time, i.e., the first Loan Year will commence on the date the Receivables Loan Advance Period expires after all extensions thereof.

                    Lockbox Agreement shall have the meaning set forth in Section 7.3.

                    Lockbox Bank shall have the meaning set forth in Section 7.3.

                    Low FICO Score Timeshare Loans shall have the meaning set forth in Section 2.2(e)(ii).

                    Management Agreement means the agreement between an Association and the Manager providing for the management of a Project and any new management agreement executed in its place, each as amended in accordance with the terms of this Agreement.

                    Manager means the entity serving as the manager for a Project pursuant to a Management Agreement and any replacement manager for such Project approved by Agent, in its reasonable discretion. Bluegreen Resorts Management, Inc., Dennis Management, Vacation Resorts International, Inc., RAL Resort Property Management, Inc., Lake Condominium Owners’ Association, Inc., Ocean Towers Beach Club Condominium Association, Inc., Gold Crown Management, Inc. and Eastman Management Services, Inc. shall each be deemed by Agent to be an approved Manager or replacement manager for any Project. In the event that Agent does not approve a Manager for any Project, then Agent shall have no obligation to make any further Advances under the Receivables Loan in connection with the applicable Project.

                    Material Adverse Change means any material and adverse change in, or a change which has a material adverse effect upon, any of:

                    (a)          the business, properties, operations or condition (financial or otherwise) of Borrower, which, with the giving of notice or the passage of time, or both, could reasonably be expected to result in either (i) Borrower failing to comply with any of the financial covenants contained in Section 16 or (ii) Borrower’s inability to perform its obligations pursuant to the terms of the Loan Documents; or

                    (b)          the legal or financial ability of Borrower to perform its obligations under the Loan Documents and to avoid any Incipient Default or Event of Default; or

                    (c)          the legality, validity, binding effect or enforceability against Borrower of any Loan Document in accordance with its terms.

                    Maximum Receivables Loan Amount means the lesser of: (i) the aggregate Commitment Amount of all Lenders, or (ii) an amount not to exceed $60,000,000 at any time, provided that, such maximum amount is subject to further restrictions as set forth in Sections 2.1 and 2.2 of this Agreement.

                    Mortgage means a mortgage or deed of trust naming Borrower as mortgagee or beneficiary, which secures payment of a Note, is executed by the Trustee, and encumbers the Timeshare Interest purchased by such Purchaser.

                    Net Income shall have the meaning given to it under GAAP.

                    Net Worth means, for any Person: (a) total assets of such Person, as would be reflected on a balance sheet prepared on a consolidated basis and in accordance with GAAP, consistently applied, exclusive of intellectual property, experimental or organization expenses, franchises, licenses, permits, unamortized underwriters’ debt discount and expenses, and goodwill, minus (b) total liabilities of such Person, as would be reflected on a balance sheet prepared on a consolidated basis and in accordance with GAAP consistently applied.

                    No-FICO Score Timeshare Loans shall have the meaning set forth in Section 2.2(e)(iii).

                    Non-Complying Consumer Documents has the meaning set forth in Section 11.

                    Non-Primary Project means each Project approved by Agent as of the date of this Agreement as an eligible Non-Primary Project for financing, which approved Non-Primary Projects are specified on Schedule 1 attached to this Agreement as it may be supplemented or replaced from time to time with Agent’s written approval, including any approved replacements to Schedule 1 pursuant to Section 24.11.

                    Non-Primary Project Timeshare Loans shall have the meaning set forth in Section 2.2(e)(iv).

                    Non-Resident Timeshare Loans shall have the meaning set forth in Section 2.2(e)(i).

                    Note means a purchase money note made by a Purchaser secured by a Mortgage, payable to the order of Borrower, and delivered by a Purchaser in connection with the credit purchase of one or more Timeshare Interests.

                    Notice to Purchasers shall have the meaning set forth in Section 7.6(b).

                    Obligations means all payment and performance obligations and liabilities of Borrower to Agent or any Lender of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, secured or unsecured, joint, several, joint and several, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such obligations or liabilities arise, including without limitation, the obligation of Borrower to pay (a) the principal of, premium, if any, on and interest on the Receivables Loan and the Existing Loan; and (b) all fees, costs, expenses, indemnities, obligations and liabilities of Borrower owing at any time to Agent or any Lender under or in respect of this Agreement and each of the other Loan Documents, the Existing Loan Agreement and each of the other Existing Loan Documents. Notwithstanding the foregoing, upon the payment in full of the Existing Loan and termination of the Existing Loan Agreement and the other Existing Loan Documents, no payment, performance or any other obligation or liability of Borrower under the Existing Loan Agreement or any of the other Existing Loan Documents shall constitute “Obligations” under this Agreement.

                    Owner or Owners means the Purchaser or Purchasers of a Timeshare Interest, the successive owner or owners of each Timeshare Interest so conveyed, and Borrower or its Affiliates with respect to Timeshare Interests in a Project not so conveyed.

                    Owner Beneficiary shall have the meaning set forth in the Trust Agreement and includes a Purchaser under a Purchase Agreement who acquires Owner Beneficiary Rights with appurtenant Vacation Points.

                    Owner Beneficiary Rights shall have the meaning set forth in the Trust Agreement.

                    Patriot Act Certificate and Agreement means the Patriot Act Certificate and Agreement by and between Borrower and Agent, dated of even date herewith.

                    PBGC has the meaning set forth in Section 8.16.

                    Permitted Encumbrances means, with respect to a Mortgage, (a) real estate taxes and assessments not yet due and payable, (b) exceptions to title which are approved in writing by the Agent, which includes the exceptions set forth in the approved forms of Title Insurance Policies for the Primary Projects attached hereto as Exhibit E and the exceptions in the forms of Title Insurance Policies for the Non-Primary Projects existing as of the Closing Date (including such easements, dedications and covenants which Agent consents to in writing after the date of this Loan Agreement). In addition, the following shall be deemed to be Permitted Encumbrances: 1) liens for state, municipal and other local taxes if such taxes shall not at the time be due and payable; 2) liens in favor of Agent or Lenders pursuant to this Agreement; 3) materialmen’s, warehouseman’s and mechanic’s and other liens arising by operation of law in the ordinary course of business for sums not due; 4) a Purchaser’s interest in a Timeshare Interest relating to a Timeshare Loan comprising a portion of the Lender Portfolio Timeshare Loans whether pursuant to the Trust Agreement or otherwise; and 5) any Owner Beneficiary Rights. Notwithstanding the foregoing, such Permitted Encumbrances will not affect or subordinate the first and prior lien of Agent or Lenders in and to a Qualified Note which has been encumbered by a Qualified Mortgage, the lien of which Qualified Mortgage is insured by the applicable Title Insurance Policy collaterally assigned to Agent, for the benefit of Lenders.

                    Permitted Modifications means an amendment or other modification to the terms and conditions of a Timeshare Loan (a) of a Purchaser as a result of the Servicemembers Civil Relief Act, (b) with respect to a one percent (1%) increase or decrease in the related Timeshare Loan’s interest rate related to a Purchaser’s voluntary or involuntary election to commence or cease using an automatic payment option, as applicable, or (c) in connection with an Upgraded Note Receivable or Sampler Loan.

                    Person means an individual, a government or any agency or subdivision thereof, a corporation, partnership, trust, unincorporated organization, association, joint stock company, limited liability company or other legal entity.

                    Plan has the meaning set forth in Section 8.16.

                    Pledge shall have the meaning set forth in Section 27.2.

                    Primary Project means each Project approved by Agent as of the date of this Agreement as an eligible Primary Project for financing, which approved Primary Projects are specified on Schedule 1 attached to this Agreement as it may be supplemented or replaced from time to time with Agent’s written approval, including any approved replacements to Schedule 1 pursuant to Section 24.11.

                    Processing Fee shall have the meaning set forth in Section 3.3(b).

                    Project means each timeshare project or phase thereof approved by Agent as of the date of this Agreement as an eligible Project for financing, which approved Projects are identified on Schedule 1 attached to this Agreement as it may be supplemented or replaced from time to time with Agent’s written approval, including any approved replacements to Schedule 1 pursuant to Section 24.11, including without limitation, all Primary Projects and Non-Primary Projects.

                    Project Documents means with respect to any Project, any and all documents evidencing or relating to the creation and sale of Timeshare Interests, the applicable Declarations, the applicable Governing Documents of the Associations, any rules and regulations of the Associations, and the Management Agreements.

                    Pro Rata Share means with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender’s Commitment Amount of the Receivables Loan and the denominator of which is the aggregate amount of all of the Commitment Amounts of all Lenders relating to the Receivables Loan, as the same may be adjusted upon any assignment by a Lender to the extent permitted by Section 27.1.

                    Public Records means the applicable recording or filing office in the jurisdiction in which a Project is located which is the legally required office for the recording of Deeds, Mortgages, Declarations and other documents affecting title to real estate in such jurisdiction.

                    Public Report means the approved public report, permit or public offering statement for the Vacation Club or a Project and the approvals or registrations for such Vacation Club or Project, in the jurisdiction in which Timeshare Interests in the Vacation Club are offered for sale or in which such Project is located and in each other jurisdiction in which sales of the Vacation Club or Timeshare Interests are made or such Vacation Club or Project is otherwise required to be registered.

                    Purchase Agreement means the form of Bluegreen Owner Agreement.

                    Purchaser means a bona fide third-party purchaser for value (whether one or more Persons) who has purchased one or more Timeshare Interests from Borrower or its Affiliates.

                    Qualified Mortgage means a Mortgage which may be subject to a Permitted Encumbrance, securing the payment of a Qualified Note which has been or may be assigned of record to Agent, for the benefit of Lenders.

                    Qualified Note means a Note executed by a Purchaser or Purchasers, payable to the order of Borrower in connection with a Qualified Sale, which has been assigned and endorsed over to Agent, for the benefit of Lenders, with recourse, with respect to which all of the requirements for a Qualified Timeshare Loan are true.

                    Qualified Sale means a credit sale of a Timeshare Interest to a Purchaser, which is made by Borrower or its Affiliates in the ordinary course of its business and is consummated in compliance with all applicable Legal Requirements and in connection with which (other than in the case of an equity trade or conversion under a Sampler Program Agreement) the Purchaser pays a down payment by cash, credit card or equity conversion equal to at least ten percent (10%) of the Sales Price, which down payment may, (i) in the case of an Upgraded Note

Receivable or conversion under a Sampler Program Agreement, be represented in part or in whole by the principal payments and down payment made on, as applicable, such original Qualified Note or the related Sampler Loan since its date of origination or (ii) in the case of an equity conversion or a conversion under a Sampler Program Agreement, be represented in whole or in part by the amount paid where the Purchaser has paid in full at the point of sale for the original Timeshare Interest or “Sampler Membership”, as applicable.

                    Qualified Timeshare Loan means each Timeshare Loan made by Borrower to a Purchaser or Purchasers in connection with a Qualified Sale which is evidenced by a Qualified Note, secured by a Qualified Mortgage and which meets the following criteria:

                    (a)          The Timeshare Loan is evidenced by a Qualified Note, Qualified Mortgage, Purchase Agreement and such other Consumer Documents which have been, as applicable, executed in connection with the credit purchase and sale of a Timeshare Interest;

                    (b)          The Timeshare Loan has an original maturity date of one hundred twenty (120) months or less, payable in equal monthly installments of principal and interest, with the first installment due and payable not more than forty-five (45) days after the date on which Agent has first advanced funds based upon the collateral assignment of such Timeshare Loan;

                    (c)          Purposely Omitted;

                    (d)          The Timeshare Loan is not a Delinquent Loan;

                    (e)          The Timeshare Loan is not more than thirty (30) days past due at the time of the initial Advance against such Timeshare Loan;

                    (f)          There has been no default by the Purchaser;

                    (g)          Other than with respect to the effect of the application of the Service Member’s Civil Relief Act on Timeshare Loans in the Lender Portfolio Timeshare Loans, the annual rate of interest applied to the unpaid principal balance of the applicable Note is at least equal to a fixed rate of 10% per annum and the weighted average interest rate for all of the Lender Portfolio Timeshare Loans is at least equal to 14% per annum;

                    (h)          The Purchaser has no claim of any defense, setoff or counterclaim to the applicable Timeshare Loan;

                    (i)          The Timeshare Loan represents the balance of the Sales Price and the Purchaser is not, and no payment of a sum due under the Timeshare Loan has been made by, an Affiliate, or an officer, director, agent, employee, principal, broker, creditor (or relative thereof) of any other Person related to or an Affiliate of Borrower;

                    (j)          The Consumer Documents and all other aspects of the related transaction comply with all Legal Requirements;

                    (k)          The payment to be received is payable in United States dollars;

                    (l)          Each Purchase Agreement, Note, Mortgage and related Consumer Document has been duly executed, as applicable, by or on behalf of all Persons having a beneficial ownership interest in the Timeshare Interest;

                    (m)          The Unit in which the applicable Timeshare Interest financed by the Timeshare Loan is situate: (i) has been completed in compliance with all Legal Requirements, is currently served by all required utilities, is fully furnished and ready for use; provided, however, Units may be subject to renovations for improvements from time to time, provided that, a “One-to-One Owner Beneficiary to Accommodation Ratio” (as defined in the Trust Agreement) is maintained in accordance with the Trust Agreement and applicable Legal Requirements and Borrower provides evidence of the same to Agent upon Agent’s request; (ii) is covered by a valid certificate of occupancy (or its equivalent) duly issued; (iii) is subject to the terms of the Declaration for the applicable Project; and (iv) has been developed to the specifications provided for in the applicable Purchase Agreement. All furnishings (including appliances) within the Unit have been or will be fully paid for and are free and clear of any lien or other interest by any third party, except for any furniture leases which contain non-disturbance provisions acceptable to Agent;

                    (n)          The Unit in which the applicable Timeshare Interest financed by the Timeshare Loan is situate has had all taxes, Assessments, penalties and fees related thereto paid when due;

                    (o)          Any and all applicable rescission periods have expired;

                    (p)          The Purchaser’s FICO Score (if more than one Purchaser, the highest FICO Score will be submitted to Agent and used for this calculation) shall not be less than 600, subject to the exceptions provided in Sections 2.2(e)(i), 2.2(e)(ii) and 2.2(e)(iii);

                    (q)          The weighted average FICO Score for all Lender Portfolio Timeshare Loans after this Timeshare Loan is added as part of the Lender Portfolio Timeshare Loans (excluding No-FICO Score Timeshare Loans as provided in Section 2.2(e)(iii)) shall not be less than 680;

                    (r)          The Purchaser is a resident of the United States or Canada, subject to the exception provided in Section 2.2 (e)(i);

                    (s)          The lien of the Mortgage securing the Note is a perfected first priority purchase money mortgage which may be assigned of record to Agent, for the benefit of Lenders, (or is being assigned to Agent, for the benefit of Lenders, in accordance with this Agreement, as applicable) and is or will be fully insured by a Title Insurance Policy in the amount of the Timeshare Loan, which policy is endorsed to Agent, for the benefit of Lenders, and its successors and assigns or insured in the name of Borrower and collaterally assigned to Agent, for the benefit of Lenders, and its successors and assigns;

                    (t)          All representations, warranties and covenants regarding such Timeshare Loans and the Consumer Documents related thereto and the matters related thereto as set forth in Section 10 and elsewhere in this Agreement are accurate and Borrower shall have performed all of its obligations with respect thereto;

                    (u)          Agent and/or Lenders have a valid, perfected first priority lien against and security interest in the Note and the related Consumer Documents (which in the case of the Consumer Documents may be subject to a Permitted Encumbrance) and all payments to be made thereunder;

                    (v)          The total maximum remaining principal balance of all Timeshare Loans to any one Purchaser or Affiliates of such Purchaser (and assigned to Agent, for the benefit of Lenders, hereunder) shall not exceed $75,000 in the aggregate;

                    (w)          The payment terms of such Timeshare Loan have not been amended in any way, including any revisions to the payment provisions to cure any defaults or delinquencies, except in the case of a Permitted Modification;

                    (x)          There has been no increase to the applicable interest rate payable on the Timeshare Loan as the result of the termination of any automatic payment option, unless all disclosures required under Regulation Z for such increase have been properly given by Borrower or its Affiliates to Purchaser;

                    (y)          The Purchaser is not a “blocked person”, as defined in the Patriot Act Certificate and Agreement; and

                    (z)          The Unit in which the applicable Timeshare Interest financed by the Timeshare Loan is situate in a Unit comprising part of a Primary Project, subject to the exception provided in Section 2.2(e)(iv).

                    Receivables Loan means that certain credit facility in an amount up to the Maximum Receivables Loan Amount to be extended by Agent and Lenders to Borrower pursuant to the terms of this Agreement, as such loan may be increased, decreased, amended, restated or modified, subject to the limitations set forth in Section 2.2.

                    Receivables Loan Advance Period means the period of time commencing on the date of this Agreement and ending on February 11, 2013.

                    Receivables Loan Fee has the meaning set forth in Section 5.1.

                    Receivables Loan Interest Rate means until the occurrence of an Event of Default:

                    (a)          From the Closing Date until the first day of the month following the month during which the Closing Date occurs, at a yearly rate which is equal to two and one-quarter percent (2.25%) per annum in excess of the WSJ Prime Rate in effect on the Closing Date, provided that, in no event shall the interest rate on the Receivables Loan be less than 6.50% per annum.

                    (b)          On the first day of the month following the month during which the Closing Date occurs and on the first day of each month thereafter, the yearly rate at which interest shall be payable on the unpaid principal balance of the Receivables Loan shall be, as applicable, increased or decreased to a rate which is equal to two and one-quarter percent

(2.25%) per annum in excess of the WSJ Prime Rate in effect on such date, provided that, in no event shall the interest rate on the Receivables Loan be less than 6.50% per annum.

                    Receivables Loan Maturity Date means February 11, 2016.

                    Receivables Loan Notes means each of Borrower’s promissory notes dated of even date herewith payable to the order of each Lender evidencing Borrower’s obligation to repay to such Lender, such Lender’s Pro Rata Share of Advances under the Receivables Loan and all interest thereon.

                    Redirection Notice shall have the meaning set forth in Section 27.2.

                    Register shall have the meaning set forth in Section 27.1(d).

                    Request for Receivables Loan Advance means a Request for Advance as described in Section 2.3.

                    Request for Supplementary Advance means a Request for Supplementary Advance as described in Section 2.5.

                    Reservation System means any proprietary method, arrangement or procedure, maintained, owned and operated by Borrower or any Manager of the Vacation Club (including the Vacation Club Manager), including any lease, license, contract or other agreements evidencing such method, arrangement or procedure, by which an Owner Beneficiary reserves the use and occupancy of any accommodation or facility of the Vacation Club.

                    Sales Price means the gross sales price paid by a Purchaser for one or more Timeshare Interests and shall include closing costs.

                    Sampler Loan means a loan made to a purchaser by Borrower pursuant to the terms of a Sampler Program Agreement.

                    Sampler Program Agreement means an agreement pursuant to which a purchaser thereunder obtains those certain benefits set forth therein which comprise the “Sampler Membership” and, subject to the terms and conditions thereof, has the opportunity to convert such Sampler Membership into full ownership in the Vacation Club.

                    Section 3.3 Advance shall have the meaning set forth in Section 3.3(c).

                    Servicer shall have the meaning set forth in Section 7.4.

                    Servicing Agreement shall have the meaning set forth in Section 7.4.

                    Tangible Net Worth shall mean, at any time, the sum of (i) Borrower’s Net Worth at such time (determined in accordance with GAAP), minus (ii) the sum of (A) intangible assets, plus (B) notes and other obligations payable to Borrower from any related party, any employee, shareholder, officer or director of Borrower, plus (iii) any indebtedness owed by Borrower which indebtedness is subject to a subordination agreement acceptable to Agent in its sole discretion.

                    Timeshare Act means the applicable state statute or other law in the state or other jurisdiction in which a Project is located which governs the creation and regulation of timeshare projects in such state, as it may be amended.

                    Timeshare Approvals means all approvals, registration and licenses required from governmental agencies in order to sell Timeshare Interests and offer them for sale, to operate the Projects as timeshare projects, to make Timeshare Loans and to own, operate and manage the Projects, including without limitation, the registrations/consents to sell, the final subdivision public reports/public offering statements and/or prospectuses and approvals thereof required to be issued by or used in the jurisdiction where the applicable Project is located and other jurisdictions where Timeshare Interests have been offered for sale or sold.

                    Timeshare Interest means with respect to any Project, (x) an undivided fee simple ownership interest as a tenant in common or (y) a Resort Interest (as defined in the Trust Agreement) that is an ownership interest in real property substantially similar to an ownership interest described in clause (x) above (including Owner Beneficiary Rights), in either case with respect to any Unit in such Project, with a right to use such Unit, or a Unit of such type, generally for one (1) week or a portion of one (1) week annually or biennially, together with all appurtenant rights and interests as more particularly described in the Project Documents.

                    Timeshare Loan or Timeshare Loans means the loan or loans by Borrower to a Purchaser, now existing or hereafter arising, related to the financing of the sale of a Timeshare Interest.

                    Title Company means a title insurance company selected by Borrower and approved by Agent which is authorized and duly licensed to carry on a title insurance business in the state in which the applicable Project is located. The Title Companies set forth on Exhibit K attached hereto, as amended from time to time, shall be deemed by Agent as approved Title Companies.

                    Title Insurance Policy means a mortgagee’s or lender’s title insurance policy issued by the Title Company insuring each Mortgage (or group of Mortgages) assigned to Agent, for the benefit of Lenders, pursuant hereto, endorsed to Agent and its successors and assigns or insured in the name of Borrower and collaterally assigned to Agent and its successors and assigns and in the amount of the Note (or group of Notes) secured by such Mortgage (or group of Mortgages). The form of Title Insurance Policy related to each of the Primary Projects, together with all endorsements, are attached hereto as Exhibit E.

                    Transfer means, with respect to the Collateral, the occurrence of any sale, conveyance, assignment, transfer, alienation, mortgage, conveyance of security interest, title, encumbrance of other disposition of any kind of the Collateral, or any other transaction the result of which is, directly or indirectly, to divest Borrower of any portion of its title to or interest in such Collateral, voluntarily or involuntarily, it being the express intention of Borrower and Agent that Borrower is prohibited from granting to any Person a lien or encumbrance upon such Collateral, regardless of whether such lien is senior or subordinate to the Agent’s and Lenders’ lien; provided that the Collateral may be subject to Permitted Encumbrances, which shall not be deemed to be a Transfer.

                    Trust Agreement means, collectively, that certain Bluegreen Vacation Club Amended and Restated Trust Agreement, dated as of May 18, 1994, by and among Bluegreen Vacations Unlimited, Inc., the Trustee, Bluegreen Resorts Management, Inc. and Bluegreen Vacation Club, Inc., as amended, restated or otherwise modified from time to time.

                    Trustee means Vacation Trust, Inc., a Florida corporation, in its capacity as trustee under the Trust Agreement, and its permitted successors and assigns.

                    Unit means any apartment, condominium or cooperative unit, cabin, lodge, hotel or motel room, villa, cottage, townhome, lot or other private or commercial structure which is situated on real or personal property and designed for occupancy by one or more persons within a Project, together with all furniture, fixtures and furnishings therein, if applicable, and together with any and all interests in common elements appurtenant thereto, as provided in the related Declaration.

                    Upgraded Note Receivable means a new Qualified Note made by the Purchaser under an existing Timeshare Loan (i) who has elected to terminate such Purchaser’s interest in an existing Timeshare Interest and related Owner Beneficiary Rights and Vacation Points (if any) in exchange for purchasing an upgraded Timeshare Interest of higher value than the existing Timeshare Interest and related Owner Beneficiary Rights and Vacation Points (if any) and (ii) whereby the Borrower releases the Purchaser from Purchaser’s obligations in respect of the existing Timeshare Interest and all related Owner Beneficiary Rights and Vacation Points (if any) in exchange for receiving (in substantially all cases) the new Qualified Note from the Purchaser secured by the upgraded Timeshare Interest and related Owner Beneficiary Rights and Vacation Points (if any).

                    Vacation Club means the Bluegreen Vacation Club Multi-Site Timeshare Plan created pursuant to the Trust Agreement.

                    Vacation Club Management Agreement means the Amended and Restated Management Agreement between Bluegreen Resorts Management, Inc. and Vacation Trust, Inc. dated as of May 18, 1994, as amended.

                    Vacation Club Manager means Bluegreen Resorts Management, Inc., a Delaware corporation, in its capacity as manager of the Vacation Club, and its successors and assigns.

                    Vacation Points shall have the meaning set forth in the Trust Agreement.

                    Wellington Financial means New Wellington Financial LLC, doing business as Wellington Financial.

                    WSJ Prime Rate means the rate of interest published in the Wall Street Journal (Eastern Edition) under the designation “Money Rates” and described as “Prime Rate” or “Base Rate on Corporate Loans at Large U.S. Money Center Commercial Banks.” If the rate so published is shown as a range of rates, Agent will use the highest rate in such range as the WSJ Prime Rate. If such rate is no longer published or available, Agent will choose a comparable substitute rate based upon a national index, selected by Agent in its reasonable discretion.

                              1.2          Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Agent. Section, subsection, clause, schedule, and exhibit references are to sections, subsections, clauses, schedules and exhibits in this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement, any of the Loan Documents or any other document or agreement shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, supplements, and restatements thereto and thereof, as applicable.

                              1.3          Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement, as they may from time to time be amended or restated, shall be deemed incorporated herein by reference.

                              1.4          Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be determined or made in accordance with GAAP consistently applied at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

                    2.       The Receivables Loan.

                              2.1          Loan Amount. Subject to the other provisions and conditions of this Agreement, each Lender (severally, but not jointly) agrees, from time to time during the Receivables Loan Advance Period, to make its Pro Rata Share of Advances under the Receivables Loan to Borrower in amounts equal to the lesser of: (a) eighty-five percent (85%) of the unpaid principal balance of Qualified Timeshare Loans included within the Lender Portfolio Timeshare Loans assigned to Agent, for the benefit of Lenders, in connection with such requested Advance, or (b) the Maximum Receivables Loan Amount.

                    Notwithstanding anything to the contrary contained herein, at no time shall Agent or any Lender be required to make additional Advances to Borrower pursuant to the terms and conditions of this Agreement if, after giving effect to any such Advance, the result is either that (i) the aggregate outstanding principal balance of the Receivables Loan exceeds the Maximum Receivables Loan Amount in the aggregate at any time, or (ii) the aggregate outstanding principal balance of the Receivables Loan owed to any Lender (or its participant), exceeds such Lender’s Commitment Amount.

                              2.2       Advances.

                                        (a)          Revolving Credit. The Advances to be made under this Agreement are part of a revolving credit facility. To the extent repaid, amounts advanced by

Agent and Lenders to Borrower may be reborrowed, subject to the conditions set forth in this Agreement. Although the aggregate amount of all Advances made under this Agreement may exceed the Maximum Receivables Loan Amount, the outstanding principal balance of such Advances may at no time exceed the Maximum Receivables Loan Amount.

                                        (b)          Restrictions on Loan Advances. No Lender shall have any obligation to make any Advance under the Receivables Loan at such time that the Commitment Amount of any other Lender would be insufficient for such Lender to fund its Pro-Rata Share of such Advance. Borrower acknowledges and agrees that such limitation will be applicable notwithstanding that a Lender may otherwise be obligated to make such Advance under any other terms or conditions of this Agreement.

                                        (c)          Other Restrictions on Receivables Loan Advances. Agent and Lenders shall have no obligation to make an Advance under the Receivables Loan (i) more often than twice during any calendar month, (ii) in an amount less than One Hundred Thousand Dollars ($100,000.00), (iii) pursuant to a Request for Receivables Loan Advance received after the expiration of the Receivables Loan Advance Period, or (iv) after the occurrence of an Incipient Default or an Event of Default.

                                        (d)          Additional Restrictions on Receivables Loan Advances. Notwithstanding anything to the contrary contained in this Section 2, Agent and Lenders shall have no obligation to make any Advance (i) under the Receivables Loan in an amount which would cause the aggregate outstanding balance of the Receivables Loan to exceed $60,000,000; (ii) under the Receivables Loan in an amount which would cause the outstanding principal balance of Liberty Bank’s Pro Rata Share of the Receivables Loan to exceed $55,000,000; (iii) under the Receivables Loan in an amount which would cause the outstanding principal balance of TD Bank, N.A.’s Pro Rata Share of the Receivables Loan to exceed $5,000,000; or (iv) under the Receivables Loan which would cause Agent or any Lender or any participant in the Receivables Loan to violate or continue to violate any legal lending limit.

                                        (e)          Other Limitations. Advances under the Receivables Loan (not including Advances previously made under the Existing Loan) shall also be subject to the following exceptions and limitations:

                                                       (i)          Notwithstanding the limitations set forth in subsection (r) of the definition of Qualified Timeshare Loan, Timeshare Loans which otherwise satisfy the criteria of a Qualified Timeshare Loan but which involve a Purchaser who is not a resident of the United States or Canada (“Non-Resident Timeshare Loans”) may be considered Qualified Timeshare Loans, provided that, (A) payment of such Non-Resident Timeshare Loan must be made by the Purchaser under an “auto pay” program via a major credit card, Pre-Authorized Checking or ACH payment, in United States dollars; (B) at the time Agent and Lenders are making an Advance based upon the assignment of a pool of Qualified Timeshare Loans, not more that 10% of the balance of the Qualified Timeshare Loans in such pool may be comprised of such Non-Resident Timeshare Loans and No-FICO Score Timeshare Loans, collectively; and (C) at any time thereafter not more than 10% of the then outstanding principal balance of all Qualified Timeshare Loans included in the Lender Portfolio Timeshare Loans and against which Agent and Lenders have made Advances may be comprised of such Non-Resident

Timeshare Loans and No-FICO Score Timeshare Loans, collectively. The Purchasers under such Non-Resident Timeshare Loans shall not be required to have a FICO Score and accordingly, Non-Resident Timeshare Loans shall not also be deemed to be No-FICO Score Timeshare Loans.

                                                  (ii)          Notwithstanding the limitations set forth in subsection (p) of the definition of Qualified Timeshare Loan, Timeshare Loans which otherwise satisfy the criteria of a Qualified Timeshare Loan but involve (A) a Purchaser with a FICO Score at the time of purchase less than 600 but equal to or greater than 575 and (B) a downpayment (including cash “at the table” and paid-in equity) of at least 20% of the Purchase Price (“Low FICO Score Timeshare Loans”) may be considered Qualified Timeshare Loans, provided that, at any one time not more than 10% of the then outstanding principal balance of all Qualified Timeshare Loans included in the Lender Portfolio Timeshare Loans may consist of such Low FICO Score Timeshare Loans. Notwithstanding anything to the contrary set forth in this Section 2.2(e), the credit of any Purchaser whose Timeshare Loan is submitted to Agent as security as provided in this Section 2.2(e) may be rejected by Agent if such Purchaser’s Evidence of FICO Score (as submitted as part of the Consumer Documents for such Purchaser) reflects a bankruptcy filing which has not been dismissed or discharged as noted therein.

                                                  (iii)          Notwithstanding the limitations set forth in subsection (p) of the definition of Qualified Timeshare Loan, Timeshare Loans which otherwise satisfy the criteria of a Qualified Timeshare Loan but involve a Purchaser for whom no FICO Score is submitted by Borrower (“No-FICO Score Timeshare Loans”) may be considered Qualified Timeshare Loans, provided that, (A) at the time Agent and Lenders are making an Advance based upon the assignment of a pool of Qualified Timeshare Loans, not more than 10% of the balance of the Qualified Timeshare Loans in such pool may be comprised of such No-FICO Score Timeshare Loans and Non-Resident Timeshare Loans, collectively; and (B) at any time thereafter not more than 10% of the then outstanding principal balance of all Qualified Timeshare Loans included in the Lender Portfolio Timeshare Loans and against which Agent and Lenders have made Advances may be comprised of such No-FICO Score Timeshare Loans and Non-Resident Timeshare Loans, collectively.

                                                  (iv)          Notwithstanding the provisions of subsection (z) of the definition of Qualified Timeshare Loan, Timeshare Loans which otherwise satisfy the criteria of a Qualified Timeshare Loan but which involve the financed sale of a Timeshare Interest in a Unit in a Non-Primary Project (“Non-Primary Project Timeshare Loans”) may be considered Qualified Timeshare Loans, provided that, (A) at the time Agent and Lenders are making an Advance based upon the assignment of a pool of Qualified Timeshare Loans, not more than 15% of the balance of the Qualified Timeshare Loans in such pool may be comprised of such Non-Primary Project Timeshare Loans; and (B) at any time thereafter not more than 15% of the then outstanding principal balance of all Qualified Timeshare Loans included in the Lender Portfolio Timeshare Loans and against which Agent and Lenders have made Advances may be comprised of such Non-Primary Project Timeshare Loans.

                                                  (v)          The minimum weighted average FICO Score of all Qualified Timeshare Loans included in the Lender Portfolio Timeshare Loans (excluding No-FICO Score Timeshare Loans) shall be at least 680.

                                                  (vi)          Notwithstanding the provisions of subsection (g) of the definition of Qualified Timeshare Loan, the weighted average interest rate for all of the Lender Portfolio Timeshare Loans shall not be less than 14% per annum.

                                                  If the percentage limitations described in subsections (i)-(iv) above are exceeded, the excess amount of such Non-Resident Timeshare Loans, Low FICO Score Timeshare Loans, No-FICO Score Timeshare Loans and Non-Primary Project Timeshare Loans in the Lender Portfolio Timeshare Loans, shall not be deemed to be Qualified Timeshare Loans. In addition, in the event that the weighted average FICO Score for all of the Lender Portfolio Timeshare Loans (excluding No-FICO Score Timeshare Loans) is less than 680, Agent may exclude from the category of Qualified Timeshare Loan any Timeshare Loans with a FICO Score below 680 as may be necessary to result in compliance with such weighted average FICO Score requirement. In addition, in the event that the weighted average interest rate for all of the Lender Portfolio Timeshare Loans is less than 14% per annum, Agent may exclude from the category of Qualified Timeshare Loans any Timeshare Loans with interest rates below 14% per annum as may be necessary to result in compliance with such 14% per annum minimum weighted average interest rate requirement.

                                                  Notwithstanding anything to the contrary contained above, Advances made under the Existing Loan shall be subject to the exceptions and limitations set forth in Section 2.2(e) of the Existing Loan Agreement.

                                        (f)      Method of Funding. The funding of Advances shall be in accordance with such procedures as Agent may require, including without limitation, disbursement through an escrow agent acceptable to Agent. In connection with any wire transfer, Borrower will pay Agent’s and any Lender’s reasonable costs and expenses for such wire transfers.

                              2.3      Requests for Advance. Each Advance (other than a supplementary Advance pursuant to Section 2.5 below) shall be pursuant to a Request for Receivables Loan Advance submitted to Agent (or a servicer designated by Agent) in the form attached hereto as Exhibit B, with appropriate insertions and duly executed on behalf of Borrower, together with all required supporting documentation as described therein. Other conditions for the funding of Receivables Loan Advances are set forth in various other sections of this Agreement, including without limitation Sections 7.2, 20, 21 and 22.

                    Notwithstanding the foregoing, Borrower irrevocably authorizes Agent and Lenders to advance sums under this Agreement to Agent and Lenders to pay fees, costs, expenses and other obligations owed by Borrower under the Loan Documents without requiring Agent to have received any Request for Receivables Loan Advance or other related documents.

                              2.4      Limitation on Amount of Advances. Agent and Lenders shall have no obligation to make an Advance which would cause the total of Advances at any one time outstanding to exceed any limitation set forth in Sections 2.1 or 2.2 or any other limitation set forth in this Agreement.

                              2.5      Supplementary Advances. In the event that the outstanding principal balance of the Receivables Loan is less than 85% of the outstanding principal balance of all Qualified Timeshare Loans included within the Lender Portfolio Timeshare Loans, then Borrower may request supplementary Advances in an amount equal to such 85% limitation, provided that (a) Borrower submits to Agent a Request for Supplementary Advance in the form attached hereto as Exhibit G, and (b) Agent and Lenders shall have no obligation to make such supplementary Advances (i) more often than once every calendar month, (ii) in an amount less than $100,000, (iii) after the expiration of the Receivables Loan Advance Period, (iv) after the occurrence of an Incipient Default or an Event of Default, (v) which would cause the aggregate balances of all outstanding Advances to exceed the Maximum Receivables Loan Amount, or (vi) which would result in a violation of any of the limitations set forth in Section 2.2.

                              2.6      Loan Account. Agent will open and maintain on its books a Loan Account (the “Loan Account”) with respect to Advances made, repayments, the computation and payment of interest and fees and the computation and final payment of all other amounts due and sums paid to Agent and Lenders under this Agreement and with respect to the Receivables Loan. Except in the case of manifest error in computation, the Loan Account will be conclusive and binding on Borrower as to the amount at any time due to Agent and Lenders from Borrower or to any Lender from Agent under this Agreement or the Receivables Loan Notes as an account stated, except to the extent that (i) Agent receives a written notice from Borrower of any specific exceptions of Borrower thereto within forty-five (45) days after the date the applicable Loan Account statement has been delivered to Borrower or (ii) Agent receives written notice from any Lender of any specific exceptions of such Lender thereto within twenty (20) days after the date the applicable Loan Account statement has been mailed by Agent.

                              2.7      Receivables Loan Notes. The obligation of Borrower to repay amounts advanced under the Receivables Loan and all interest thereon shall be evidenced by the Receivables Loan Notes.

                              2.8      Amounts in Excess of Maximum Receivables Loan Amount. Agent and Lenders shall have the right, but not the obligation, to fund amounts in excess of the Maximum Receivables Loan Amount from time to time to pay accrued and unpaid interest to correct or cure any Incipient Default or Event of Default. Borrower agrees that the correcting or curing by Agent and Lenders of an Incipient Default or Event of Default shall not cure the Incipient Default or Event of Default under this Agreement. Such excess amounts funded shall be deemed evidenced by the Receivables Loan Notes to the fullest extent possible and then by this Agreement, shall bear interest at the Default Rate and shall also be secured by the Collateral, and all other security and collateral for the Receivables Loan. Borrower hereby agrees to execute additional notes, Assignments and other additional Loan Documents, and modifications thereto, promptly upon request by Agent, in favor of Agent and Lenders, evidencing and securing amounts funded in excess of the Maximum Receivables Loan Amount.

                              2.9      Use of Proceeds. Advances under the Receivables Loan will be used by Borrower solely to pay fees, costs and expenses payable by Borrower under the Loan Documents, and for other proper working capital and other business purposes of Borrower.

                              2.10     Closing. The Closing under this Agreement shall take place effective as of the Closing Date at such place as Agent may require, provided that all conditions for Closing have been completed.

                              2.11     Purposely Omitted.

                              2.12     Allocation of Pledged Timeshare Loans Among Lenders. Borrower agrees that in allocating which Timeshare Loans to assign to Agent, for the benefit of Lenders, under this Agreement, Borrower shall not adversely select to allocate to Agent otherwise Qualified Timeshare Loans based on Project location, in a proportion materially different from Borrower’s other lenders.

                    3.       Loan Administration.

                              3.1       Receivables Loan Advances. Subject to the terms and conditions hereinafter set forth, each Lender, severally and not jointly, agrees to fund its Pro Rata Share of any Advance. Agent agrees to give each Lender prompt written notice (which may be by facsimile, pdf or other electronic transmission) of such Lender’s Pro Rata Share of an Advance together with such supporting materials as Agent customarily provides, which notice and supporting materials shall be given to each Lender by 1:00 p.m. Eastern Time one (1) Business Day prior to the date of the proposed Advance and will specify the amount to be funded by such Lender and the proposed funding date. Provided that such notice and supporting materials are timely received by a Lender as provided above, such Lender will make such arrangements as are necessary to assure that such Lender’s Pro Rata Share of such Advance is made available to Agent (in U.S. Dollars) no later than 1:00 p.m. Eastern Time on the funding date.

                              3.2       Several Obligations of Lenders. Each Lender is severally bound by this Agreement. There shall be no joint obligations of Lenders under this Agreement. No Lender shall be responsible for the failure by any other Lender to perform its obligations under this Agreement or any of the Loan Documents. The Pro Rata Share of any Lender shall not be increased or decreased as a result of the failure of any other Lender to perform its obligations under this Agreement or any of the Loan Documents. The failure of any Lender to fund its Pro Rata Share of any Advance under this Agreement shall not excuse any other Lender from its obligations to fund its Pro Rata Share of any Advance.

                              3.3       Permitted Assumptions by Agent. Unless Agent shall have received notice from a Lender prior to 11:00 a.m. Eastern Time on the requested funding date of any Advance that such Lender will not make available to Agent such Lender’s Pro Rata Share of such Advance, Agent may assume that such Lender has made or will make its Pro Rata Share of such Advance available to Agent on the requested funding date of such Advance. Agent may in its discretion and in reliance upon such assumption make available to Borrower on such date a corresponding amount of such Lender’s Pro Rata Share of such Advance.

                                          (a)          Subject to the terms of the Agency Agreement, if a Lender has not or does not make available to Agent the full amount of its Pro Rata Share of any Advance required to be funded under the Loans on the requested funding date specified by Agent as provided in Section 3.1 above, and such Lender has not notified the Agent of such Lender’s intention not to fund pursuant to the first sentence of Section 3.3, Agent may advance such corresponding amount of such Advance, and accrue interest thereon for its own account, at the interest rate set forth for the Receivables Loan, for each day from the date such principal amount is made available to Borrower until the date such principal amount (together with such accrued interest) is repaid by such Lender (or Borrower as further provided below) to Agent. If such Lender shall reimburse Agent for the principal amount advanced by Agent pursuant to the preceding sentence with interest as provided above, upon such reimbursement such principal amount shall constitute such Lender’s Pro Rata Share of the applicable Advance under the Receivables Loan for all purposes of this Agreement and any interest in respect of such principal paid by Borrower shall be for such Lender’s account. The failure of any Lender to fund its Pro Rata Share of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective Pro Rata Share of the Advance on the funding date, but no Lender shall be responsible for any such failure of any other Lender.

                                        (b)          If Agent advances any funds pursuant to Section 3.3 in respect of another Lender’s Pro Rata Share, and the relevant Lender does not reimburse the Agent as provided in subsection (a) above or pursuant to the terms of any agreement among Agent and Lenders, any interest paid on such amount by Borrower hereunder, for the period commencing on the date such amount was made available by the Agent until the date the relevant Lender (or Borrower as further provided in subsection (a) above) reimburses Agent, shall be paid to Agent and not such Lender and, in addition, such Lender shall pay Agent any reasonable out-of-pocket costs or expenses incurred by Agent in connection therewith. In addition, if a Lender has failed to fund its Pro Rata Share of Advances hereunder in a timely fashion (after receipt of the items required under Section 3.1), such Lender shall also pay to Agent a $3,500.00 fee (the “Processing Fee”) to compensate Agent for its efforts in connection therewith. Such payment shall be retained by Agent for its own account. Borrower shall have no liability for any Processing Fee or other out-of-pocket costs or expenses payable to Agent under this Section 3.3(b).

                                        (c)          In the event that, at any time a Lender fails or refuses to fund its Pro Rata Share of an Advance as required under this Agreement or any other agreement among Agent and Lenders, such Lender, after two (2) Business Days from the date it shall have received notice from Agent that its Pro Rata Share of such Advance is past due and has not been received, shall be deemed to be a “Defaulting Lender”. Until such time as such Defaulting Lender has funded its Pro Rata Share of such Advance (which late funding shall not absolve such Defaulting Lender from any liability it may have), such Defaulting Lender shall not have the right to vote regarding or to approve any issue on which voting or approval is required or advisable under this Agreement or any other Loan Document, and the amount of the Pro Rata Share of such Advance of such Lender shall not be counted as outstanding for purposes of determining any matters or actions as to which such Lender would otherwise be entitled to vote or to direct the Agent to act on its behalf under this Agreement or the other Loan Documents. In addition, Agent shall not be obligated to transfer to any Defaulting Lender, in the event that (a) the Defaulting Lender did not, pursuant to the first sentence of Section 3.3, notify the Agent of its intention not to fund its Pro Rata Share of any Advance, and (b) the Agent has, pursuant to and in accordance with Section 3.3, advanced funds in respect of the Defaulting Lender’s Pro Rata Share of such Advance (a “Section 3.3 Advance”), and (c) the Agent has not been reimbursed the Section 3.3 Advance (including all accrued interest and fees) by the Defaulting

Lender or by the Borrower or by any other means, then, the Agent shall apply any payments (including principal, interest and fees) made by or for Borrower to Agent or otherwise received by Agent (including as a result of realization upon a sale of any Collateral) for the Defaulting Lender’s benefit against such Section 3.3 Advance until such Section 3.3 Advance (plus all accrued interest and fees) is repaid in full, and thereafter such amounts shall be paid to the Defaulting Lender in respect of its Pro Rata Share of the Receivables Loan.

                                        (d)        Without prejudice to the survival of any other remedies against a Defaulting Lender, if a Defaulting Lender fails to make available to Agent the full amount of such Defaulting Lender’s Pro Rata Share of any Advance required to be made under the Loan within five (5) Business Days after the date it shall have received notice from Agent that its Pro Rata Share of the Advance has not been received, Borrower or Agent may require that such Defaulting Lender transfer all of its right, title and interest under this Agreement, such Defaulting Lender’s Receivables Loan Note and each other Loan Document to Agent or to a Eligible Transferee identified by Borrower (with the consent of Agent) or by Agent (with the consent of Borrower), subject to the following:

                                                    (i)            such proposed Eligible Transferee shall agree to assume all of the obligations of the transferor Defaulting Lender under the Loan Documents, for consideration equal to the outstanding principal of such transferor Defaulting Lender’s share of the Receivables Loan, together with interest thereon to the date of such transfer;

                                                    (ii)          satisfactory arrangements shall be made for payment to such transferor Defaulting Lender of all other amounts payable hereunder (including the outstanding principal amount of the Receivables Loan of the Defaulting Lender, all accrued interest owed to the Defaulting Lender, and all accrued fees which have then been earned by and are owed to the Defaulting Lender), provided that, in the event that any transfer is made pursuant to this subparagraph (d), Agent shall be entitled to an amount equal to the Processing Fee payable by the transferor Defaulting Lender, which shall be deducted from the consideration payable to the transferor Defaulting Lender by the Eligible Transferee and shall be paid by the Eligible Transferee to Agent;

                                                    (iii)         the transferor Defaulting Lender agrees to pay the Eligible Transferee the Eligible Transferee’s Pro Rata Share of fees which the transferor Defaulting Lender has received related to this Agreement. This Pro Rata Share of the fees may be deducted from the consideration payable to the transferor Defaulting Lender by the Eligible Transferee;

                                                    (iv)         Other than as expressly set forth herein, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this subsection shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Loan Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which Borrower, Agent or any other Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder; and

                                                  (e)          In the event a Defaulting Lender cures to the satisfaction of Agent all outstanding breaches which caused such Lender to become a Defaulting Lender and Agent has received the Processing Fee, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

                    4.        Interest Rate.

                              4.1          Primary Interest Rate. Until the occurrence of an Event of Default, interest shall accrue and be payable on the unpaid principal balance at the Receivables Loan Interest Rate.

                              4.2          Default Rate. From and after the occurrence of an Event of Default, interest shall accrue and be payable on the unpaid principal balance of the Receivables Loan Notes and all other Obligations under the Loan Documents at a rate (the “Default Rate”) which is four (4) percentage points higher than the rate provided in Section 4.1. Any judgment obtained for sums due under the Receivables Loan Notes or other Obligations under the Loan Documents will accrue interest at the Default Rate until paid. Borrower acknowledges and agrees that the Default Rate is reasonable in light of the increased risk of collection after occurrence of an Event of Default.

                              4.3          Calculation of Interest. Interest will be calculated on the basis of a year of three hundred sixty (360) days and charged upon the actual number of days elapsed. Interest will accrue on balances as of the date Agent or any Lender wire such funds to Borrower.

                              4.4          Limitation of Interest to Maximum Lawful Rate. Agent, Lenders and Borrower intend to comply at all times with Applicable Usury Laws. In no event will the rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by Applicable Usury Law (including the applicable choice of law rules) and any interest paid in excess of the permitted rate will be refunded to Borrower. Such refund may be made by application of the excessive amount of interest paid against any outstanding Obligations, applied in such order as Agent may determine. If the excessive amount of interest paid exceeds the outstanding Obligations, the portion exceeding the outstanding Obligations will be refunded by Agent and Lenders. Any such crediting or refunding will not cure or waive any Event of Default. Borrower agrees that in determining whether or not any interest payable hereunder exceeds the highest rate permitted by Applicable Usury Law, any non-principal payment, including, without limitation, prepayment fees and late charges, will be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

                    All sums paid or agreed to be paid to Agent or any Lender for the use, forbearance or detention of the indebtedness incurred by Borrower hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the term of such indebtedness until payment in full, so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to the Receivables Loan.

                    5.        Fees.

                              5.1           Receivables Loan Fee. Borrower agrees to pay to Agent a Receivables Loan fee equal to $425,000 (the “Receivables Loan Fee”) which is due and payable on the Closing Date. This Receivables Loan Fee is fully earned by Agent and shall not be refundable in whole or in part, notwithstanding that the full Maximum Receivables Loan Amount is not advanced. Agent is irrevocably authorized to advance the sums necessary to pay such Receivables Loan Fee to itself from the proceeds of any Advance under the Receivables Loan or as an Advance under the Receivables Loan without any further Request for Receivables Loan Advance from Borrower. Agent shall apply any excess deposits or fees paid to Agent prior to the Closing Date to the Receivables Loan Fee.

                              Notwithstanding the foregoing, upon the joinder to this Agreement of any new Lender or participant or increase in the Commitment Amount for a Lender or participant existing as of the Closing Date, Borrower shall pay to Agent a Receivables Loan fee equal to 1.0% of the aggregate Commitment Amounts of such new Lenders or participants or the increase in the existing Commitment Amount (i.e., above the maximum aggregate Commitment Amount committed as of the Closing Date, to wit: $60,000,000), as the case may be, provided that such new Commitment Amounts shall not exceed $35,000,000 in the aggregate without the prior written consent of Borrower (the “Additional Receivables Loan Fee”), provided however, the amount of the Additional Receivables Loan Fee will be pro-rated by an amount the numerator of which will be equal to the number of days remaining under the Advance Period on such date of joinder and the denominator will be the total aggregate number of days for the Advance Period (i.e., 365 days x 2 years = 730 days).

                    For purposes of clarification by example, if a new Lender or participant joins this Agreement on the 120th day after the Closing Date with an additional Commitment Amount of $25,000,000, the Additional Receivables Loan Fee payable by Borrower will be calculated as follows:

                              $25,000,000 x .01 = $250,000 x 610/730 = $208,905

                              Agent is irrevocably authorized to advance the sums necessary to pay the Additional Receivables Loan Fee to itself from the proceeds of any Advance under the Receivables Loan or as an Advance under the Receivables Loan without any further Request for Receivables Loan Advance from Borrower.

                              5.2           Late Charge. In the event that any payment required under the Receivables Loan is not received by Agent within ten (10) Business Days after the due date, Borrower agrees to pay a late charge equal to three percent (3%) of the amount due and payable to defray the expenses incident to handling such delinquent payments, and to compensate Agent and Lenders for the harm and damages related to such late payments. Borrower hereby acknowledges and agrees that such late charges are reasonable in light of the anticipated and the actual harm caused by the late payments; the difficulties of proof of loss, harm and damages; and the inconvenience and non-feasibility of Agent and Lenders otherwise obtaining an adequate remedy. Acceptance of such late charge will not constitute a waiver of the default with respect to the overdue installment, and will not prevent Agent and Lenders from exercising any of the other rights and remedies available under the Loan Documents.

                              5.3           Non-Utilization Fee. Subject to Section 6.8 below, on the first anniversary of the date of this Agreement and on each anniversary date thereafter during the Receivables Loan Advance Period, Borrower agrees to pay to Agent, for its own benefit, a non-utilization fee equal to 1.00% per annum of the difference between (a) Fifty-Three Million Dollars ($53,000,000), and (b) the average outstanding aggregate monthly principal balance of the sum of the Receivables Loan and the Existing Loan during the immediately preceding twelve (12) month period. Such non-utilization fee shall be payable on or before the 15th day following the anniversary date of this Agreement during the Receivables Loan Advance Period. Agent is irrevocably authorized to advance the sums necessary to pay such fee to itself from the proceeds of any Advance under the Receivables Loan or as an Advance under the Receivables Loan without any further Request for Receivables Loan Advance form from Borrower. If the average aggregate monthly outstanding principal balance of the sum of the Receivables Loan and the Existing Loan was equal to or greater than Fifty-Three Million Dollars ($53,000,000) during such twelve (12) month period, then such fee shall not be due.

                              5.4           Change of Control Fee. In the event that a Change of Control occurs as of or at any time prior to the second anniversary date of this Agreement, Borrower agrees to pay to Agent, for the benefit of Lenders, an amount equal to the greater of (a) $1,000,000 (the “Change of Control Fee”) or (b) the prepayment fee that would otherwise be due and payable to Agent, for the benefit of Lenders, pursuant to Section 6.6 below. In the event that a Change of Control occurs at any time after the second anniversary date of this Agreement, Borrower agrees to pay to Agent, for the benefit of Lenders, the prepayment fee then due and payable to Agent, for the benefit of Lenders, pursuant to Section 6.6 below. Such Change of Control Fee or prepayment fee, as applicable, shall be fully earned and due and payable in full upon the occurrence of a Change of Control and shall not be refundable in whole or in part. Notwithstanding the foregoing, Agent agrees that Agent may, at its sole and absolute discretion, waive such Change of Control Fee or prepayment fee, as applicable, if the Person or group of Persons effecting the Change of Control event agrees (i) to continue the Receivables Loan, (ii) to be bound by the terms of this Agreement and the other Loan Documents, and (iii) to execute and deliver to Agent such amendment and joinder documents and other due diligence deliveries as Agent may require.

                    6.        Payments.

                              6.1           Collections. (a) All payments (principal, interest and fees) made on account of the Lender Portfolio Timeshare Loans shall be paid to Agent, for the benefit of Lenders, via wire transfer once each Business Day pursuant to the Lockbox Agreement. Prior to the occurrence of an Event of Default, all such amounts received by Agent shall be applied twice a month by Agent, on the first (1st) and fifteenth (15th) day of the month (i) first to the payment of any fees, costs, expenses, charges and indemnification obligations payable by Borrower under the Loan Documents, including without limitation those payable under Section 29.6 and Section 29.19, or past due amounts owing by Borrower to Agent and Lenders in connection with the Receivables Loan, (ii) second, to interest accrued on the unpaid principal balance of the Receivables Loan through the preceding Business Day, (iii) third, to the principal balance of the Receivables Loan, and (iv) finally, to all other unpaid Obligations. Upon the occurrence of any Event of Default, all payments on the Lender Portfolio Timeshare Loans may be applied by Agent towards the repayment of the Obligations in such order as Agent may elect.

                                                  (b) In the event that the (collections with respect to the Lender Portfolio Timeshare Loans) received by Agent include payments for items other than principal and interest payable under the Notes assigned to Agent, for the benefit of Lenders, (e.g. tax and insurance impounds, maintenance and other Assessment payments, late charges, “NSF” or returned check charges, misdirected payments or deposits, etc.), Agent shall remit such other payments back to Borrower provided that (i) no Event of Default or Incipient Default exists, (ii) Borrower requests in writing that Agent remit such other payments back to Borrower, (iii) Borrower specifically identifies (inclusive of the amount of) such other payments, (iv) Borrower provides Agent with back-up to support the claim that such payments should not be part of the proceeds of Collateral, and (v) if such amount is actually remitted to Borrower, then Agent may adjust the Receivables Loan balance to give effect to such remitted amounts to Borrower.

                                                  (c) Whether or not the collections on account of the Lender Portfolio Timeshare Loans or the proceeds of the Collateral shall be sufficient for that purpose, Borrower shall pay when due all payments of principal, interest, and other amounts required to be made pursuant to any of the Loan Documents. Borrower’s obligation to make the payments required by the terms of the Loan Documents is absolute and unconditional.

                              6.2           Additional Mandatory Payments. Notwithstanding the foregoing, if at any time the aggregate outstanding principal amount of the Receivables Loan outstanding is greater than (a) eighty-five percent (85%) multiplied by the remaining principal payments due under Qualified Timeshare Loans comprising the Lender Portfolio Timeshare Loans, or (b) any other restriction or limitation set forth in this Agreement, including without limitation, those set forth in Section 2.2, then within ten (10) days after notice to Borrower, Borrower agrees to either (a) at Borrower’s sole option (i) prepay an amount equal to such difference together with accrued interest thereon, or (ii) pledge additional Qualified Timeshare Loans as part of the Lender Portfolio Timeshare Loans in an amount sufficient to cure the deficiency, or (b) at Agent’s sole option, prepay, in part, and pledge additional Qualified Timeshare Loans, in part, in a total amount sufficient to cure the deficiency. For purposes of calculating required payments under this section, any Delinquent Loans or Timeshare Loans described in Sections 12.1(a), (b), (c) and (d) shall not be deemed to be Qualified Timeshare Loans.

                              6.3           Minimum Payments. In the event that the amounts received by Agent pursuant to the provisions of Section 6.1 are insufficient to pay the accrued interest on the unpaid principal balance of the Receivables Loan for any calendar month, then and in that event, Borrower agrees to pay to Agent, for the benefit of Lenders, the unpaid accrued interest for such month within five (5) Business Days after notice from Agent.

                              6.4           Final Payment Date. If not sooner paid, Borrower agrees to pay to Agent, for the benefit of Lenders, all amounts owing by Borrower to Agent and Lenders on account of the Receivables Loan and all other Obligations owing by Borrower to Agent and Lenders pursuant to this Agreement on the Receivables Loan Maturity Date.

                              6.5           Reinstatement of Obligations. Borrower agrees that, to the extent any payment or payments are made on any Obligations and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other Person under any Debtor Relief Laws, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the Obligations or any part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

                              6.6       Prepayments. Borrower may not prepay any of the principal balance of the Receivables Loan (not including the principal balance of the Existing Loan) during the Receivables Loan Advance Period. After the end of the Receivables Loan Advance Period, Borrower may prepay all or any part of the principal balance of the Receivables Loan following delivery of not less than thirty (30) days’ prior written notice to Agent and upon payment of the applicable fee to Agent, for the benefit of Lenders, as set forth below. Any prepayment shall not relieve Borrower of its obligation to make all regularly scheduled payments hereunder. The following prepayment fees on the Receivables Loan shall be payable:

                                        (a)           Each prepayment made in the first Loan Year shall be accompanied by a prepayment fee equal to 3% of the principal amount prepaid;

                                        (b)           Each prepayment made in the second Loan Year shall be accompanied by a prepayment fee equal to 2% of the principal amount prepaid;

                                        (c)           Each prepayment made in the third Loan Year shall be accompanied by a prepayment fee equal to 1% of the principal amount prepaid; provided, however, any prepayment made within six (6) months prior to the Receivables Loan Maturity Date shall not require any prepayment fee, provided that such prepayment is made in full and not in part; and

                                        (d)           Any prepayment made after the third Loan Year shall not require any prepayment fee.

                    In the event that Agent or any Lender voluntarily agrees to accept a prepayment prior to the end of the Receivables Loan Advance Period or is compelled to accept a prepayment prior to the end of the Receivables Loan Advance Period, Borrower agrees to pay to Agent, for the benefit of Lenders, a prepayment fee equal to 5% of the amount prepaid.

                    In the event Agent or any Lender exercises its right to accelerate payments under the Receivables Loan following an Event of Default or otherwise, any tender of payment of the amount necessary to repay all or part of the Receivables Loan made thereafter at any time by Borrower, its successors or assigns or by anyone on behalf of Borrower shall be deemed to be a voluntary prepayment and in connection therewith Agent and Lenders shall be entitled to receive the fee required to be paid under the foregoing prepayment restrictions.

                    Borrower shall be entitled (and is obligated) to prepay the balance of the Receivables Loan to the extent such prepayment results from a shortfall in sums received from Purchasers under Lender Portfolio Timeshare Loans and to the extent such prepayment results from a formerly Qualified Timeshare Loan no longer being deemed “Qualified”. Borrower shall not be liable to pay a prepayment fee resulting from payments described in the immediately preceding sentence, unless Borrower has solicited accelerated payments from Purchasers.

                    Borrower shall also be entitled to prepay the balance of the Receivables Loan, without any prepayment fee, to the extent such prepayment results from a Timeshare Loan being removed from the Lender Portfolio Timeshare Loans due to a refinance of the Note related thereto resulting from an upgrade by a Purchaser.

                    Notwithstanding anything to the contrary set forth in this Section 6.6, upon the occurrence of a Change of Control, subject to the exception set forth in Section 5.4, Borrower shall be obligated to prepay the balance of the Receivables Loan in accordance with Section 6.7 below, together with the prepayment fee or Change of Control Fee, as applicable, pursuant to Section 5.4 above.

                    The prepayment fees shall be presumed to be the amount of damages sustained by Agent and Lenders as a result of such prepayment and Borrower agrees that such prepayment fees are reasonable under the circumstances currently existing. The prepayment fees provided for in this Section shall be deemed included in the Obligations and shall be secured by the Collateral.

                    Notwithstanding anything to the contrary set forth in this Section 6.6, prepayments of the principal balance of the Existing Loan shall be governed by the terms and conditions set forth in Section 5.6 of the Existing Loan Agreement.

                              6.7           Change of Control Payment. Upon the occurrence of a Change of Control, subject to the exception set forth in Section 5.4, Borrower shall immediately pay to Agent, for the benefit of Lenders, all amounts owing by Borrower to Agent and Lenders on account of the Receivables Loan and all other Obligations owing by Borrower to Agent and Lenders pursuant to this Agreement, including, without limitation, the Change of Control Fee or prepayment fee, as applicable, pursuant to Section 5.4 above. Upon such payment, and without limiting the effect of such payment, no further non-utilization fee, as set forth in Section 5.3, shall be due by Borrower to Agent.

                              6.8           Application of Payments. Prior to the occurrence of an Event of Default, all collections received by Agent, for the benefit of Lenders, with respect to the Lender Portfolio Timeshare Loans shall be applied to the Obligations as set forth in Section 6.1. Prior to the occurrence of an Event of Default, all other payments received by Agent, for the benefit of Lenders, with respect to the Receivables Loan shall be applied to the Obligations as directed by Borrower, or if no direction is received by Agent, as Agent may elect in its discretion. Upon the occurrence of any Event of Default, Agent at its option, may apply any and all collections and other payments received from Borrower with respect to any of the Collateral to accrued interest, outstanding principal and other sums due hereunder, under the Loan Documents in such order and with respect to the Obligations, as Agent in its discretion elects. To the extent that Borrower fails to pay to Agent, for the benefit of Lenders, any fees, costs, expenses, charges or indemnification obligations under the Loan Documents, Agent, at its option, may apply all or part of such payments towards such fees, costs, expenses and indemnification obligations.

                              6.9           Indemnity. Borrower agrees to indemnify Agent and Lenders against any loss or expense which Agent or any Lender sustains or incurs as a consequence of an Event of Default, including, without limitation, any failure of Borrower to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Loan Documents, but only to the extent that any such loss or expense did not arise out of Agent’s or any Lender’s gross negligence or willful misconduct. If Agent and Lenders sustain or incur any such loss or expense which constitutes the failure to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement), Agent will notify Borrower in writing of the amount determined in good faith by Agent to be necessary to indemnify them for such loss or expense. Such amount will be due and payable by Borrower to Agent, for the benefit of Lenders, within five (5) Business Days after presentation by Agent of a statement setting forth a brief explanation of and its calculation of such amount, which statement shall be conclusively deemed correct absent manifest error. Any amount payable by Borrower under this Section will bear interest at the Default Rate from the due date until paid, both before and after judgment.

                              6.10       General. The Receivables Loan, all interest thereon and all other sums payable by Borrower under the Loan Documents shall be paid in immediately available funds in U.S. Dollars according to the terms of the Loan Documents.

                    7.        Security; Guaranties.

                              7.1      Security. The Obligations shall be secured by, and Borrower hereby grants to Agent, for the benefit of Lenders, a security interest in and to, all right, title and interest of the Borrower in the following (collectively, the “Collateral”):

                                        (a)           All Lender Portfolio Timeshare Loans, together with all Purchase Agreements, Mortgages, Notes and other Consumer Documents related thereto; all payments due or to become due thereunder in whatever form, including without limitation cash, checks, notes, drafts and other instruments for the payment of money; and all books and records, including all computer records, relating thereto.

                                        (b)           All proceeds, property, property rights, privileges and benefits arising out of, from the enforcement of, or in connection with, all present and future Lender Portfolio Timeshare Loans and all Purchase Agreements, Mortgages, Notes and other Consumer Documents related thereto, including without limitation, to the extent applicable, all property returned by or reclaimed or repossessed from purchasers thereunder, all rights of foreclosure, termination, dispossession, repossession, all documents, instruments, contracts, liens and security instruments and guaranties relating to such Lender Portfolio Timeshare Loans, Mortgages, Notes and other Consumer Documents, all collateral and other security securing the obligations of any Person under or relating to such Lender Portfolio Timeshare Loans, Mortgages, Notes and other Consumer Documents, including, without limitation, all Owner Beneficiary Rights under the Trust Agreement in respect of such Lender Portfolio Timeshare Loans and all of the Borrower’s rights or interest in all other property (personal or other), if any, the sale of which gave rise to such Lender Portfolio Timeshare Loans, all rights and remedies of whatever kind or nature Borrower may hold or acquire for the purpose of securing or enforcing such Lender Portfolio Timeshare Loans, Mortgages, Notes and other Consumer Documents, and all general intangibles relating to or arising out of such Lender Portfolio Timeshare Loans, Mortgages, Notes and other Consumer Documents.

                                        (c)          All of Borrower’s accounts receivable, chattel paper, contract rights, documents, instruments, pre-authorized account debit agreements, general intangibles and choses-in-action, claims and judgments, solely related to all Lender Portfolio Timeshare Loans.

                                        (d)          All of Borrower’s rights under any Title Insurance Policies covering Mortgages assigned to Agent, for the benefit of Lenders, in which Borrower now or hereafter has any interest to the extent related to any Lender Portfolio Timeshare Loans.

                                        (e)          Any and all proceeds of the foregoing.

                                        (f)          Any and all other property now or hereafter serving as security for the Obligations.

                    Notwithstanding the foregoing, in the event that any Lender Portfolio Timeshare Loan becomes a Delinquent Loan and such Delinquent Loan has been replaced and/or repaid as set forth in Sections 12.1 and 12.2 of this Agreement, then Agent and Lenders shall release their lien on the collateral securing such Delinquent Loan.

                    All liens and security interests shall be first priority liens and security interests. Borrower, Agent and Lenders hereby agree that this Agreement shall be deemed to be a security agreement under the Uniform Commercial Codes of the State of Connecticut and the Commonwealth of Massachusetts. Accordingly, in addition to any other rights and remedies available to Agent and Lenders hereunder, Agent and each Lender shall have all the rights of a secured party under the Connecticut and Massachusetts Uniform Commercial Codes.

                    The above-described liens and security interests shall not be rendered void by the fact that no Obligations in respect of the Receivables Loan or the Existing Loan exist as of any particular date, but shall continue in full force and effect until (i) all Obligations under this Agreement and the other Loan Documents pertaining to the Receivables Loan have been fully and finally paid, performed and satisfied, and (ii) all Obligations under the Existing Loan Agreement and the other Existing Loan Documents pertaining to the Existing Loan have been fully and finally paid, performed and satisfied, and Agent and Lenders have no agreement or commitment outstanding pursuant to which Agent or any Lender may extend credit to or on behalf of Borrower and Agent has executed termination statements or releases with respect thereto. IT IS THE EXPRESS INTENT OF BORROWER THAT ALL OF THE COLLATERAL SHALL SECURE ALL PRESENT AND FUTURE OBLIGATIONS OF BORROWER TO AGENT AND LENDERS UNDER THIS AGREEMENT AND THE EXISTING LOAN AGREEMENT.

                              7.2          Endorsement of Notes; Assignment and Delivery. The original Note evidencing each of the Timeshare Loans shall be delivered to Agent and shall be endorsed to Agent with the following signed form of Endorsement:

                    Pay to the order of Liberty Bank, as Agent, with recourse.

                    Bluegreen Corporation

By:

Name/Title:

                    To the extent that any of such Notes had previously been endorsed by Borrower to another Person, such Person shall have re-endorsed such Notes back to Borrower.

                    Each of the Timeshare Loans shall be collaterally assigned to Agent, for the benefit of Lenders, by written Assignment (the “Assignment”), duly executed on behalf of Borrower in substantially the form attached hereto as Exhibit C, provided that a batch Assignment shall also be deemed acceptable to Lender. Each Assignment shall be in a form which is properly recordable in the applicable real estate records in the state in which the applicable Project is located.

                              7.3          Lockbox Agreement. All amounts payable on account of the Lender Portfolio Timeshare Loans shall be received by a financial institution or other entity approved by Agent (“Lockbox Bank”) and transmitted by Lockbox Bank to Agent or any entity designated by Agent in accordance with the provisions of an agreement among Borrower, Agent, Servicer and Lockbox Bank in form and content acceptable to Borrower and Agent (the “Lockbox Agreement”). Bank of America, N.A. shall be deemed by Agent to be an approved Lockbox Bank. All payments on account of Lender Portfolio Timeshare Loans shall be deposited in an account maintained by Borrower for the benefit of Agent with the Lockbox Bank and shall be transmitted to Agent by wire transfer by the Lockbox Bank once each Business Day, pursuant to the Lockbox Agreement.

                    At any time after Lockbox Bank shall fail to keep and perform its obligations under the Lockbox Agreement to the satisfaction of Agent, Borrower shall, upon the written request of Agent, terminate such agreement in accordance with its terms. If the Lockbox Agreement shall be terminated by Agent, the Lockbox Bank or, with the consent of Agent, by Borrower, Borrower shall, prior to the effective date of such termination, enter into a similar arrangement with another financial institution satisfactory to Agent, or at Agent’s option make other arrangements satisfactory to Agent, in its sole discretion, for the collection and transmittal to Agent, for the benefit of Lenders, of payments made on account of Timeshare Loans then and thereafter assigned to Agent, for the benefit of Lender, pursuant to this Agreement.

                    Borrower expressly acknowledges and agrees that an action for damages for any breach of the requirements of this Section 7.3 shall not be an adequate remedy at law. In the event of any such breach, Borrower agrees to the fullest extent allowed by law that Agent and Lenders shall be entitled to injunctive relief to restrain such breach and require compliance with such requirements.

                    Borrower hereby agrees to indemnify and hold Agent and Lenders harmless from and against any claims, demands, expenses, costs, damages, liabilities, setoffs, recoupments and expenses associated with the Lockbox Agreement regardless of whether or not Lockbox Bank is liable or responsible for such items under the express terms of the Lockbox Agreement, except to the extent such claims, demands, expenses, costs, damages, liabilities, setoffs, recoupments and expenses are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent, any Lender or Lockbox Bank. By way of example, but without limiting any other possibilities, Borrower shall, subject to the foregoing sentence, indemnify and hold Agent and Lenders harmless from and against any claims, demands, expenses, costs, damages, liabilities, setoffs, recoupments and expenses (including, without limitation, reasonable attorney’s fees and court costs) both legal and equitable, associated with the Lockbox Agreement regardless of whether or not Lockbox Bank may avoid or limit its responsibility by claiming (i) that Agent had a duty to notify Lockbox Bank of any errors, discrepancies and/or irregularities under the Lockbox Agreement, (ii) that Lockbox Bank’s liability cannot exceed the service charges charged in connection with the Lockbox Agreement for the most recent twelve-month period, and (iii) that Lockbox Bank’s liability does not extend to special, incidental, indirect or consequential damages.

                              7.4          Servicing Agreement. The Lender Portfolio Timeshare Loans shall be serviced by Borrower (in its capacity as servicer, and any third party successor servicer, the “Servicer”), provided that, the terms and conditions of such servicing shall at all times be acceptable to Agent and Borrower and shall be in writing in the form of a bi-party servicing agreement between Borrower and Agent (the “Servicing Agreement”). Agent shall also engage Concord Servicing Corporation (“Concord”) as a “warm” back-up servicer to take over as servicer, in its commercially reasonable discretion at any time whether or not an Incipient Default of Event of Default then exists, and as of the date hereof, Borrower, Concord and Agent shall enter into a back-up servicing agreement on terms and conditions acceptable to Agent (the “Back-Up Servicing Agreement”).

                              7.5          Custodial Agreement. The Loan Files related to the Lender Portfolio Timeshare Loans shall be held for the benefit of Agent and Lenders by U.S. Bank National Association or another entity approved by Agent (“Custodian”) pursuant to the provisions of an agreement among Agent, Borrower and Custodian in form and content acceptable to Agent, Custodian and Borrower (the “Custodial Agreement”). At any time after Custodian shall fail to keep and perform its obligations under the Custodial Agreement to the reasonable satisfaction of Agent, Agent may terminate such agreement in accordance with the terms of such Custodial Agreement.

                              7.6          Notice to Purchasers.

                                             (a)          Each Purchaser with a Lender Portfolio Timeshare Loan shall be directed by Borrower, in writing, to make all payments on account of such Lender Portfolio Timeshare Loan (i) by automatic debit to such Purchaser’s bank account, to be initiated by and to be paid to Lockbox Bank; (ii) by check payable to the order of Borrower pursuant to the Lockbox Agreement and to mail such checks to the Lockbox Bank at the address specified in the Lockbox Agreement; or (iii) by credit card payment for processing through Borrower’s merchant account with such payment to be deposited through the Lockbox Bank into Agent’s deposit account.

                                              (b)          Borrower shall deliver to Agent at the Closing, a form of notice to Purchasers advising them of the collateral assignment of their Lender Portfolio Timeshare Loan to Agent and directing that all payments on account of such Purchaser’s Lender Portfolio Timeshare Loan be made as directed in Section 7.6(a), which notice (the “Notice to

Purchasers”) shall be in the form attached hereto as Exhibit D. Agent shall have the right, at any time upon the occurrence and during the continuance of an Event of Default, to send an original or a copy of such Notice to Purchasers to each Purchaser with a Lender Portfolio Timeshare Loan.

                                              (c)          In addition, Borrower hereby grants to Agent a power of attorney, at Borrower’s cost, to give notice in writing or otherwise, upon the occurrence and during the continuance of an Event of Default, in such form or manner as Agent may deem advisable in its sole discretion, to each Purchaser with a Lender Portfolio Timeshare Loan of such assignment with direction to make all payments on account of such Lender Portfolio Timeshare Loan in accordance with such instructions as Agent may deem advisable in its sole discretion. This power of attorney being coupled with an interest is irrevocable.

                                              (d)          Borrower authorizes Agent and Servicer (but Agent and Servicer shall not be obligated) to communicate at any time, upon the occurrence and during the continuance of an Event of Default, with any Purchaser or any other Person primarily or secondarily liable under a Lender Portfolio Timeshare Loan with regard to the lien of Agent and Lenders thereon and any other matter relating thereto.

                              7.7          Payments to be Forwarded. If Borrower shall, at any time and for any reason, receive any payment on account of any Lender Portfolio Timeshare Loan, it shall hold such payments in trust for the benefit of Agent and Lenders and shall deliver such payment, in the form received, with any necessary endorsements, within two (2) Business Days after receipt, to the Lockbox Bank for collection and deposit as required in the Lockbox Agreement.

                              7.8          Cancellation and Modifications of Notes. As long as any Timeshare Loan is included in the Lender Portfolio Timeshare Loans, Borrower shall not cancel or modify the Note related thereto; provided, however, that Borrower may modify the Note in connection with a Permitted Modification.

                              7.9          Permitted Contests. Notwithstanding anything in the Loan Documents or otherwise to the contrary, after prior written notice to Agent, Borrower at its expense may contest, by appropriate legal or other proceedings conducted in good faith and with due diligence, the amount or validity of any tax, charge, assessment, statute, regulation, or any monetary lien on the Collateral, so long as: (i) in the case of an unpaid tax, charge, assessment or lien, such proceedings suspend the collection thereof from Borrower and the Collateral, and shall not interfere with the payment of any monies due under the Collateral in accordance with the terms of the Loan Documents; (ii) none of the Collateral is, in the judgment of Agent, in any imminent danger of being sold, forfeited or lost; (iii) in the case of a statute or regulation, neither Borrower nor Agent is in any danger of any civil or criminal liability for failure to comply therewith; and (iv) Borrower has furnished such security, if any, as may be required in the proceedings or as Agent reasonably requests up to 100% of the amount in controversy.

                              7.10          Cross-Collateralization. The Collateral shall also secure all obligations of Borrower pursuant to the Existing Loan Agreement and all Existing Loan Documents. All liens, pledges, assignments, mortgages, security interests and collateral granted pursuant to the Existing Loan Documents shall also secure the Obligations. Notwithstanding the foregoing, upon the payment in full of the Receivables Loan and termination of this Agreement and the other Loan Documents, Agent and Lenders agree that (a) the liens, pledges, assignments, mortgages, security interests and collateral granted by Borrower to Agent or any Lender pursuant to this Agreement or the other Loan Documents shall be released as provided in Section 7.11 below, and (b) the Collateral shall no longer secure any obligations of Borrower pursuant to the Existing Loan Agreement or the Existing Loan Documents.

                                 7.11          Release. In the event of (i) a partial prepayment of the Receivables Loan subject to the terms and conditions set forth in Section 6.6 of this Agreement, or (ii) a prepayment in full of the Receivables Loan and termination of this Agreement and the other Loan Documents, Agent shall release its security interest and assign or deliver to Borrower such Timeshare Loans, Notes, Mortgages and other related Collateral assigned to Agent, for the benefit of Lenders, under this Agreement or the other Loan Documents, provided that, if such prepayment is a partial prepayment of the Receivables Loan permitted under Section 6.6 of this Agreement, Agent and Borrower shall mutually agree as to the collateral pool to be released, so that (i) the quality and nature of the Timeshare Loans, Notes, Mortgages and other related Collateral from a credit underwriting standard after such release is materially consistent with the quality and nature of the Timeshare Loans, Notes, Mortgages and other related Collateral from the credit underwriting standard that existed immediately prior to such partial prepayment and release, (ii) Borrower maintains the borrowing base formula set forth in Section 2.1 of this Agreement of eighty-five percent (85%) of the unpaid principal balance of Qualified Timeshare Loans included within the Lender Portfolio Timeshare Loans assigned to Agent in connection with prior Advances, and (iii) no Default or Event of Default will result from such release. All releases by Agent to Borrower shall be (a) in form reasonably satisfactory to Agent, and (b) at the Borrower’s cost and expense.

                    8.          Representations and Warranties. As an inducement to Agent and Lenders to advance funds to Borrower, Borrower represents and warrants to Agent and Lenders as follows:

                                 8.1          Organization; Power.

                                               (a)          Borrower. Borrower is a corporation duly formed, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, duly licensed or qualified and in good standing as a foreign corporation under the laws of each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification, except where the failure to be so licensed or qualified would not reasonably be expected to result in a Material Adverse Change, having full power and lawful authority to enter into the Loan Documents, perform its obligations under the Loan Documents and carry on its business as it is now being conducted or as proposed to be conducted.

                                               (b)          Associations. Each Association is a non-profit corporation or cooperative association duly organized, validly existing and in good standing under the laws of the state or jurisdiction in which the applicable Project is located, having full power and lawful authority to perform its obligations under the applicable related Declaration and applicable Management Agreement, and carry on its business as it is now being conducted or as proposed to be conducted.

                              8.2           Licenses. Borrower and its Affiliates, and, to the best of Borrower’s knowledge, the Associations and their respective employees, servants and agents have and will have all material licenses, permits, consent, orders, registrations, approvals and other authority as may be necessary to enable them to own and operate their business, to perform all services and business which they have agreed to perform in any state, municipality or other jurisdiction, to operate the Projects, to sell Timeshare Interests and to make Timeshare Loans.

                              8.3           Transaction is Legal and Enforceable. The execution and delivery of this Agreement and all other Loan Documents and the performance by Borrower of its obligations hereunder and thereunder are within the powers and purposes of Borrower. This Agreement and all other Loan Documents to which Borrower is a party are valid, legal and binding upon Borrower, enforceable against Borrower in accordance with their terms.

                              8.4          Due Authorization; No Legal Restrictions. The execution and delivery by Borrower of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and the fulfillment and compliance with the respective terms, conditions and provisions of the Loan Documents: (a) have been duly authorized by all requisite corporate action of Borrower, (b) will not conflict with or result in a breach of, nor constitute a default (or which would reasonably be expected to, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or Borrower’s Governing Documents or any indenture, mortgage, loan or credit agreement, instrument or other document to which Borrower may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (c) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower under the terms or provisions of any such agreement or instrument, except liens in favor of Agent and Lenders.

                              8.5          No Breach or Default of Other Agreements; Compliance with Other Agreements. Neither the execution and delivery of the Loan Documents on behalf of Borrower nor the performance by Borrower of the transactions contemplated hereby (a) will violate any provision of any applicable Legal Requirements, or (b) to the best of Borrower’s knowledge, will constitute or with the passage of time or giving of notice will result in the breach of any term or provision or constitute a default under or result in the acceleration of any obligation under any agreement or other instrument to which Borrower is a party, or by which Borrower, or any of its property or assets are bound, the effect of which would reasonably be expected to result in a Material Adverse Change. Borrower is not in default under or with respect to any mortgage, lease or agreement to which it is a party or by which it or any of its properties are bound, the effect of which would reasonably be expected to result in a Material Adverse Change, and to the best of Borrower’s knowledge, no event or condition which, after notice or lapse of time or both, would constitute a default thereunder such that the result thereof would reasonably be expected to result in a Material Adverse Change, exists. To the best of Borrower’s knowledge, Borrower has not received any written notice, from any source, including without limitation, any mortgagee or lessor, with respect to any claimed default by

Borrower with respect to any such mortgage, lease or agreement, the effect of which would reasonably be expected to result in a Material Adverse Change.

                              8.6           Litigation. Except as set forth on Schedule 8.6, there are no actions or proceedings pending or to the best of Borrower’s knowledge, threatened, against or affecting any Project, the Collateral, Borrower, or its properties, at law or in equity before any court or before any governmental or regulatory authority or agency, arbitration board or other tribunal, which would reasonably be expected to result in a Material Adverse Change. Neither Borrower nor any Affiliate of Borrower has received any written notice from any court, governmental authority or other tribunal alleging that Borrower, any Affiliate of Borrower or any Project has violated in any material respect the Timeshare Act, any of the rules or regulations thereunder, the Declarations or any other applicable Legal Requirements, agreements or arrangements, in a manner which would reasonably be expected to result in a Material Adverse Change.

                              8.7          Taxes. Borrower is not in default in the payment of any real property, personal property or income tax or in the filing of any tax return required to be filed under any tax law (federal, state and local) applicable to it or its properties. All taxes shown by said returns to be payable and all interest and penalties, if any, in respect thereof, have been fully paid when due, except to the extent that such taxes, assessments, fees and other governmental charges or the failure to pay the same would not be material to the respective business, properties or assets of Borrower. To the best of Borrower’s knowledge, no taxing authority has questioned or disputed the accuracy or completeness of any such tax return. No taxing authority has notified Borrower of any basis for any such question or dispute or investigation except as set forth on Schedule 8.7. No tax-related audit is pending or, to the best of Borrower’s knowledge, threatened with respect to Borrower or any Association except as set forth on Schedule 8.7. All taxes (including sales taxes) related to the operation of the Projects, the ownership or use of the Projects and the sale of Timeshare Interests in respect of the Projects, which are due and payable, have been paid in full, except for permitted contests under Section 7.9 or which are otherwise being conducted in good faith and for which Borrower has maintained adequate reserves in accordance with GAAP. All tax returns and reports required to be filed by Borrower, if any, have been timely filed, or proper extensions for filing have been obtained. Borrower has no knowledge of any proposed tax assessment against Borrower that could be material to its business, properties, assets, operations, condition (financial or otherwise) or business prospects except as set forth on Schedule 8.7.

                              8.8          Insurance. All the insurance required by the Declarations related to Associations managed by the Vacation Club Manager, the Loan Documents and this Agreement to be obtained has been obtained, is presently in full force and effect and all premiums thereon have been fully paid when due to date. Each of Borrower’s certificates evidencing, as applicable, casualty or liability insurance and in respect to which Agent, for the benefit of Lenders, has been indicated as a loss payee, additional insured or certificate holder, as applicable, shall provide that the related policy may not be canceled or materially changed except upon (i) providing ten (10) days’ prior written notice, with respect to casualty insurance coverage, and (ii) endeavoring to provide ten (10) days’ prior written notice, with respect to liability insurance coverage, of intention of non-renewal, cancellation or material change to Agent and that no act or thing done by Borrower shall invalidate any policy as against Agent or any Lender; provided, however, that Borrower agrees to use commercially reasonable efforts to require the applicable insurer to provide thirty (30) days’ prior written notice of cancellation. Agent has been named as an additional insured, certificate holder or loss payee on such certificates, as applicable.

                              8.9              Consents. No consent, approval, order or authorization of, or registration with, any governmental authority, or any other Person, which has not been properly obtained and remains in full force and effect, is required in connection with the valid execution and delivery of this Agreement or any other Loan Documents by Borrower, or the performance by Borrower of the transactions contemplated hereby or thereby.

                              8.10           No Violation of Law. Neither Borrower nor any Affiliate of Borrower involved in the operations of any of the Projects is in violation of any Legal Requirements to which it is subject, which would reasonably be expected to result in a Material Adverse Change. Neither Borrower nor any Affiliate of Borrower has failed to obtain any material license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business as the same is presently conducted and as proposed to be conducted, including, but not limited to, development and construction of the Projects, marketing and selling Timeshare Interests, the making of Timeshare Loans and the financing of the sale of Timeshare Interests, which failure would reasonably be expected to result in a Material Adverse Change.

                              8.11           Financial Statements.

                                                (a)          The audited financial statements of Borrower for the fiscal year ended December 31, 2009 and the interim financial statements of Borrower for the fiscal quarter ended September 30, 2010, copies of which have been furnished to Agent, have been prepared on a consolidated basis, are complete and correct and fairly present the financial condition of Borrower and its subsidiaries as at such date and the results of the operations of Borrower and its subsidiaries for the periods covered by such statements, all in accordance with GAAP.

                                                (b)          The financial statements of the Associations managed by the Vacation Club Manager for the fiscal year ended December 31, 2009, copies of which have been furnished to Agent, are complete and correct and fairly present the financial condition of such Associations as at such date and the results of the operations of such Associations for the period covered by such statement, all in accordance with GAAP.

                              8.12          No Material Adverse Change in Financial Condition. Except as set forth on Schedule 8.12, there has been no Material Adverse Change in the financial condition of Borrower or its subsidiaries since September 30, 2010.

                              8.13          Title to Collateral. The Collateral is and will at all times be owned by Borrower free and clear of all liens and other encumbrances of any kind, excepting only liens in favor of Agent or Permitted Encumbrances. There are no liens or encumbrances against any of the Collateral consisting of the Lender Portfolio Timeshare Loans, other than liens in favor of Agent or Permitted Encumbrances. Borrower will defend its title to the Collateral against any claims of all Persons other than Agent.

                              8.14          Names, Addresses and States of Formation. During the past five (5) years, Borrower has not been known by any names and has not been located at any addresses, other than those set forth on Schedule 8.14. The portions of the Collateral which are tangible property and have not been delivered to Agent and the books and records pertaining thereto will at all times be located at the address for Borrower set forth on Schedule 8.14; or such other location determined by Borrower after prior notice to Agent and delivery to Agent of any items requested by Agent to maintain perfection and priority of Agent’s and Lenders’ security interests and access to such books and records. Schedule 8.14 identifies the chief executive office, principal place of business and state of formation of Borrower.

                              8.15          Current Compliance. Except as set forth on Schedule 8.12, Borrower is currently in compliance with all of the terms and conditions of this Agreement and all other Loan Documents and no Incipient Default or Event of Default currently exists.

                              8.16          Pension Plans. Borrower has no obligations with respect to any employee pension benefit plan (“Plan”) (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) except as described in Schedule 8.16. No events, including, without limitation, any “Reportable Event” or “Prohibited Transaction” (as those terms are defined under ERISA), have occurred in connection with any such Plan which might constitute grounds for the termination of any such Plan by the Pension Benefit Guaranty Corporation (“PBGC”) or for the appointment of any United States District Court of a trustee to administer any such Plan. All such Plans meet with the minimum funding standards of Section 302 of ERISA. Borrower has no existing liability to the PBGC. Borrower is not subject to or bound to make contributions to any “multi-employer plan” as such term is defined in Section 4001(a)(3) of ERISA.

                    The present value of the aggregate benefit liabilities under any of the Plans, determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefits liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meanings specified in Section 3 of ERISA. Neither Borrower nor any ERISA Affiliates have incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA. The term “ERISA Affiliates” means any trade or business (whether or not incorporated) that is treated as a single employer together with Borrower under Section 414 of the Internal Revenue Code of 1986, as amended.

                              8.17          Use of Proceeds/Margin Stock/Governmental Regulations. None of the proceeds of the Receivables Loan will be used to purchase or carry any “margin stock” (as defined under Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time), and no portion of the proceeds of the Receivables Loan will be extended to others for the purpose of purchasing or carrying margin stock. None of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds from the Receivables Loan) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter 11. Borrower is not an investment company as defined by the Investment Company Act of 1940, as amended, and is not required to register under such Act. Borrower is not subject to regulation under the Federal Power Act, the Public Utility Holding Company Act of 1935, the Interstate Commerce Act, as the same may be amended from time to time, or any federal or state statute or regulation limiting its ability to incur Debt.

                              8.18          Solvency. Borrower is solvent. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

                              8.19           Insurance. No notice of cancellation has been received by Borrower with respect to any insurance policies required under this Agreement and Borrower is in compliance with all conditions contained in such policies that pertain to Borrower.

                              8.20          Tax Identification Number. Borrower’s federal tax identification number is 03-0300793.

                              8.21          Purposely Omitted.

                              8.22          Restrictive Contracts. Borrower is not a party to any contract or agreement, or subject to any lien, charge or restrictions, which materially and adversely affects its ability to comply with the terms of this Agreement or would reasonably be expected to result in a Material Adverse Change. Borrower will not be a party to any other contract or agreement which prohibits its execution of, or compliance with the terms of this Agreement or the Loan Documents. Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of the Collateral, whether now owned or hereafter acquired, to be subject to a lien, except the lien in favor of Agent or a Permitted Encumbrance.

                              8.23          Closing Date Indebtedness. Schedule 8.23 sets forth the outstanding principal balance of all indebtedness for borrowed money, repurchase obligations with respect to sold Timeshare Loans and other liabilities of Borrower (other than accounts payable in the ordinary course) as of December 31, 2010. Such indebtedness, obligations and liabilities are referred to collectively as “Closing Date Indebtedness”. Borrower is not in default, in any material respect, with respect to any of the Closing Date Indebtedness as of the Closing Date. From December 31, 2010 through and including the Closing Date, Borrower has not entered into any agreement relating to any additional indebtedness for borrowed money, repurchase obligations with respect to sold Timeshare Loans and other liabilities of Borrower (other than accounts payable in the ordinary course) other than those as set forth on Schedule 8.23.

                              8.24          Completeness of Representations. Neither this Agreement nor any exhibit attached hereto nor any certificate, financial statement, correspondence or other document delivered or furnished to Agent or any Lender hereunder or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact (a) which materially and adversely affects Borrower’s ability to perform its obligations under the Loan Documents, or the condition, financial or otherwise, business or prospects of Borrower, (b) which may result in any liability on the part of Borrower not reflected on the financial statements described in Section 8.11, (c) which questions or denies the right of Borrower or its Affiliates to conduct their business or operate a Project, or (d) which prevents or restricts the granting of security interests to Agent, for the benefit of Lenders, in the Collateral.

                    9.        Representations, Warranties and Covenants With Respect to the Project. Borrower represents and warrants to and covenants with Agent and Lenders as follows, with respect to each Unit included or to be included in each Project, that at the time such Unit is included as one of the Projects and any Timeshare Interest in such Unit is encumbered by a Mortgage assigned to Agent, for the benefit of Lenders (as applicable), all of the following shall be accurate and complied with:

                              9.1           Access, Utilities and Parking. As required by applicable Legal Requirements, such Unit has and will have adequate access from a publicly dedicated street and is served by adequate utilities, including public water and sewer, and has adequate parking facilities.

                              9.2           Compliance. Borrower and the applicable Project are in compliance with and will comply with all Legal Requirements in a manner that Borrower’s failure to so comply would not be reasonably expected to result in a Material Adverse Change.

                              9.3           Declarations. Such Unit and all equipment, furnishings and appliances intended for use in connection therewith have been and will continue to be duly submitted to the provisions of the applicable Declaration, which has been recorded in the real property records of the jurisdiction in which the applicable Project is located. The applicable Declarations will not be cancelled or materially amended in a manner that would reasonably be expected to result in a Material Adverse Change.

                              9.4           Zoning Laws, Building Codes, Etc. The applicable Project, all the buildings and other improvements in which the Unit is situated and all Amenities for such Unit have been or will be completed in compliance with all applicable zoning codes, building codes, health codes, fire and safety codes, and other Legal Requirements, including without limitation, so-called “environmental” laws in a manner that Borrower’s failure to so comply would not be reasonably expected to result in a Material Adverse Change. All material inspections, licenses, permits required to be made or issued in respect of such buildings and Amenities have been or will be made or issued by the appropriate authorities. The use and occupancy of such buildings for their intended purposes are and will be lawful under all applicable Legal Requirements. Final certificates of occupancy or the applicable jurisdictional equivalent have been or will be issued and are or will be in effect for such Unit. The timeshare use and occupancy of such Unit do not and will not violate or constitute a non-conforming use under any private covenant or restriction or any zoning, use or similar law, ordinance or regulation affecting the use or occupancy of the applicable Project.

                              9.5           Unit Ready for Use. The Unit is fully furnished and ready for use except for Units in connection with each of the Projects described on Schedule 9.5; provided, however, Units may be subject to renovations for improvements from time to time, provided that, a “One-to-One Owner Beneficiary to Accommodation Ratio” (as defined in the Trust Agreement) is maintained in accordance with the Trust Agreement and applicable Legal Requirements and Borrower provides evidence of the same to Agent upon Agent’s request. All common furnishings (including appliances) within such Unit are owned by Borrower or its Affiliates or the applicable Association, have been or will be fully paid for, and are and will be free and clear of any liens or other interests of any third party including any lessor.

                              9.6           Property Taxes and Fees. All real property taxes, condominium and similar maintenance fees, rents, assessments and like charges affecting the Units have been fully paid to date, to the extent such items are due and payable.

                              9.7           No Defaults. No default or condition which, with the giving of notice or passage of time, or both, would constitute a default, exists with respect to any mortgage, deed of trust or other encumbrance against the Project in which such Unit is located.

                    The Project in which such Unit is located has been approved by the applicable Division as a timeshare project and has been established and dedicated as a timeshare project in full compliance with all applicable Legal Requirements, including without limitation, the applicable Timeshare Act in a manner that Borrower’s failure to so comply would not be reasonably expected to result in a Material Adverse Change. Borrower or its Affiliates have all registrations, approvals and licenses required under all applicable Legal Requirements for such Project to be operated as a timeshare project, for the sale of Timeshare Interests in such Project, for the making of Timeshare Loans related to such Project, and for the ownership, operation and management of such Project in a manner that Borrower’s or any of its Affiliates’ failure to have such registrations, approvals or licenses would not be reasonably expected to result in a Material Adverse Change.

                              9.8           Timeshare Approvals. The Project in which such Unit is located has been approved by the applicable Division as a timeshare project and has been established and dedicated as a timeshare project in full compliance with all applicable Legal Requirements, including without limitation, the applicable Timeshare Act in a manner that Borrower’s failure to so comply would not be reasonably expected to result in a Material Adverse Change. Borrower or its Affiliates have obtained and are maintaining all Timeshare Approvals for such Project and the Vacation Club.

                              9.9           Sale of Timeshare Interests. The Vacation Club and the Timeshare Interests are, as of the Closing Date, registered or exempt from registration under applicable Legal Requirements in the respective states in which each are marketed and/or sold, including those states listed on Schedule 9.9, as applicable. The Vacation Club and the Timeshare Interests will be, after the Closing Date, registered or exempt from registration under applicable Legal Requirements in the respective states in which each are marketed and/or sold, as applicable. All sales have been and will be made in compliance with all Legal Requirements and utilizing then current and approved Public Reports in a manner that Borrower’s failure to so comply would not be reasonably expected to result in a Material Adverse Change. The marketing, sale, offering for sale, rental, solicitation of purchasers and financing of Timeshare Interests related to the Projects: (a) will not constitute the sale, or the offering for sale, of securities subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law applicable to such sale or offer for sale; (b) will not violate the Timeshare Act or any applicable land sales or consumer protection law, statute or regulation; and (c) will not violate any applicable consumer credit or usury statute in a manner that would reasonably be expected to result in a Material Adverse Change.

                              9.10          Brokers. All marketing and sales activities have been and will be performed by employees or independent contractors of Borrower or its Affiliates, all of whom are and will be properly licensed or exempt from licensing in accordance with applicable laws. Borrower or its Affiliates will retain a duly licensed broker of record for each Project as may required by applicable law in the state in which such Project is located.

                              9.11          Tangible Property; Non-Disturbance Agreements. The machinery, equipment, fixtures, tools and supplies used or to be used in connection with each Project, including without limitation, with respect to the operations and maintenance of the common elements, are and will be owned or leased either by Borrower or its Affiliates or the applicable Association or the Owners of Timeshare Interests in common.

                              9.12          Condition of Project. None of the Projects are now damaged nor injured as a result of any fire, explosion, accident, flood or other casualty, where the risk of loss is not otherwise covered by insurance or exceeds $50,000 at such Project, subject to reasonable deductibles and not otherwise repaired.

                              9.13          Assessments. Each Owner of a Timeshare Interest (and Borrower, or its Affiliates, with respect to unsold timeshare Interests in a Project) automatically will be a member of the applicable Association for such Project, which Association has authority to levy annual Assessments to cover the costs of maintaining and operating such Project. Any lien for unpaid Assessments will at all times be subordinate to the lien of each Mortgage assigned to Agent, for the benefit of Lenders. Each Owner’s membership in such Association is immediately conveyed to the Trustee under the applicable Purchase Agreement and the Trustee will thereafter remain a member of such Association and be entitled to vote on the affairs thereof, subject only to retaining ownership of the Timeshare Interest. To Borrower’s knowledge, each Timeshare Association is and will continue to be solvent. To Borrower’s knowledge, subject to Section 9.14, levied Assessments are and will be adequate to cover the current costs of maintaining and operating the applicable Project and to establish and maintain a reasonable reserve for capital improvements except as disclosed on Schedule 9.14. To Borrower’s knowledge, there are no reasonably foreseeable circumstances which could give rise to a material increase in such costs, except for additions of subsequent phases of a Project that will not materially increase Assessments except as disclosed on Schedule 9.14.

                              9.14          Developer Subsidy. Except as described in Schedule 9.14 the Assessments levied with respect to each Primary Project are sufficient to cover all expenses of the Association for each Primary Project.

                              9.15          Project Documents. The contracts, agreements and documents (and all amendments and modifications thereto) described on Schedule 9.15 comprise all of the existing Project Documents related to the Primary Projects. None of such Project Documents will be amended, modified, terminated or waived in whole or in part, after the Closing Date, in a manner that is material and adverse to Agent and Lenders.

                              9.16          Common Areas and Amenities. All Amenities for the Projects have been or will be completed. To the extent that any of such Amenities are located on property not owned by Borrower or the applicable Association or Timeshare Owners, or to the extent that any such Amenities are subject to any liens or encumbrances, there are in existence valid and enforceable agreements granting the applicable Owners of Timeshare Interests the right to use such Amenities without disturbance by any third parties. Except as otherwise permitted and disclosed by the applicable Project Documents: (a) each Association or the Owners of Timeshare Interests in common (which interests may be held by the Trustee pursuant to the Purchase Agreements) will at all times own the furnishing in the Units and all the common areas in the applicable Project and other Amenities which have been promised or represented as being available to Purchasers, free and clear of liens and security interests except for the Permitted Encumbrances; (b) no part of any Project is or will be subject to partition by the Owners of Timeshare Interests; and (c) all access roads and utilities and off-site improvements necessary to the use of a Project have been and will be dedicated to and/or accepted by the responsible governmental authority or utility company or are owned by an association of owners of property in a larger planned development or developments of which a Project is a part.

                              9.17          Trust Agreement. Borrower has delivered or caused to be delivered to Agent a true and complete copy of the fully executed Trust Agreement and all amendments thereto. Borrower shall use its best efforts to ensure that the Trust Agreement will not be amended, modified or supplemented unless any such amendment, modification or supplement is permitted in accordance with the terms of the Trust Agreement and applicable Legal Requirements, and a copy has been delivered to Agent. To the best of Borrower’s knowledge, there are no existing outstanding violations or breaches of the Trust Agreement.

                    10.     Representations, Warranties and Covenants with Respect to the Timeshare Loans. Borrower represents and warrants to and covenants to and with Agent and Lenders, with respect to each Timeshare Loan now or hereafter comprising part of the Lender Portfolio Timeshare Loans or which Borrower has otherwise identified to Agent as a Qualified Timeshare Loan, and with respect to all other documents and instruments executed in connection with the sale of any Timeshare Interest financed by such Timeshare Loan, which representations, warranties and covenants shall continue to be true in all respects while this Agreement is in effect:

                              10.1          No Defaults. Each Note, Mortgage and every other Consumer Document and instrument made and delivered in connection therewith will in every respect be genuine and no default thereunder will exist.

                              10.2          Validity. Each Timeshare Loan will constitute a Qualified Timeshare Loan and each Note will be a valid Qualified Note. Each Mortgage will be a Qualified Mortgage. Each Note, Mortgage and all related Consumer Documents will be valid and arising from the Qualified Sale of a Timeshare Interest to a Purchaser. At the time of collateral assignment to Agent, to the best of Borrower’s knowledge no Purchaser thereunder will have died.

                              10.3          Competency. All parties thereto will have been competent to contract at the time they executed such Note, Mortgage and related applicable Consumer Documents.

                              10.4          Defenses; Rescission. There will be no defenses in law or in equity (including without limitation the defense of usury), set-off or counterclaim to the Note, Mortgage or related Consumer Documents as the same will exist in the hands of Agent after collateral assignment thereof to Agent, nor to the obligation of the Purchaser to pay the balance of the Sales Price, nor will there exist any right in the Purchaser to cancel or rescind such Note, Mortgage or related Consumer Documents or the sale in connection with which the same were executed and delivered.

                              10.5          Legal Requirements. Each Timeshare Loan collaterally assigned to Agent, for the benefit of Lenders, pursuant to this Agreement and the related solicitation, marketing and sale of the Timeshare Interest will have been effected in compliance with all Legal Requirements, including, without limitation, to the extent applicable, the applicable Timeshare Act, the USA Patriot Act, the Gramm-Leach-Bliley Privacy Act, the Securities Exchange Act of 1934, the Truth-In-Lending Act (15 U.S.C. Section 1601, et seq.) and Regulation Z thereunder, the Equal Credit Opportunity Act (15 U.S.C. Section 1691, et seq.) and Regulation B thereunder, the Interstate Land Sales Full Disclosure Act (15 U.S.C. Section 1701, et seq.), the Real Estate Settlement Procedures Act (12 U.S.C. Section 2601, et seq.) and Regulation X thereunder and the Fair Housing Law, the Mail Fraud Statute (18 U.S.C. Section 1341), the Federal Trade Commission Act, The Flood Disaster Protection Act of 1973, the Federal Trade Commission’s Privacy of Consumer Financial Information Rule, Federal Trade Commission “do-not-call” rules, and all other material legal restrictions, contracts and agreements governing or affecting the applicable Project, Borrower or its business or operations, including, without limitation, zoning, environmental and other land use laws and regulations, subdivision map acts, blue sky laws, real estate syndication acts and usury laws.

                              10.6          Payments. The “down payment” shown in the applicable Purchase Agreement in connection with the sale of the Timeshare Interest will have been made by Purchaser, in available funds (which down payment by cash, credit card or equity conversion may, (i) in the case of an Upgraded Note Receivable or a conversion under a Sampler Program Agreement, be represented in part or in whole by the principal payments and down payment made on, as applicable, such original Qualified Note or the related Sampler Loan since its date of origination, or (ii) in the case of an equity conversion or a conversion under a Sampler Program Agreement, be represented in whole or in part by the amount paid where the Purchaser has paid in full at the point of sale for the original Timeshare Interest or “Sampler Membership”, as applicable), and neither all nor any part of such payment or any payment on account of the Note will have been made by Borrower or any Affiliate of Borrower.

                              10.7          Payments by Borrower. Neither Borrower nor any Affiliate of Borrower will have made or will make any payment on behalf of any Purchaser.

                              10.8          Title; Title Insurance. Each Mortgage securing a Note will have been duly executed and acknowledged and will constitute a valid Qualified Mortgage of the Timeshare Interest described therein, as security for the payment of such Note. Each Mortgage will be insured by a valid, existing Title Insurance Policy issued or to be issued by the Title Company insuring the interest of the mortgagee thereunder (and such mortgagee’s successors and assigns) as a first mortgage lien against the Timeshare Interest described therein. Each of the mortgagee’s Title Insurance Policies will be in an amount at least equal to the unpaid principal balance of the Timeshare Loan. A Title Insurance Policy may insure more than one Qualified Mortgage, provided that, the aggregate amount of such Title Insurance Policy is at least equal to the aggregate unpaid balances of the Qualified Timeshare Loans secured by such Qualified Mortgages.

                              10.9          Right to Convey. As to each Timeshare Interest, Borrower or its Affiliates will have good title to and lawful right and full authority to convey the Timeshare Interest to the Purchaser thereof.

                              10.10          Bankruptcy; Litigation. Each Purchaser and each guarantor of any Purchaser’s obligations under such Timeshare Loan will not be the subject of any proceedings under any Debtor Relief Laws, and will not be involved in any litigation with Borrower.

                              10.11          Authorization. All corporate, partnership or other Purchaser(s), not individuals, will have been duly authorized by corporate resolution, or other appropriate action, to purchase a Timeshare Interest and execute (as applicable) and deliver the Note, Mortgage and related Consumer Documents.

                              10.12          Representations. There will have been no misrepresentations by Borrower, its Affiliates or any of their employees and/or selling agents to any Purchaser or Agent or any Lender as to the Amenities or services available at the Project with respect to the amount of the common expenses or other charges to be paid by a Purchaser or with respect to any other matter relating to the Project, any Timeshare Interest, the Note, the Mortgage, or any other aspect of the sale or the financing thereof.

                              10.13          Notice of Assignment. Each Purchaser will have been directed to make all payments on account thereof as provided in Section 7.6 of this Agreement.

                              10.14          Marketability. Borrower will have no knowledge of any circumstance with respect to the Timeshare Loan, the Timeshare Interest, or the Project, which would reasonably be expected to cause the Timeshare Loan to become delinquent or adversely affect the marketability of the mortgaged Timeshare Interest or the related Timeshare Loan.

                              10.15          Recording of Mortgages. Each Mortgage collaterally assigned to Agent, for the benefit of Lenders, will have been or will be recorded in the Public Records and all costs, fees and expenses arising out of the closing of the Timeshare Loan and of recording of the Mortgage will have been or will be paid.

                              10.16          Recording of Deed. A duly executed Deed by which the Timeshare Interest described on each Mortgage assigned to Agent, for the benefit of Lenders, (if applicable) was conveyed to the Trustee will have been recorded in the Public Records prior to the recording of the Mortgage.

                              10.17          Amendment. Other than in connection with Permitted Modifications, the terms of the Timeshare Loan and the Consumer Documents related thereto, will not have been assumed, amended or modified in any respect.

                              10.18          Assignment; No Liens. Borrower will be the sole owner of the Timeshare Loan free of all prior assignments, liens, encumbrances and claims of third parties whatsoever and will have full right and lawful authority to assign the same to Agent, for the benefit of Lenders, as contemplated by this Agreement.

                              10.19          Loan File. Borrower will, at the time of the assignment thereof to Agent, for the benefit of Lenders, have in its possession or will have delivered to the Custodian a complete Loan File in respect of each of the Timeshare Loans and Borrower will have delivered to Agent all documents required to be delivered pursuant to Borrower’s Request for Receivables Loan Advance.

                              10.20          Public Reports. The Public Report for the Vacation Club, a copy of which has been furnished to Agent has been approved by all applicable regulatory agencies and in form and content complies with all applicable Legal Requirements in a manner that Borrower’s failure to so comply would not be reasonably expected to result in a Material Adverse Change. With respect to the sale of each Timeshare Interest, there will be in effect at the time of sale and Borrower or its Affiliates will have used an unexpired, Public Report, approved by all applicable regulatory agencies. If required by the applicable law of a state in which Borrower or its Affiliates is selling Timeshare Interests, Borrower will keep such Public Reports up-dated and approved by the applicable regulatory agency of that state and upon request by Agent will promptly deliver to Agent evidence of such continued approval, including all extensions thereof, promptly upon receipt by Borrower. Borrower will deliver or cause to be delivered to Agent a copy of the Public Report for the Vacation Club as supplemented or otherwise updated subsequent to the Closing Date.

                              10.21          Credit. The credit application and other documents relating to the credit of a Purchaser, obtained by or delivered to Agent in connection with a Request for Receivables Loan Advance, will be accurate and complete copies of the originals and will constitute all the documents which will have come into the possession of Borrower which relate to the credit worthiness of the Purchaser.

                              10.22          Qualified Timeshare Loans. Each Lender Portfolio Timeshare Loan or other Timeshare Loan which Borrower has indicated to Agent is a Qualified Timeshare Loan will meet all the requirements of a Qualified Timeshare Loan.

                              10.23          Enforceability. The Consumer Documents are and at all times will remain in full force and effect and will be valid and binding obligations of the respective parties thereto.

                              10.24          No Impairment. The grant of the security interests described herein has not affected and will not affect the validity or enforceability of the Consumer Documents.

                              10.25          No Defaults. Each Consumer Document will in every respect be genuine and no default thereunder will exist.

                              10.26          Assumption. Borrower will not agree to the assumption of the Timeshare Loan by any third party acquiring the applicable Timeshare Interest, without the prior written consent of Agent unless otherwise required by applicable Legal Requirements.

                              10.27          Executory Obligations. Borrower or its Affiliates have performed all of their obligations to the Purchasers and there are no executory obligations owed to Purchasers to be performed by Borrower or its Affiliates, except for non-delinquent and executory obligations disclosed to Purchasers in their Purchase Agreements or the Project Documents.

                              10.28          Fulfillment of Obligations to Purchasers. Borrower will fulfill, and will cause its Affiliates, agents and independent contractors at all times to fulfill, all their respective obligations to Purchasers. Borrower or its Affiliates will perform all of their respective obligations under the Consumer Documents and the Project Documents.

                    11.     Consumer Documents. Borrower represents to and agrees with Agent and Lenders that the Consumer Documents, in substantially the forms attached hereto as Exhibit A are the only documents which have been used in connection with the credit sale of Timeshare Interests in respect of the Primary Projects and that Borrower shall not modify or amend, or permit the modification or amendment of, any of such Consumer Documents in a manner that would cause any of such Consumer Documents to fail to comply with Legal Requirements or use or permit the use by others of any other or additional documents in connection with the credit sale of Timeshare Interests, except with the prior written consent of Agent, or as reasonably requested by Agent in order to meet any of the Legal Requirements or to protect Agent’s and Lenders’ security interest therein. Notwithstanding anything herein or elsewhere to the contrary, Borrower shall be permitted to amend the form of Consumer Documents to the extent necessary to comply with applicable Legal Requirements, without the need to obtain Agent’s prior consent to such amendment. If any such Consumer Document shall be modified or amended or if any additional document shall be used in connection with the credit sale of Timeshare Interests, Borrower shall immediately provide to Agent an accurate and complete copy of such Consumer Document as so modified or amended and of any such additional document. Borrower acknowledges and agrees that the Consumer Documents, including without limitation the HUD-1 Settlement Statement, have been amended to comply with the new Real Estate Settlement Procedures Act (RESPA) rules effective as of January 1, 2010.

          In the event that any of the Consumer Documents in substantially the forms attached hereto as Exhibit A are modified or amended in a manner such that they do not comply with applicable Legal Requirements or Borrower has not received Agent’s written consent to use or permit the use by others of any other or additional documents in connection with the credit sale of Timeshare Interests in respect of the Primary Projects for a reason other than to comply with

Legal Requirements (“Non-Complying Consumer Documents”), Agent and Lenders shall not have any obligation to make any Advances under the Receivables Loan in respect of the Timeshare Loans related to such Non-Complying Consumer Documents. Notwithstanding the foregoing, in the event that Agent and Lenders have made Advances in respect of the Timeshare Loans related to such Non-Complying Consumer Documents, Borrower shall promptly either (i) prepay an amount equal to such Advance in respect of the Timeshare Loans related to such Non-Complying Consumer Documents together with accrued interest thereon, (ii) pledge additional Qualified Timeshare Loans as part of the Lender Portfolio Timeshare Loans in an amount sufficient to cure the deficiency, or (iii) prepay, in part, and pledge additional Qualified Timeshare Loans, in part, in a total amount sufficient to cure the deficiency. Upon satisfaction of either of clauses (i), (ii) or (iii) of the preceding sentence, Agent shall release such Timeshare Loans related to the Non-Complying Consumer Documents in accordance with Section 13.2 below.

                    12.     Payment or Replacement of Timeshare Loans.

                              12.1     Delinquent Loans. Borrower shall pay to Agent, for the benefit of Lenders, an amount equal to 85% of the then unpaid principal balance of any Timeshare Loan comprising part of the Lender Portfolio Timeshare Loans in the event that: (a) such Timeshare Loan becomes a Delinquent Loan, (b) any applicable representation or warranty set forth at Sections 9 or 10 or elsewhere herein proves false with respect to such Timeshare Loan, (c) the attorney, Title Company or other approved person fails to comply with the requirements of Section 23.1 with respect to such Timeshare Loan to the extent applicable, or (d) Borrower shall fail to deliver a Title Insurance Policy, as required by Section 23.2 with respect to such Timeshare Loan. With respect to a Delinquent Loan, such payment shall be made on or before the thirtieth (30th) day after such Timeshare Loan has become a Delinquent Loan, computed without reference to any notice or grace period. With respect to a Timeshare Loan in respect of which a representation or warranty proves or becomes false or which Borrower is obligated to pay under subsection 12.1(c) or (d), such payment shall be made within thirty (30) days after Borrower becomes aware of such false representation or warranty, failure to confirm or failure to deliver, by receipt of notice from Agent or otherwise. Other than in connection with Permitted Modifications, Borrower may not cure any actual or anticipated delinquency of any Lender Portfolio Timeshare Loan by revising, rewriting or recasting the payment terms of such Timeshare Loan. In the event that the then outstanding principal balance of the Receivables Loan is less than 85% of the aggregate outstanding principal balances of the Timeshare Loans then comprising the Lender Portfolio Timeshare Loans (after removal of the applicable Delinquent Loans and Timeshare Loans described in subsection 12.1(c) and (d), Agent, at its sole discretion, may waive the prepayment requirement set forth in the first sentence of this Section 12.1.

                              12.2     Replacement. In lieu of making the payment required by Section 12.1, Borrower may replace the Timeshare Loan involved by assigning and including in the Lender Portfolio Timeshare Loans another Qualified Timeshare Loan of equal or greater unpaid principal balance which may be calculated on an aggregate basis.

                              12.3     Documents. Each time Borrower shall, pursuant to Section 12.2, replace a Timeshare Loan, Borrower shall deliver to Agent in respect of such replacement

Timeshare Loan all of the documents described at Section 2.3 to be delivered in connection with an Advance, other than a Request for Receivables Loan Advance and the matters referenced in Section 22.7, with respect to such replacement Timeshare Loan shall be satisfied.

                              12.4     Application of Representations and Warranties to Replacement Timeshare Loans. All applicable representations and warranties set forth in this Agreement shall apply to and be true in all respects to each replacement Timeshare Loan.

                    13.     Reassignment of Timeshare Loans by Agent; Collection Proceedings; Etc.

                              13.1     Collection Proceedings. Borrower shall, pursuant to the Servicing Agreement, undertake the diligent and timely collection of all amounts due under each Lender Portfolio Timeshare Loan, and will bear the entire expense of such collection. Agent and Lenders shall have no obligation to undertake any action to collect under any Lender Portfolio Timeshare Loans. If Borrower shall fail promptly to pay in full, or replace any Lender Portfolio Timeshare Loans which Borrower is obligated by the provisions of Sections 12.1 or 12.2 hereof to pay or replace, Agent may, at its option and without affecting any other right of Agent and Lenders hereunder, take such measures as it shall deem appropriate to collect such Lender Portfolio Timeshare Loans, including, as applicable, foreclosure of any Mortgage. Borrower agrees that it will be liable to Agent and Lenders for any deficiency on any such Lender Portfolio Timeshare Loans, and for any and all expenses, including, without limitation, reasonable attorneys’ fees, incurred by Agent and Lenders in connection with any such action. Borrower agrees and acknowledges that Agent and Lenders shall not be responsible to it for any action so taken or for failing to take any action in connection therewith, including, without limitation, the granting of any extensions of time, waivers or other indulgences or the compromise or reduction of any amounts due. Borrower may not terminate any Purchase Agreement or resell any Timeshare Interest financed by a Lender Portfolio Timeshare Loan without Agent’s prior written consent.

                              13.2     Reassignments. Provided that no Incipient Default or Event of Default exists, upon (a) Borrower’s payment in full of the sums required under Section 12.1 with respect to a Delinquent Loan or a Timeshare Loan in respect of which a representation or warranty proves to be or becomes false (or replacement of such Timeshare Loan as provided in Section 12.2) or (b) Borrower’s prepayment of the Receivables Loan, subject to the terms and conditions set forth in Section 6.6 of this Agreement, Agent shall reassign and deliver to Borrower the applicable Qualified Note (duly endorsed to Borrower), together with the related Qualified Mortgage and other Consumer Documents and related documents previously delivered to Agent or in connection with the assignment of such Timeshare Loan to Agent, for the benefit of Lenders. Upon Borrower’s payment in full of all Obligations related to this Agreement and the other Loan Documents (but not the Existing Loan and the other Existing Loan Documents), Agent shall reassign and deliver to Borrower all the Notes, together with the Mortgages securing the same, which are at the time assigned to Agent, for the benefit of Lenders, as security pursuant hereto, together with all related documents then in the possession of Agent. All endorsements and reassignments by Agent to Borrower shall be (a) in form reasonably satisfactory to Agent, (b) at the expense of Borrower, and (c) without recourse, representation or warranty, expressed or implied.

                    14.     General Affirmative Covenants. Borrower covenants and agrees with Agent and Lenders as follows:

                              14.1    Payment of Taxes and Claims. Borrower or its Affiliates shall pay or cause to be paid before they become delinquent:

                                        (a)     all taxes, condominium fees, maintenance fees, Assessments and governmental charges or levies imposed upon it or the Projects, except for permitted contests under Section 7.9;

                                        (b)     all claims or demands of materialmen, contractors, subcontractors, mechanics, carriers, warehousemen and other Persons, which, if unpaid, might result in the creation of a lien upon any Timeshare Interest or the Mortgaged Property, except for permitted contests under Section 7.9;

                                        (c)     all taxes, condominium fees, maintenance fees, Assessments and governmental charges on levies imposed upon any Timeshare Interests owned by Borrower or its Affiliates, except for permitted contests under Section 7.9;

                                        (d)     all expenses of recording any Assignments and any other Loan Documents;

                                        (e)     all expenses of UCC-1 financing statements reasonably necessary to perfect the security interests granted under the Loan Documents;

                                        (f)     all amounts payable to the Lockbox Bank for the Lockbox Bank’s services under and pursuant to the Lockbox Agreement;

                                        (g)     all amounts payable to any Servicer for services rendered under and pursuant to the Servicing Agreement;

                                        (h)     all amounts payable to Concord for services rendered under and pursuant to the Back-Up Servicing Agreement; and

                                        (i)     all amounts payable to the Custodian for services rendered under and pursuant to the Custodial Agreement.

                    If requested by Agent, Borrower shall promptly, but in no event later than fifteen (15) days after such request by Agent, furnish or cause the Associations to furnish to Agent, evidence that all real estate taxes and Assessments related to the Projects have been paid in full when due. If Agent has requested and Agent fails to receive such evidence, satisfactory to Agent, within the time period provided herein, Agent may require that escrows be established to cover such taxes and Assessments and may fund such escrows or pay such taxes and Assessments from collections received on the Timeshare Loans.

                              14.2     Maintenance of Property. Borrower or its Affiliates shall maintain or cause the Associations managed by the Vacation Club Manager to maintain all properties and assets material to their business, the Amenities, the Units and the Projects in good condition and make all necessary renewals, repairs, replacements, additions, betterments, and improvements thereto. So long as Borrower or its Affiliates are in control of the Associations, Borrower or its Affiliates shall maintain or cause each Association managed by the Vacation Club Manager to maintain a reasonable reserve to assure compliance with the terms of the foregoing sentence.

                              14.3     Insurance. Borrower shall maintain insurance coverage in amount and scope no less than as described in Schedule 14.3.

                              14.4     Existence and Rights. Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective existence, rights, privileges, qualifications, permits, licenses, franchises, and other rights material to their business.

                              14.5     Failure to Pay Taxes, Insurance, Etc. If Borrower or its Affiliates fails to pay any item of the type described in Sections 14.1, 14.2 or 14.3 and is not contesting such items as may be permitted under Sections 14.1(a), (b) and (c), Agent or any Lender may pay the same either with funds deposited with Agent by Borrower, with an Advance under the Receivables Loan (without the requirement of any Request for Receivables Loan Advance) or with its own funds. If Borrower fails to maintain or cause to be maintained insurance as required by Section 14.3 hereof, Agent or any Lender may obtain such insurance and pay the premiums therefor. Borrower shall, upon the written demand of Agent, reimburse Agent and Lenders the full amount of all payment made by Agent or any Lender with respect to the obligations of Borrower under Sections 14.1, 14.2 and 14.3 to the extent made with Agent’s or any Lender’s funds, with interest thereon from the date of payment by Agent or any Lender to the date of reimbursement at the Default Rate. The obligation of Borrower to make such reimbursement payments shall constitute part of the Obligations and shall be secured by the Collateral.

                    None of the provisions of the Loan Documents shall be construed, however, as making the payment of such taxes, assessments, governmental charges, levies, claims of materialmen, contractors, subcontractors, or other charges, or the maintenance of insurance, obligatory upon Agent or any Lender and Agent and Lenders shall not be liable for any loss, damage or injury resulting from the non-payment of such taxes, assessments, governmental charges or levies, claims or demands of materialmen, contractors, subcontractors, or other charges, or the maintenance of said insurance. In the event that Agent or any Lender does maintain such insurance coverage as may be required by Section 14.3 hereof, Agent and Lenders shall not be responsible for the solvency of any company issuing any policy of insurance in connection therewith, whether or not approved by it, or for the collection of any amount due under any such policy, and shall be responsible and accountable only for such money as may be actually received by it, and then only in accordance with the terms of the Loan Documents. None of the provisions of the Loan Documents shall be construed as making Agent or any Lender liable in any way for any loss, damage or injury resulting from the non-insurance of any buildings, improvements and/or personal property located at the Project.

                              14.6     Books and Records. Borrower or its Affiliates shall maintain and cause the Associations to maintain true and current books, records and accounts in which full and correct entries shall be made of all their transactions, and will reflect in their financial statements adequate accruals and reserves, all in accordance with GAAP, and in compliance with the rules and regulations of all governmental regulatory bodies having jurisdiction over Borrower, the Associations or the Projects.

                              14.7     Inspections. Subject to applicable Legal Requirements and Governing Documents, including, without limitation, applicable Declarations, Borrower or its Affiliates shall permit and cause the Associations to permit employees or agents of Agent and Lenders, from time to time, as required by Agent or any Lender, to (a) inspect the Projects, the unoccupied Units and Borrower’s other properties; provided, however, absent an Incipient Default or an Event of Default, such inspections shall be limited to once per calendar year, and (b) examine or audit Borrower’s and the Associations books, accounts and records and to make copies and memoranda thereof; provided, however, absent an Incipient Default or an Event of Default, such examinations and audits shall be limited to twice per calendar year. Each inspection, examination and audit, together with any inspections, examinations or audits performed after the occurrence of an Incipient Default or an Event of Default, shall be at the expense of Borrower, including without limitation, reasonable costs of travel, lodging and meals. Lender or Agent, as applicable, shall bear the expense of any such inspection, examination or audit which is performed more than as set forth in clause (a) or (b) above, as applicable, and which is performed in the absence of the occurrence of an Incipient Default or an Event of Default.

                              14.8     Regulatory Approvals. Borrower or its Affiliates shall maintain in full force and effect all Timeshare Approvals and all other regulatory approvals, permits and consents for operation and use of the Projects and the Vacation Club, sales of Timeshare Interests in the Projects and the Vacation Club and the making of Timeshare Loans. Borrower shall make or pay, or cause to be made or paid, all registrations, declarations or fees with the Divisions and any other government or agency or department thereof, in all applicable jurisdictions, required in connection with the Projects and the Vacation Club and the occupancy, use and operation thereof, the incorporation of the Units into the Projects, and the sale, advertising, marketing and offering for sale of Timeshare Interests. Copies of all such registrations, applications, consents, licenses, permits, franchises, approvals, exemption certificates, filings and reports shall be delivered to Agent. At Agent’s reasonable request from time to time, Borrower shall deliver to Agent (a) written statements by the applicable state authorities confirming compliance with applicable registration, license, permit, approval or filing requirements, all in form acceptable to Agent and a legal opinion rendered by counsel acceptable to Agent in substantially the form of the respective local counsel opinions delivered as of the Closing Date, stating that either the Project is duly registered, licensed, permitted or approved in such state or that no registration, license, permit, approval or filing is necessary, or (b) such other evidence of compliance with applicable Legal Requirements as Agent may require.

                              14.9     Compliance With Laws, Etc. Borrower shall (a) comply and cause the Associations to comply with all Legal Requirements applicable to Borrower, the Associations and the Projects and the Vacation Club, (b) keep and perform, and cause the Associations to keep and perform, all of their obligations under all agreements relating to the ownership, management or operation of the Projects, (c) keep and perform, and cause the Associations to keep and perform, all of their obligations under the Declarations, (d) keep and perform, and cause the Associations to perform their obligations under their applicable

Governing Documents, (e) obtain and maintain and cause the Associations to maintain all licenses, registrations, approvals and other authority as may be necessary to enable them to own and operate their business and perform all other obligations, (f) not permit the Projects to be used in a manner to violate any covenant, restriction or any zoning use or similar law, and (g) comply and cause the Associations to comply with all obligations owed to the Purchasers.

                              14.10     Management of Borrower. Borrower shall cause its business to be continuously managed by professional and qualified management and staff.

                              14.11     Loan Files. Borrower shall maintain, in trust for the benefit of Agent and Lenders, continuous possession of the originals of all documents comprising the Loan File for each Lender Portfolio Timeshare Loan, which have not been delivered to Agent (or to a custodian for Agent and Lenders) and shall deliver to Agent (or to a custodian for Agent and Lenders) a copy of any documents in such Loan Files as Agent may request.

                              14.12     Management Agreements. Borrower or its Affiliates shall keep (or shall cause the Associations to keep) Management Agreements with the Managers, or such other property managers reasonably acceptable to Agent, for each of the Projects in full force and effect and shall perform their obligations thereunder.

                              14.13     Lockbox Agreement. Borrower shall keep the Lockbox Agreement (or a substitute Lockbox Agreement with a lockbox agent acceptable to Agent) in full force and effect and shall perform its obligations thereunder, all in accordance with the terms and conditions set forth in the Lockbox Agreement.

                              14.14     Servicing Agreement. Borrower shall service the Lender Portfolio Timeshare Loans in compliance with all applicable Legal Requirements and otherwise in accordance with the terms and conditions set forth in the Servicing Agreement.

                              14.15     Project Documents. Borrower and its Affiliates shall comply with all of their obligations under the applicable Project Documents. Borrower and its Affiliates shall not amend, modify, waive or terminate any of the Project Documents, or enter into or permit the Associations to enter into any new Project Documents which would in any way materially and adversely alter the Projects, the rights of Purchasers, the rights of any lender foreclosing on a Timeshare Interest or any priority of past due Assessment claims over the lien of any mortgage.

                              14.16     Assessments. Borrower or its Affiliates (i) shall use its commercially reasonable efforts to cause each Association to (A) discharge its obligations under the applicable Project Documents and (B) maintain a reasonable reserve for capital improvements to the applicable Project; and (ii) so long as Borrower or its Affiliates controls the Association, shall pay to such Association any amounts as and when required of Borrower under the Project Documents.

                              14.17     Maintenance of Larger Tract. To the extent that either a Project is part of a larger common ownership regime or planned development or parts of buildings in which Units are located are not part of a Project, Borrower or its Affiliates shall pay any of their required commercially reasonable share of common expenses to be allocated to the applicable

Project. Borrower or its Affiliates shall use commercially reasonable efforts to cause all such property which is not part of a Project to be professionally managed in a first class manner. Borrower or its Affiliates shall use commercially reasonable efforts not to permit common expenses to be allocated to a Project in an unreasonably disproportionate manner.

                              14.18          Accuracy of Representations and Warranties. Borrower shall take all actions necessary to cause all representations and warranties by Borrower in the Loan Documents to be true at all times while this Agreement remains in effect (unless such representation or warranty pertains to an earlier period of time).

                              14.19          Additional Documents and Future Actions. Borrower shall, at its sole cost, take such actions and provide Agent from time to time with such agreements, financing statements and additional instruments, documents or information as Agent may in its reasonable discretion deem necessary or advisable to perfect, protect, maintain or enforce the security interests in the Collateral, to permit Agent to protect or enforce its interest in the Collateral, or to carry out the terms of the Loan Documents. Borrower hereby authorizes and appoints Agent and any officer of Agent as its attorney-in-fact, with full power of substitution, to take such actions as Agent may deem reasonably advisable to protect its interests in the Collateral and its rights hereunder, to file at Borrower’s expense financing statements, and amendments thereto, in those public offices deemed necessary or appropriate by Agent to establish, maintain and protect a continuously perfected security interest in the Collateral, and to execute on Borrower’s behalf such other documents and notices as Agent or any Lender may deem reasonably advisable to protect the Collateral and its interests therein and its rights hereunder. Such power being coupled with an interest is irrevocable.

                              14.20          Inventory Controls. Borrower shall, or shall cause its Affiliates, to maintain a “One-to-One Owner Beneficiary to Accommodation Ratio” (as defined in the Trust Agreement) at all times.

                              14.21          Trust Agreement. Borrower shall and Borrower shall cause its Affiliates to comply with all of their respective obligations under the Trust Agreement.

                    15.     Negative Covenants. Borrower covenants and agrees with Agent and Lenders as follows:

                              15.1            Organization. Borrower shall not amend, modify or supplement its Governing Documents in a manner that would be reasonably expected to result in a Material Adverse Change, or change its state of organization, without giving Agent at least thirty (30) days prior written notice.

                              15.2            No Transfers. Borrower shall not, unless the Agent otherwise consents in writing, which consent may be granted or withheld in Agent’s sole and absolute discretion, make any Transfer.

                              15.3            Other Business. Borrower shall not make any material change in the nature of the timeshare business that it conducts, as carried on as of the date of this Agreement.

                              15.4          Affiliate Transactions. Except as set forth on Schedule 15.4, Borrower shall not conduct, permit or suffer to be conducted, transactions with any Affiliate other than arms-length transactions with Affiliates in the ordinary course of Borrower’s business pursuant to terms that are no less favorable to Borrower than the terms upon which such transfers or transactions would have been made had they been made to or with a Person that is not an Affiliate.

                              15.5          No Lien on Collateral or Reservation System. Subject to Permitted Encumbrances, Borrower shall not (a) create, incur or permit to exist any mortgage, pledge, encumbrance, lien or security interest of any kind on any of the Collateral, the Reservation System or the Vacation Club Management Agreement or (b) pledge or assign, or permit to be pledged or assigned, any Management Agreement for a Primary Project to which Borrower or any of its Affiliates is a party; provided, however, that any pledge or assignment by the Borrower or its Affiliates of any such Primary Project Management Agreement which occurred prior to the Closing Date and as further described on Schedule 15.5 shall be permitted and not subject to this Section 15.5, so long as a letter agreement in substantially the form attached hereto as Schedule 15.5 is executed and delivered by the pledgee or assignee thereof to Agent prior to or as of the Closing Date; and provided further, however, that a pledge or assignment by the Borrower or its Affiliates of any such Primary Project Management Agreement (including any refinance or any incurrence of additional indebtedness in connection with any Primary Project as described on Schedule 15.5) which occurs after the Closing Date shall only be permitted so long as, concurrently with any such pledge or assignment, an intercreditor agreement relating to such Management Agreement, in form and content reasonably acceptable to Borrower (or any of its applicable Affiliates), Agent and Lenders, is entered into by and among Borrower (or any of its applicable Affiliates), Agent, for the benefit of the Lenders, and any pledgee or assignee of such Management Agreement. For avoidance of doubt, the granting by Borrower or any of its Affiliates to any Person of a non-exclusive license to use the Reservation System either prior to or subsequent to the Closing Date shall not be deemed to be a violation or breach of this Section 15.5.

                              15.6          Proxies. Borrower shall not enter into proxies, voting trusts, shareholder agreements of similar arrangements for the purpose of vesting voting rights, authority or discretion of Borrower with respect to the Associations in any Person.

                              15.7          Restrictive Covenants. Borrower shall not consent to, or otherwise acquiesce in, any change in any private restrictive covenant, planning or zoning law or other public or private restriction, which would materially and adversely limit or alter the use of any Project.

                              15.8          Chief Executive Office. Borrower shall not change its chief executive office or the location at which it does business without at least thirty (30) days prior written notice to Agent and delivery to Agent of such UCC amendments or other financing statement and access agreement as Agent may require to maintain Agent’s and Lenders’ lien against any of the Collateral and Agent’s ability to obtain access to such Collateral and Borrower’s books and records.

                              15.9          Marketing/Sales. Borrower shall not market, attempt to sell or sell or permit or justify any sales or attempted sales of any Timeshare Interests except in compliance with the applicable Timeshare Act and all applicable Legal Requirements in each other jurisdiction where marketing, sales or solicitation activities occur in a manner that Borrower’s failure to so comply would not be reasonably expected to result in a Material Adverse Change.

                              15.10         Amenities. Borrower shall not make or permit the making of any promises of or representations regarding any Amenities and their availability for use by Purchasers other than as may be provided in an applicable Public Report in compliance with applicable Legal Requirements.

                              15.11         Trust Agreement. Borrower shall use its best efforts to ensure that the trust established under the Trust Agreement will not be terminated as long as any Obligations remain outstanding. Borrower shall use its best efforts to ensure that the Trust Agreement will not be amended or modified in any way which would materially and adversely affect the Obligations of Borrower under the Loan Documents.

                              15.12         Demand Balancing Standard. Borrower shall not make any changes to the Demand Balancing Standard set forth in the Trust Agreement other than in compliance with the Trust Agreement and applicable Legal Requirements.

                    16.     Financial Covenants.

                              16.1          Minimum Tangible Net Worth. Borrower shall maintain Tangible Net Worth of not less than Three Hundred Twenty-Five Million Dollars ($325,000,000) as of the Closing Date and at all times thereafter through and including December 31, 2011. Borrower shall maintain Tangible Net Worth for each subsequent fiscal year end equal to the Tangible Net Worth required to be maintained under this Section 16.1 for the immediately preceding fiscal year end, plus fifty percent (50%) of Borrower’s Net Income (but no reduction for any loss) during the then current fiscal year end, provided that, in no event will Tangible Net Worth of Borrower as of the end of any fiscal year be less than Three Hundred Twenty-Five Million Dollars ($325,000,000).

                              16.2          Leverage Ratio. Borrower shall maintain a Leverage Ratio calculated on a trailing twelve (12) month basis of not more than 2.5 to 1.0 as of December 31, 2010 and as of each fiscal year end thereafter.

                              16.3          Deposit Relationship. Borrower shall maintain, or shall cause the Associations to maintain, a deposit account or deposit accounts with Agent with an aggregate amount on deposit of not less than $1,000,000 as of the Closing Date and at all times thereafter until all Obligations have been paid in full, such minimum amount on deposit to be tested monthly on a rolling three-month average basis.

                    17.    Financial Statements and Reporting Requirements.

                              17.1          Monthly Reports. Borrower, at its sole cost and expense, shall, not later than the tenth (10th) day of each month, furnish to Agent or cause the Servicer to furnish to Agent by e-mail, Federal Express or similar “overnight” delivery service, three (3) copies of a report in the form attached hereto as Exhibit J (which shall not contain any confidential personal information relating to any Purchaser) prepared by Borrower or the Servicer, with respect to each of the Timeshare Loans situate in a Unit comprising part of a Primary Project, and any other Project requested by Agent, as of the close of business on the last Business Day of the calendar month last ended.

                              17.2      Annual Financial Statements. Borrower shall deliver to Agent, as soon as available and in any event within ninety (90) days after the end of each fiscal year:

                                            (a)          The consolidated income and retained earnings statements of Borrower, for such fiscal year,

                                            (b)          The consolidated balance sheets of Borrower as at the end of such fiscal year, and

                                            (c)          The consolidated audited statements of cash flow of Borrower for such fiscal year;

setting forth in comparative form the corresponding figures as at the end of the previous fiscal year, all in reasonable detail, including all supporting schedules and comments. Such statements shall be prepared in accordance with GAAP. Such statements shall be audited by an independent certified public accountant of recognized standing acceptable to Agent with respect to which such accountants shall deliver their unqualified opinion. The independent certified public accountants auditing such statements as of the Closing Date shall be deemed acceptable to Agent. Such statements will be certified by the chief financial officer or the equivalent of Borrower to be accurate.

                              17.3      Annual Association Financial Statements. Borrower shall deliver to Agent, as soon as available and in any event within one hundred eighty (180) days after the end of each fiscal year:

                                            (a)          The income and retained earnings statements of each Association of the Primary Projects, for such fiscal year,

                                            (b)          The balance sheets of each Association of the Primary Projects as at the end of such fiscal year, and

                                            (c)          The audited statements of cash flow of each Association of the Primary Projects for such fiscal year;

setting forth in comparative form the corresponding figures as at the end of the previous fiscal year, all in reasonable detail, including all supporting schedules and comments. Such statements shall be prepared in accordance with GAAP. Such statements shall be audited by an independent certified public accountant of recognized standing acceptable to Agent with respect to which such accountants shall deliver their unqualified opinion. The independent certified public accountants auditing such statements as of the Closing Date shall be deemed acceptable to

Agent. Such statements will be certified by the chief financial officer or the equivalent of each Association to be accurate.

                              17.4      Quarterly Financial Statements. Borrower shall deliver to Agent, as soon as available and in any event within forty-five (45) days after the end of each calendar quarter:

                                            (a)          The internally prepared consolidated income statement of Borrower for such quarter,

                                            (b)          The internally prepared consolidated balance sheets of Borrower for such quarter, and

                                            (c)          The internally prepared consolidated statements of cash flow for Borrower for such quarter;

on a quarter-to-date and year-to-date cumulative basis, and setting forth in comparative form the corresponding figures as at the end of the corresponding quarter of Borrower’s prior year, all in reasonable detail, and certified by the chief financial officer of Borrower to be accurate and to have been prepared in accordance with GAAP.

                              17.5      SEC Filings.

                                            (a)          Upon the request of Agent after its filing, Borrower shall deliver to Agent the following: (i) a copy of Borrower’s most current 10Q filing certified by the chief financial officer of Borrower to fairly present the financial condition of Borrower on a fully consolidated basis as at the end of such fiscal quarter and the results of the operations of Borrower on a fully consolidated basis for the period ending on such date; and (ii) copies of any and all other financial reports and corrections thereto and to the applicable 10Q filings required of Borrower under federal laws and regulations.

                                            (b)          Upon the request of Agent after its filing, Borrower shall deliver to Agent the following: (i) a copy of Borrower’s most current 10K filing (and any 8K filing with any material financial condition disclosures thereafter) certified by the chief financial officer of Borrower to fairly present the financial condition of Borrower on a fully consolidated basis at the end of such fiscal year and the results of the operations of such entity on a fully consolidated basis at the end of such fiscal year and the results of the operations of Borrower on a fully consolidated basis for the period ending on such date; and (ii) copies of any and all other financial reports and corrections thereto and to the applicable 10K filings (or 8K filings, if any) required of Borrower under federal laws and regulations.

                              17.6      Confirmation of Compliance. The financial statements described at Sections 17.2 and 17.4 to be delivered to Agent, shall be accompanied by the certificate of the chief financial officer of Borrower in the form of Exhibit H.

                              17.7      Audit Reports. Borrower shall deliver to Agent promptly upon receipt by Borrower thereof, copies of all audit reports, if any submitted by Borrower’s independent certified public accountants in connection with each annual audit of the books of Borrower.

                               17.8            State Audits. Borrower shall deliver to Agent within twenty (20) days after it is available, any audit report prepared by any state regulatory agency with respect to any Project.

                               17.9            Budgets. As soon as reasonably available, but in no event later than thirty (30) days after the commencement of each fiscal year of the Association for a related Project, Borrower shall submit to Agent a detailed operating budget (broken down by month) for the upcoming fiscal year of each such Association.

                               17.10          Notices. Borrower shall give Agent prompt written notice of (a) any Incipient Default or Event of Default hereunder, (b) any event which would be reasonably expected to result in a Material Adverse Change, (c) any material loss or damage to any Project or any Amenities, (d) any material violation by Borrower of any applicable Legal Requirements, and (e) any breach of any material agreement adversely affecting any Project. Such notice shall include a detailed description of the applicable event, proceeding or loss and the actions Borrower or its Affiliates are taking or proposes to take with respect thereto.

                               17.11          Other Debt. Borrower shall notify Agent of any default under any Debt now or hereafter owed by Borrower.

                               17.12          Sales and Marketing Materials. Borrower shall deliver to Agent from time to time, as available and as requested by Agent in writing, current price lists, sales literature, registrations/consents to sell, public reports/public offering statements/prospectuses, purchase documents, and any other items requested by Agent, which relate to the Projects or the Vacation Club.

                               17.13          Schedule of Purchasers. Within thirty (30) days after the end of each calendar quarter, Borrower shall, at Agent’s request, deliver or cause Servicer to deliver to Agent a then current list of names and addresses of all Purchasers with Lender Portfolio Timeshare Loans.

                               17.14          Purposely Omitted.

                               17.15          Other Information. Borrower shall, from time to time, provide Agent with such other reasonable information and reports as Agent shall request relating to the financial condition of Borrower, or relating to the Associations or the Projects or relating to any of the Lender Portfolio Timeshare Loans.

                    18.       Purposely Omitted.

                    19.       Purposely Omitted.

                    20.       Conditions of and Documents to be Delivered at the Closing. The following are conditions of Closing. To the extent that the conditions involve the delivery to Agent of any documents or other due diligence items, such documents and items must be in form and content acceptable to Agent in its discretion.

                              20.1          Loan Documents. Agent shall receive all of the Loan Documents duly executed by all parties thereto.

                              20.2          Opinions of Counsel. Agent shall receive an opinion of counsel for Borrower and an opinion of counsel for or an opinion of counsel regarding the Associations in respect of the Primary Projects covering certain issues regarding the good standing and existence of the Associations in respect of the Primary Projects.

                              20.3          Project Documents. Agent shall receive a copy of each of the Project Documents for the Primary Projects and all amendments thereto, certified as to accuracy and completeness by Borrower or its Affiliates.

                              20.4          Association Documents. Agent shall receive a copy of the Articles of Incorporation and By-Laws of the Associations and all amendments thereto for each of the Primary Projects.

                              20.5          Borrower’s Documents. Agent shall receive a copy of the Governing Documents of Borrower and all amendments thereto, certified as to accuracy and completeness by either an officer of Borrower or by the public official in whose office the same are recorded or filed.

                              20.6          Good Standing Certificates. Agent shall receive current good standing certificates issued by the secretaries of the states of its respective formation and all other states in which it does business, confirming the current good standing and qualification of Borrower and each Association of any Primary Project in such states, unless the failure to have any such certificate would not reasonably be expected to result in a Material Adverse Change.

                              20.7          Insurance. Agent shall receive certificates of insurance or policies of insurance evidencing that all insurance required by the Declarations related to Associations managed by the Vacation Club Manager or this Agreement is in force and will not be canceled without the notice as more specifically provided in and subject to Section 8.8.

                              20.8          Flood Insurance. If any portion of any Project is within an area designated by the Director of the Federal Emergency Management Agency, pursuant to the Flood Disaster Protection Act of 1973, as amended, as one having special flood hazards, Borrower shall deliver to Agent evidence that the buildings and other improvements within such areas are covered by flood insurance to the maximum limit of coverage available under the Flood Disaster Protection Act of 1973, as amended or as may otherwise be available in the commercial insurance market. If a Project is not located within such a special flood hazard area, Borrower shall provide Agent with evidence satisfactory to the Agent of such fact.

                              20.9          Timeshare Approvals. Agent shall receive evidence that all Timeshare Approvals for the Projects and/or the Vacation Club have been issued or obtained, and that they remain in full force and effect.

                              20.10          Authorizing Resolutions. Agent shall receive a copy of the resolutions of the Board of Directors of Borrower, authorizing the transactions contemplated hereunder and the execution of the Loan Documents and all collateral documents on behalf of Borrower by the officer of Borrower who is signing the Loan Documents.

                              20.11          UCC-1 Financing Statements. Agent shall receive confirmation that UCC-1 financing statements naming Agent as secured party and Borrower as debtor describing all Collateral now or hereafter assigned by Borrower to Agent, for the benefit of Lenders, pursuant hereto have been filed with the Secretary of State of the Commonwealth of Massachusetts.

                              20.12          Environmental Matters. Agent shall receive an Environmental Agreement duly executed by Borrower or its Affiliates, together with a copy of a Phase I environmental report for each Primary Project not previously delivered by Borrower in connection with the Existing Loan. In addition, Agent shall receive evidence satisfactory to Agent of environmental remediation or an agreement of Borrower or its Affiliates to complete remediation if required by Agent.

                              20.13          UCC-1 Search Report. Agent shall receive a current search report from a UCC search company approved by Agent setting forth all UCC-1 filings, tax liens and judgment liens made against Borrower. Such search report must indicate that at the time of the filing of the financing statements (Form UCC-1) in favor of Agent there were on file no financing statements or liens evidencing a security interest in any Collateral.

                              20.14          Releases. Agent shall receive releases and satisfactions from all Persons holding liens, claims or encumbrances against any of the Collateral.

                              20.15          Closing Certificates. Agent shall receive the executed closing certificate of Borrower certifying to Agent and Lenders that all representations and warranties of Borrower in this Agreement are accurate and complete and that Borrower has complied with all covenants and conditions of closing set forth in this Agreement.

                              20.16          Compliance. Agent shall receive evidence satisfactory to Agent that Borrower and the Primary Projects are in compliance with all Legal Requirements in a manner that Borrower’s failure to so comply would not be reasonably expected to result in a Material Adverse Change.

                              20.17          Survey. Agent shall receive a surveyor’s certificate together with a copy of an as-built survey of each Primary Project, not previously delivered by Borrower in connection with the Existing Loan, satisfactory to Agent and prepared by a licensed surveyor showing the location and dimensions of all improvements thereon and indicating the routes of ingress and egress for public access to such Primary Project, all utility lines, walks, drives, recorded or visible easements and rights-of-way on such Primary Project, and showing that there are no encroachments, improvements, projections or easements (recorded or unrecorded) on the property lines. The survey shall certify the acreage of the applicable Primary Project and shall indicate whether the applicable Primary Project is located within any flood hazard area. The survey must be prepared in accordance with the then-applicable standards set forth by ALTA/ACSM (including any Table “A” items designated by Agent), any and all applicable state surveyors’ bureaus or associations and any and all regulations or applicable local, state and federal law.

                              20.18          Title Report/Commitment. Agent shall receive a title insurance report or commitment for each Primary Project. The condition of title must be satisfactory to Agent in all respects.

                              20.19          Taxes and Assessments. Agent shall receive evidence that all taxes and Assessments related to the Primary Projects (and related to any other Project upon the request of Agent) or for which Borrower is responsible for collection which are then due and payable, have been paid, which taxes and Assessments include, without limitation, real property taxes, and any Assessments related to the Primary Projects (and related to any other Project upon the request of Agent).

                              20.20          Preclosing Inspections. Agent shall have conducted and approved due diligence investigations satisfactory to Agent of Borrower and the Primary Projects.

                              20.21          Expenses. Borrower shall have paid all fees and expenses required to be paid to Agent and Lenders prior to or at Closing pursuant to this Agreement.

                              20.22          Permits and Approvals. Agent shall receive copies of all applicable governmental permits, approvals, consents and licenses for the Projects and satisfactory evidence that the Primary Projects (and any other Project upon the request of Agent) and the intended uses of the Primary Projects (and any other Project upon the request of Agent) are and will be in compliance with all Legal Requirements. Such evidence may include letters, licenses, permits, certificates and other correspondence from the appropriate governmental authorities, opinions of Borrower’s attorney or other attorneys and opinions or certifications, as Agent may determine or other confirmation acceptable to Agent. All such approvals shall continue to be legally valid and shall remain in full force and effect after issuance and until the Receivables Loan is repaid in full.

                              20.23          Lockbox Agreement. Agent shall receive an executed original of the Lockbox Agreement.

                              20.24          Servicing Agreement. Agent shall receive an executed original of the Servicing Agreement and the Back-Up Servicing Agreement.

                              20.25          Compliance with Planning, Land Use and Zoning Stipulations. Borrower shall have furnished Agent with evidence of each Primary Project’s compliance with applicable zoning, planning, land use and other governmental requirements as Agent may require, including without limitation, evidence satisfactory to Agent that Borrower or its Affiliates has complied with all conditions of the zoning, planning, land use and related approvals, and has received all permits required thereunder.

                              20.26          Litigation Search. Agent shall receive evidence satisfactory to Agent that no bankruptcy, foreclosure or other material litigation or judgments are outstanding against the Primary Projects or Borrower, except as disclosed in Borrower’s periodic filings with the Securities and Exchange Commission.

                              20.27          Trust Agreement. Agent shall receive a fully executed copy of the Trust Agreement and all amendments thereto.

                              20.28          Other. Agent shall receive such other documents, opinions and items as Agent may reasonably request.

                    By completing the closing hereunder, or by making advances hereunder, Agent and Lenders do not thereby waive a breach of any warranty or representation made by Borrower hereunder or any agreement, document, or instrument delivered to Agent or otherwise referred to herein, and any claims and rights of Agent and Lenders resulting from any breach or misrepresentation by Borrower are specifically reserved by Agent and Lenders.

                    21.     Conditions of and Documents to be Delivered Prior to Initial Receivables Loan Advance. In addition to, but not in limitation of, any other conditions set forth in this Agreement, Agent’s and Lenders’ obligation to make the initial Receivables Loan Advance shall be subject to fulfillment of the following conditions to Agent’s satisfaction. To the extent that the conditions involve the delivery to Agent of any documents or other due diligence items, such documents and items must be in form and content acceptable to Agent in its discretion.

                              21.1           Loan Documents. Agent shall receive all original executed Loan Documents.

                              21.2           Other. Agent and its counsel shall receive copies of such documents and other items as Agent or such counsel may reasonably request in connection with such requested Receivables Loan Advance.

                    22.    Conditions of and Documents to be Delivered Prior to Funding And in Connection With Each Receivables Loan Advance. In addition to, but not in limitation of, any other conditions set forth in this Agreement, Agent’s and Lenders’ obligation to make each Receivables Loan Advance shall be subject to fulfillment of the following conditions to Agent’s satisfaction. To the extent that the conditions involve the delivery to Agent of any documents or other due diligence items, such documents and items must be in form and content acceptable to Agent in its discretion, provided that the forms of any such documents and items attached to this Agreement shall be deemed acceptable to Agent.

                              22.1           Representations; No Defaults. The representations and warranties of Borrower contained in this Agreement or otherwise made by or on behalf of Borrower to Agent and Lenders in connection with the transactions contemplated hereby shall have been true and complete when made and as of the time of each Advance. Borrower shall have fully performed and complied with all agreements and conditions contained herein or related hereto, and no Incipient Default or Event of Default shall have occurred.

                              22.2           Request for Receivables Loan Advance. Agent shall receive a Request for Receivables Loan Advance or a Request for Supplementary Advance duly executed on behalf of Borrower with such supporting documentation as is contemplated thereby.

                              22.3           Approval of Credit. Subject to the exception and limitation set forth in Sections 2.2(e)(i) and 2.2(e)(iii), Agent shall have received evidence of a FICO Score for each Purchaser, together with a hard copy of such included with the package of Consumer Documents delivered to Agent.

                              22.4           Original Notes, Mortgages and Other Documents. Agent shall receive the original Notes, Mortgages and other documents required under Section 2.3 for the Timeshare Loans to be included in the Lender Portfolio Timeshare Loans and offered as security for the requested Receivables Loan Advance, which Mortgages shall have been duly executed, acknowledged and recorded (or will be recorded) and shall have been assigned to Agent, for the benefit of Lenders, in the manner required by this Agreement (as applicable) and which Notes shall have been endorsed to the order of Agent, for the benefit of Lenders, as required hereunder. If any Mortgage required to be delivered by this Section cannot be delivered because it is in the possession of the recording officer, a copy thereof marked “True Copy of Original Forwarded for Recording” may be delivered in lieu thereof and the original shall be delivered promptly upon availability from the recording officer.

                              22.5           Original Assignments. Agent shall receive the original Assignment by Borrower to Agent, for the benefit of Lenders, of the Timeshare Loans to be included in the Lender Portfolio Timeshare Loans and offered as security for the requested Receivables Loan Advance, which shall have been duly executed on behalf of Borrower, acknowledged and in recordable form.

                              22.6           Title Insurance. Subject to the terms of Section 23.2, Agent shall receive the original Title Insurance Policy (or a marked-up commitment to issue such Title Insurance Policy, if the Title Insurance Policy is not reasonably available at the time) for each Mortgage offered as security for the requested Advance.

                              22.7           Documents Received and Recorded. Agent shall receive from the Title Company or such other Person approved by Agent, telecopied confirmation in the form of Exhibit F, as applicable, hereto, that:

                                               (a)         each Mortgage being assigned to Agent, for the benefit of Lenders, has been recorded in the Public Records (or is sent for recording pursuant to Section 22.4 above) and all fees, costs, and other payments required in connection with such recording have been paid;

                                               (b)         at the time of such recording, as applicable, such Mortgage was, of record, a first mortgage prior to and superior in lien to all other monetary liens and encumbrances whatsoever, other than Permitted Encumbrances;

                                               (c)         at the time of such recording, as applicable, Borrower was, of record, the owner of such Mortgage and of the Note secured thereby, free of all liens, encumbrances, prior assignments and claims of third parties whatsoever, other than Permitted Encumbrances;

                                               (d)         the Title Company or such other approved Person shall have sent to Agent, or as otherwise directed by Agent, a copy of the recorded Assignment or will send as soon as received;

                                               (e)         if the Title Insurance Policy has not already been delivered to Agent, or as otherwise directed by Agent, the Title Company shall deliver to Agent the original Title Insurance Policy for the assigned Mortgages as required pursuant to Section 23.2; and

                                               (f)         containing such other confirmations as Agent may require.

                             22.8           Subsequent Legal Opinions. Borrower shall have, from time to time, as requested by Agent, delivered to Agent, in form satisfactory to Agent, the favorable opinion, addressed to Agent, of counsel to Borrower, selected by Borrower and approved by Agent as to (a) the organization, standing and authority to consummate the transactions contemplated hereby of Borrower, (b) the compliance of the Primary Projects, Borrower and all Consumer Documents with applicable Legal Requirements, and (c) such other matters incident to the transactions contemplated hereby as Agent may request.

                             22.9            Advances Do Not Constitute a Waiver. The making of any Advance shall not constitute a waiver of any condition of Agent’s and Lenders’ obligation to make further Advances.

                             22.10          No Obligation to Fund After Filed Liens. Agent and Lenders shall have no obligation to make any Advance at any time (a) that there is a claim of lien filed of record against any Project which has not been bonded over, paid, transferred to other security or otherwise satisfactorily discharged or is otherwise being contested in good faith pursuant to Section 7.9 of this Agreement, or (b) that any condition precedent to such Advance has not been met, or (c) Borrower shall have failed to comply with any material provision of this Agreement, or (d) an Event of Default or Incipient Default has occurred. Agent’s and Lenders’ commitment to make Advances hereunder shall at no time be subject to or liable to attachment or levy by any creditor of Borrower. No such Persons are intended to be third party beneficiaries of this Agreement or any documents or instrument related to the Receivable Loan or to have any claim or claims in or to any undisbursed or retained Loan proceeds.

                             22.11          Other. Agent and its counsel shall receive copies of such documents and papers as Agent or such counsel may reasonably request in connection with such requested Receivables Loan Advance.

                    23.    Post Receivables Loan Advance Obligations.

                             23.1           Confirmation of Recording. Immediately after giving to Agent the telecopied confirmation mentioned at Section 22.7, the Custodian, or such other approved Person giving such telecopied confirmation, shall forward to Agent the original of the written confirmation in the form of Exhibit F.

                               23.2          Title Policy. If a Title Insurance Policy is not otherwise required hereunder to be delivered prior to such Advance, not later than the earlier to occur of (a) ninety (90) days after the date of the applicable Assignment or (b) prior to the expiration of the title insurance commitment in connection with such Title Insurance Policy, if applicable, Borrower shall send or cause to be sent to Agent, or as otherwise directed by Agent, with respect to each Timeshare Loan described in Schedule A attached to such Assignment, a Title Insurance Policy issued by the Title Company, insuring Borrower and its successors and assigns as the holder of a first priority mortgage, subject to Permitted Encumbrances, encumbering the Timeshare Interest described in Schedule A of the Assignment, each of which Title Insurance Policies shall be in an amount equal to, at least, the unpaid principal balance of the Timeshare Loan assigned. If such Title Insurance Policies are not delivered within such time period, Agent and Lenders shall not have any obligation to make any further Advances to Borrower in respect of the Timeshare Loans related to such delinquent Title Insurance Policies. Notwithstanding the foregoing, in the event that Agent and Lenders have made Advances in respect of the Timeshare Loans related to such delinquent Title Insurance Policies, Borrower shall promptly either (i) prepay an amount equal to such Advance together with accrued interest thereon, (ii) pledge additional Qualified Timeshare Loans as part of the Lender Portfolio Timeshare Loans in an amount sufficient to cure the deficiency, or (iii) prepay, in part, and pledge additional Qualified Timeshare Loans, in part, in a total amount sufficient to cure the deficiency.

                    24.      Conditions to Agent’s and Lenders’ Obligations to Advance Receivables Loan Proceeds Related to Sales of Timeshare Interests in Projects Added to the Primary Projects. Agent and Lenders have agreed to make Advances hereunder subject to the conditions of this Agreement with respect to Qualified Timeshare Loans related to the Qualified Sales of Timeshare Interests in the Primary Projects listed on Schedule 1. Agent and Lenders are willing to make Advances hereunder with respect to Qualified Timeshare Loans related to Qualified Sales of Timeshare Interests in Projects added to such Primary Projects, subject to the fulfillment, prior to such Advance, of the following conditions:

                              24.1          General. All other conditions for Advances set forth in this Agreement shall have been fulfilled, including, without limitation, those set forth in Sections 20, 21 and 22.

                              24.2          Inspection. Either Agent or a third party selected and approved by Agent shall have conducted due diligence investigations and on-site inspections of the Projects to be added to the Primary Projects and the results of such investigations and inspections shall be satisfactory to Agent.

                              24.3          Insurance. Agent shall have received evidence that the Projects to be added to the Primary Projects are covered by insurance in amounts and with sound and acceptable insurance companies with ratings of AM Best of at least A-VII, unless otherwise approved by Agent, in its reasonable discretion, as set forth in Schedule 14.3.

                              24.4          Environmental Matters. Agent shall have received a Phase I environmental report for the Projects to be added to the Primary Projects which must be in form and content acceptable to Agent.

                              24.5          Zoning, Access, Parking and Utilities. Agent shall have received and approved evidence of (a) zoning of the Projects added to the Primary Projects for timeshare use and other intended and existing uses and all approvals required for such uses under any covenants, conditions and restrictions, (b) adequate access to and parking for the applicable Project in accordance with applicable Legal Requirements, and (c) current and continued availability of utilities necessary to serve the applicable Project.

                              24.6          Flood Zone. Agent shall have received and approved evidence that the Projects added to the Primary Projects are not located within a flood prone area or, if within a flood zone, evidence that flood insurance has been obtained.

                              24.7          Project Documents. Agent shall have received and approved a copy of all marketing contracts, management contracts, service contracts, operating agreements, equipment leases, space leases and other agreements pertaining to the Projects to be added to the Primary Projects which are necessary for the sale, operation and intended use of such Projects and are not otherwise required pursuant to another item in this Agreement.

                              24.8          Quiet Enjoyment Rights. Agent shall have received and approved evidence that each Owner of a Timeshare Interest within the Projects to be added to the Primary Projects will have available to it the quiet and peaceful enjoyment of the Timeshare Interest (including promised Amenities and necessary easements) owned by it which cannot be disturbed so long as such Owner is not in default of its obligations to pay the purchase price of its Timeshare Interest, to pay Assessments to the Association and other dues or assessments in respect of the Vacation Club, and to comply with reasonable rules and regulations pertaining to the use of the Timeshare Interests and the rules and regulations of the Vacation Club, including, without limitation, the Trust Agreement.

                              24.9          Opinions. Borrower shall deliver to Agent a favorable opinion or opinions from independent counsel for Borrower located in the state where the Projects to be added to the Primary Projects are located covering local matters in such jurisdiction.

                              24.10         Other. Agent shall have received and approved such other due diligence items related to such Projects to be added to the Primary Project as Agent may reasonably require.

                              24.11         Approval of Projects to be Added to the Primary Projects. During the Receivables Loan Advance Period, Borrower may submit to Agent Projects proposed to be included as additional part of the approved Primary Projects by delivering (a) a complete description of the subject Projects, (b) the documents listed in Sections 24.2 through 24.11 above with respect to the subject Projects, and (c) a proposed replacement Schedule 1 that shall include the subject Projects, all of which must be satisfactory in form and substance to Agent in its sole and absolute discretion. In addition, Agent may perform a site inspection/market review with respect to the proposed Projects to be added to the Primary Projects prior to the approval of the proposed Projects, and Agent must be satisfied with the results of such inspection and review. Agent will have thirty (30) days to review, and in its sole and absolute discretion, approve or disapprove of the inclusion of the proposed Project as being added to an approved Primary Project. If Agent approves the proposed Project to be added to the Primary Projects, then Agent shall execute and date the proposed Schedule 1 attached to this Agreement as set forth in the proposed Schedule 1.

                    25.     Default; Remedies.

                              25.1         Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

                                               (a)          Subject to applicable grace periods set forth in this Agreement, Borrower shall fail to pay or cause to be paid any principal, interest, fee or other sums payable hereunder or under any of the Loan Documents on the date such payment is due, whether on demand, at the stated maturity or due date thereof, by reason of any requirement for prepayment thereof, by acceleration or otherwise.

                                               (b)          Borrower shall default in the observance or performance of any term, covenant or agreement on its part to be observed or performed hereunder or under the Loan Documents and not otherwise specifically provided for in this Section 25.1, provided that, such default (including the Events of Default set forth in clauses p, q and r below) must, in order to be deemed to be an Event of Default, continue unremedied for a period of thirty (30) days after the earlier to occur of: (i) written notice from Agent to Borrower of the existence of such default, or (ii) Borrower has actual knowledge of such default, and further provided that, in the event that Borrower has commenced to cure such default within the initial thirty (30) day cure period and has been unable to complete such cure despite their diligent best efforts within such initial thirty (30) day cure period, then Borrower shall have an additional thirty (30) day period not to exceed an additional ninety (90) days in which to complete such cure. Notwithstanding the foregoing, if Agent reasonably determines that such default is incapable of being cured or if such default involves a breach of any of the financial covenants in Section 16 of this Agreement, then Borrower shall not be entitled to any notice or opportunity to cure.

                                               (c)          Any default or event of default shall occur under any other existing or future agreement between Borrower and Agent and/or any Lender, including without limitation, the Existing Loan Agreement and other Existing Loan Documents, and any applicable notice and/or cure period in such agreement shall have elapsed.

                                               (d)          Any representation or warranty made by or on behalf of Borrower herein or in any other writing furnished pursuant hereto or any fact relative to Borrower’s business operations or financial condition shall be or have been false in any material respect.

                                               (e)          Borrower or its Affiliates shall surrender or shall be deprived, for any reason, of the full right, privilege and franchise to carry on its timeshare business as presently carried on, to own and/or operate the Projects or to sell Timeshare Interests or to make Timeshare Loans.

                                               (f)          Borrower shall dissolve, consolidate or cease its or its Affiliates day-to-day timeshare business operations, or shall liquidate or commence any proceedings to be liquidated, or shall, without the prior written consent of Agent, make any Transfer.

                                               (g)           Borrower shall become insolvent or be unable to pay its debts as they mature or shall admit in writing its inability to pay its debts as they mature.

                                               (h)           Borrower shall make a general assignment for the benefit of creditors.

                                               (i)           Borrower shall file or have filed against it a petition under any of the provisions of any Debtor Relief Laws, for an adjudication in bankruptcy or for reorganization or to effect a plan or other arrangement with creditors, or file an answer to a creditor’s petition or other petition filed against it admitting the material allegations thereof.

                                               (j)           Borrower shall apply for the appointment of a receiver, liquidator or trustee of any substantial portion of its property or assets, or such a receiver, liquidator or trustee shall be appointed without application by Borrower.

                                               (k)          A writ, warrant, attachment, levy or similar process shall be issued against (i) any of the Collateral or (ii) against any portion of Borrower’s property or assets in an amount in excess of $250,000 individually or $1,000,000 in the aggregate, which is not released, expunged, discharged or dismissed within thirty (30) days after such writ, warrant, attachment, levy or similar process first takes effect.

                                               (l)          The offering for sale and the sale of Timeshare Interests, the financing of such sale, or the consummation of the transactions contemplated hereby is found to violate or not to comply in all respects with any Legal Requirement, where the failure to so comply would reasonably be expected to result in a Material Adverse Change.

                                               (m)         There shall occur any Material Adverse Change.

                                               (n)          Any material part of the Projects shall be damaged and such damage is not fully covered by insurance or is in excess of $50,000, subject to reasonable deductibles and not otherwise repaired.

                                               (o)          Borrower shall default in respect of any of its obligations for borrowed funds under a receivables loan facility to any other Person and such default shall continue uncured beyond any applicable notice and grace period.

                                               (p)          The Custodian or such other approved Person shall default in respect of any of its obligations described in Section 23.1.

                                               (q)          The Lockbox Bank or the Servicer (if Borrower or its Affiliates) shall fail to remit to Agent any proceeds of the Timeshare Loans in accordance with, as applicable, the terms of the Lockbox Agreement or the Servicing Agreement.

                                               (r)          Borrower or its Affiliates, the Lockbox Bank or the Servicer (if Borrower or its Affiliates) shall fail to perform any of their obligations under the Lockbox Agreement or Servicing Agreement, as applicable.

                                               (s)          Any final, non-appealable judgment or decree for money damages or for a fine or penalty in excess of $250,000 individually, or $1,000,000 in the aggregate is entered against Borrower which is not paid and discharged, stayed or transferred to a bond within thirty (30) days thereafter.

                                               (t)          Any party holding a lien or security interest on any part of any Project commences foreclosure or similar sale thereof or Borrower defaults under any mortgage, deed of trust or other lien encumbering all or any part of any Project, which, in either case, results in a Material Adverse Change.

                                               (u)          Borrower shall sell, transfer or convey or further encumber all or any part of its interest in any of the Collateral, other than in connection with a payoff of Agent and Lenders in full and a securitization or other takeout financing transactions.

                                               (v)           Borrower grants, permits or suffers to exist any mortgage, lien or encumbrance upon any of the Collateral, other than in favor of Agent, for the benefit of Lenders, other than in connection with a payoff of Agent and Lenders in full and a securitization or other takeout financing transactions.

                                               (w)          Any violation or breach by Borrower shall occur under any agreement, covenant or restriction materially and adversely affecting title of an Owner to a Timeshare Interest related to a Timeshare Loan comprising part of the Lender Portfolio Timeshare Loans; provided that, such default must, in order to be deemed to be an Event of Default, continue unremedied for a period of thirty (30) days in which time Borrower may promptly either (i) prepay an amount equal to the deficiency together with accrued interest thereon, (ii) pledge additional Qualified Timeshare Loans as part of the Lender Portfolio Timeshare Loans in an amount sufficient to cure the deficiency, or (iii) prepay, in part, and pledge additional Qualified Timeshare Loans, in part, in a total amount sufficient to cure the deficiency.

                                               (x)          Borrower shall fail to prepay to Agent and Lenders, pursuant to Section 6.7, all amounts owing by Borrower to Agent and Lenders on account of the Receivables Loan and all other Obligations owing by Borrower to Agent and Lenders pursuant to this Agreement, including, without limitation, the Change of Control Fee or prepayment fee, as applicable, pursuant to Section 5.4, immediately upon the occurrence of a Change of Control.

                                               (y)           The indictment of Borrower under any criminal statute, or the commencement of criminal or civil proceedings against Borrower pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any property of Borrower, or Borrower engages or participates in any “check kiting” activity regardless of whether a criminal investigation has been commenced.

                              25.2          Remedies. At the option of Agent, or at the written direction of Lenders pursuant to the terms of the Agency Agreement Agent shall, upon the occurrence of an Event of Default or at any time thereafter, take one or more of the following actions:

                                               (a)           Agent may declare all or some of the Obligations immediately due and payable;

                                               (b)           Cease making Advances and Borrower shall have no further right to receive any Advances hereunder;

                                               (c)           Agent may reduce the advance rate against Qualified Timeshare Loans;

                                               (d)           Agent may increase the interest rate on the Receivables Loan up to the Default Rate specified herein without further notice;

                                               (e)           Agent may enter any premises occupied by Borrower and take possession of the Collateral and any records related thereto;

                                               (f)           Agent may request and have appointed a receiver with respect to Borrower and/or the Collateral, and to that end, Borrower hereby consents to the appointment of a receiver by Agent in any action initiated by Agent pursuant to this Agreement, and Borrower waives any notice and posting of a bond in connection therewith;

                                               (g)           Agent may terminate any existing Lockbox Agreement or Servicing Agreement and thereafter have the collection and servicing of the Timeshare Loans done by Agent or any Person designated by Agent all in accordance with the terms and conditions of the Lockbox Agreement and Servicing Agreement; and/or

                                               (h)           Agent may exercise each and every right and remedy granted to Agent and Lenders under this Agreement, any Loan Document, under the applicable Uniform Commercial Code and under any other applicable law, at equity or otherwise.

                    If an Event of Default occurs under Section 25.1(g), 25.1(h), 25.1(i) or 25.1(j), all Obligations shall become immediately due and payable without further action.

                    Anything in this Agreement to the contrary notwithstanding, at any time when an Event of Default hereunder exists and is continuing, no Lender shall be obligated to fund any portion of an Advance hereunder, except in such circumstances as Agent and Lenders may have mutually agreed, including without limitation, pursuant to the terms of the Agency Agreement.

                              25.3         Sale or Other Disposition of Collateral. The sale or other disposition of the Collateral, or any part thereof, by Agent after an Event of Default may be for cash, credit or any combination thereof, and Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Obligations. Any sales of the Collateral may be adjourned from time to time with or without notice. Agent may cause the Collateral to remain on Borrower’s premises or otherwise to be removed and stored at premises owned by other Persons, at Borrower’s expense, pending sale or other disposition of the Collateral. Borrower, at Agent’s request, shall assemble the Collateral consisting of tangible assets and make such assets available to Agent at a place to be designated by Agent. Agent shall have the right to conduct such sales on Borrower’s premises, at Borrower’s expense, or elsewhere, subject to applicable Legal Requirements, on such occasion or occasions as Agent may see fit. With respect to Borrower’s owned or leased premises, Borrower hereby grants Agent, for the benefit of Lenders, a license, effective upon the occurrence of an Event of Default, and to the extent not prohibited by the terms of any applicable lease, and subject to applicable Legal Requirements, to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Agent’s and Lenders’ rights or remedies provided herein, at law or in equity, or otherwise.

                    Any notice required to be given by Agent of a sale or other disposition or other intended action by Agent with respect to any of the Collateral which is given in the manner specified in Section 29.1, at least ten (10) Business Days prior to such proposed action, shall constitute fair and reasonable notice to Borrower of any such action. The net proceeds realized by Agent, for the benefit of Lenders, upon any such sale or other disposition, after deduction for the expenses related thereto including without limitation, reasonable attorneys’ fees, shall be applied in such order as Agent, in its sole discretion, elects, toward satisfaction of the Obligations. Agent shall account to Borrower for any surplus realized upon such sale or other disposition, and Borrower shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Agent’s and Lenders’ security interest in the Collateral. Borrower agrees that Agent and Lenders have no obligation to preserve rights to the Collateral against any other parties. Agent and Lenders shall be under no obligation to marshal any assets in favor of Borrower or any other Person or against or in payment of any or all of the Obligations.

                    In connection with the disposition of any Collateral by Agent, Borrower agrees that Agent may disclaim any warranties and dispose of such Collateral without any warranties whatsoever and that Agent shall not be deemed to have acted in a commercially unreasonable manner as a result thereof.

                    If Agent sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by or on behalf of the purchaser, received by Agent and applied to the indebtedness owed by such purchaser to Agent. If the purchaser fails to pay for any of the Collateral, Agent may resell the Collateral.

                    Agent may, in the name of Borrower or its own name, make and execute all conveyances, assignments and transfers of the Collateral sold in connection with the exercise of Agent’s and Lenders’ rights and remedies; and Agent is hereby appointed Borrower’s attorney-in-fact for this purpose.

                              25.4          Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

                                               (a)           First: to the payment of all costs and expenses incurred in connection with such sale or other realization, including reasonable attorneys’ fees; and

                                               (b)           Second: to the payment of the Obligations relating to the Receivables Loan (with Borrower remaining liable for any deficiency) in such order as Agent may elect;

                                               (c)           Third: to the payment of all other Obligations (with Borrower remaining liable for any deficiency), including but not limited to any Obligations relating to the Existing Loan and/or relating to the Existing Loan Documents (pursuant to each Lender’s participation interest in the Existing Loan); and

                                               (d)           Fourth: the balance (if any) of such proceeds shall be paid, subject to any duty imposed by law, or otherwise to whomsoever shall be entitled thereto.

                              25.5          Actions with Respect to Timeshare Loans. Agent may take any of the following actions, in its name or the name of Borrower, as Agent may determine, without notice to Borrower and at Borrower’s expense:

                                               (a)           Verify the validity and amount of or any other matter relating to the Lender Portfolio Timeshare Loans, by mail, telephone, telegraph or otherwise:

                                               (b)           Direct all Purchasers to make payment of all Lender Portfolio Timeshare Loans directly to Agent or a Person designated by Agent, forward invoices directly to such Purchasers and receive and collect all monies due or to become due with respect to such Lender Portfolio Timeshare Loans;

                                               (c)           Take control in any manner of any cash or non-cash items of payment or proceeds of the Lender Portfolio Timeshare Loans; and

                                               (d)           At any time after an Event of Default occurs and while such Event of Default continues, enforce payment of and collect any of the Lender Portfolio Timeshare Loans assigned to Agent, for the benefit of Lenders, pursuant to this Agreement, by legal proceedings or otherwise, and for such purpose, Agent may:

                                                               (i)            Demand payment of any of such Lender Portfolio Timeshare Loans, subject to the terms thereof;

                                                               (ii)          Settle, adjust, compromise, extend, renew, discharge or release any of the Lender Portfolio Timeshare Loans;

                                                               (iii)          Sell or assign any of the Lender Portfolio Timeshare Loans on such terms, for such amount and at such times as Agent deems advisable;

                                                               (iv)          Prepare, file and sign Borrower’s name on any proof of claim or similar document in any proceeding filed under any Debtor Relief Laws as to any of the Lender Portfolio Timeshare Loans;

                                                               (v)          Endorse the name of Borrower upon any documents, instruments or similar documents or agreements relating to the Lender Portfolio Timeshare Loans or upon any checks or other media of payment that may come into Agent’s possession; or

                                                               (vi)          Take all other actions necessary or desirable to protect Agent’s and Lenders’ interest in the Lender Portfolio Timeshare Loans.

                    Borrower hereby makes, constitutes and appoints Agent (and any of Agent’s designated officers, employees or agents) as its true and lawful attorney-in-fact, with full power of substitution, with power to sign its name and to take any of the foregoing actions, in its name or the name of Agent, which power is coupled with an interest and is irrevocable. All acts of Agent taken in connection with the foregoing are hereby ratified and approved and Agent shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except gross negligence or willful misconduct. Borrower agrees to assist Agent in the collection and enforcement of the Lender Portfolio Timeshare Loans and not to hinder, delay or impede Agent in its collection or enforcement of the Lender Portfolio Timeshare Loans.

                              25.6     Retention of Collateral. At its discretion, Agent, for the benefit of Lenders, may retain all or part of the Collateral in partial or full satisfaction of the Obligations to the extent permitted by applicable law. Agent will not be considered to have offered to retain the Collateral in satisfaction of the Obligations, unless Agent has entered into a written agreement with Borrower to that effect.

                              25.7     Performance by Agent and Lenders. In the event that Borrower fails to perform any obligations under any of the Loan Documents, the Project Documents or the Consumer Documents, Agent or any Lender may perform such obligations and Borrower agrees to reimburse Agent and Lenders for all funds expended by Agent and Lenders and all costs related thereto. If Borrower does not reimburse Agent and Lenders within five (5) Business Days after demand by Agent, interest shall accrue on such reimbursement obligations at the Default Rate. In no event shall Agent and Lenders have any obligation to perform any obligations of Borrower under the Loan Documents, the Project Documents or the Consumer Documents. Such performance shall be totally discretionary with Agent and Lenders and performance by Agent and Lenders at any time shall not give rise to any duty or obligation by Agent and Lenders to perform at any other time.

                              25.8     No Liability of Agent or any Lender. Neither the acceptance of this Agreement by Agent or any Lender, nor the exercise of any rights hereunder by Agent or any Lender, shall be construed in any way as an assumption by Agent or any Lender of any obligations, responsibilities or duties of Borrower arising in connection with the Projects, under any applicable Timeshare Act or under any of the Project Documents, or in connection with any other business of Borrower, or the Collateral, or otherwise bind Agent or any Lender to the performance of any obligations with respect to the Project or the Collateral. Neither Agent nor any Lender shall be obligated to perform, observe or discharge any obligation, responsibility, duty, or liability of Borrower with respect to the Projects or any of the Collateral, under any applicable Timeshare Act or under any of the Project Documents. This Agreement, any action or actions on the part of Agent or any Lender taken hereunder, and any exercise of rights or remedies by Agent or any Lender prior to or following the occurrence of an Event of Default shall not constitute an assumption by Agent or any Lender of any obligations of Borrower with respect to the Projects, the Collateral, and Borrower shall continue to be liable for all of their obligations thereunder or with respect thereto.

                              25.9     Right to Defend Action Affecting Collateral. Agent may, at Borrower’s expense, appear in and defend any action or proceeding at law or in equity which

Agent in good faith believes may affect the value of the Collateral, the Projects or Agent’s and Lenders’ rights under any of the Loan Documents.

                              25.10     Delegation of Duties and Rights. Agent may execute any of its duties and/or exercise any of its rights or remedies under the Loan Documents by or through its officers, directors, employees, attorneys, agents, representatives or through other Persons. Agent may use Wellington Financial to perform certain services in connection with the transactions contemplated under the Loan Documents. Agent may pay Wellington Financial or any other Persons performing services for Agent such compensation as Agent may elect.

                              25.11     Condemnation or Litigation. Agent and Lenders shall have no obligation to make any Advances if any condemnation proceeding or litigation is pending against any Unit or the applicable Primary Project or against Borrower, which would in any material way impair any Primary Project.

                              25.12     Set-Off. Without limiting the rights of Agent or any Lender under applicable law, and subject in all cases to the terms of any other agreement among Lenders, including without limitation, the Agency Agreement, Agent and each Lender have and may exercise a right of set-off, a lien against and a security interest in all property of Borrower now or at any time in Agent’s or such Lender’s possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other bank account with Agent or any Lender, as security for all Obligations. At any time and from time to time following the occurrence of an Event of Default, or an event which with the giving of notice or passage of time or both would constitute an Event of Default, Agent or any Lender may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Agent or any Lender to or for the credit of Borrower against any or all of the Obligations.

                              25.13     Waiver of Right of First Refusal. Borrower (on behalf of itself and its Affiliates) hereby irrevocably waives any right of first refusal it may have to purchase Timeshare Interests (including without limitation the right of first refusal contained in any Declaration in favor of Borrower or its Affiliates, as declarant or otherwise) with respect to any Timeshare Interests acquired by Agent, for the benefit of Lenders, or its nominee or assignee. Borrower agrees that thereafter such Timeshare Interests may be assigned, transferred or sold free and clear of any right of first refusal in favor of Borrower.

                   26.      Regarding Agent.

                              26.1     Appointment. Each Lender hereby designates Liberty Bank to act as Agent for such Lender under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all collateral, payments of principal and interest, fees, charges and collections received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the other Loan Documents or applicable law unless Agent is furnished with an indemnification from Lenders reasonably satisfactory to Agent with respect thereto.

                              26.2     Nature of Duties. Agent shall administer the Receivables Loan in accordance with the provisions of this Agreement, the other Loan Documents and the Agency Agreement. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, the Agency Agreement and the other Loan Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder, under the Agency Agreement or in connection herewith or therewith, unless caused by their bad faith, gross negligence (but not mere negligence) or willful misconduct or (ii) responsible in any manner for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement or in any other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Loan Documents or for any failure of Borrower to perform its obligations hereunder or thereunder. The duties of Agent with respect to the Receivables Loan to Borrower shall be mechanical and administrative in nature. Agent shall not have by any reason of this Agreement a fiduciary relationship in respect of any Lender and nothing in this Agreement, expressed or implied, is intended to or shall be construed as to impose upon Agent any obligation in respect of this Agreement except as expressly set forth herein or in the Agency Agreement.

                              26.3     Lack of Reliance on Agent and Resignation.

                                          (a)          Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Borrower in connection with the making and the continuance of the Receivables Loan hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Receivables Loan or at any time or times thereafter except in any event as shall be provided by Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any of the other Loan Documents, or of the financial condition of Borrower or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents or the financial condition of Borrower, or the existence of any Event of Default or any Incipient Default, except as expressly set forth herein.

                                          (b)          Agent may resign upon sixty (60) days’ written notice to each of Lenders and Borrower. Lenders will during such sixty (60) day period designate a successor Agent which in the absence of an Event of Default shall be reasonably satisfactory to Borrower, which approval will not be unreasonably withheld or delayed. Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term “Agent” shall mean such successor agent effective upon its appointment. Effective upon the appointment of a successor Agent the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After the appointment of a successor Agent as Agent, the provisions of this Section 26.3 shall inure to the prior Agent’s benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. Agent’s resignation shall not release Liberty Bank from any of its obligations to Borrower as a Lender under the Loan Documents.

                              26.4     Certain Rights of Agent.     Subject to the terms of the Agency Agreement, if Agent shall request instructions from the Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Lenders.

                              26.5     Reliance.     Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or facsimile message, cablegram, order or other document or telephone message believed in good faith by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the other Loan Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

                              26.6     Purposely Omitted.

                              26.7     Agent in its Individual Capacity.     In the event that Agent is or becomes a “Lender” under this Agreement, with respect to the obligation of Agent to lend under this Agreement, Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender.

                              26.8     Borrower’s Undertaking to Agent.     Without prejudice to its obligations to Lenders under the other provisions of this Agreement, Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by Borrower for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy Borrower’s obligations to make payments for the account of Agent and Lenders or the relevant one or more of them pursuant to this Agreement.

                              26.9     Allocation of Payments and Collateral.     In the event of a liquidation of the Collateral, proceeds collected with respect thereto shall be applied to the Obligations in accordance with Section 25.4.

                              26.10     Agency Agreement.     Certain   other   terms   governing   the relationship between Agent and Lenders are set forth in the Agency Agreement. The Agency Agreement may be amended, modified or restated in accordance with its terms without the consent or approval of Borrower.

             27.          Sale And Assignment.

                             27.1     Successors and Assigns; Participations; New Lenders.

                                          (a)          This Agreement shall be binding upon and inure to the benefit of Borrower, Agent, each Lender, all future holders of any Receivables Loan Note and their respective successors and assigns, except that Borrower may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of Agent.

                                          (b)          Borrower acknowledges that one or more Lenders may at any time and from time to time, without prior notice to or consent of Borrower, sell participating interests in the Receivables Loan. Each Lender shall promptly thereafter provide written notice to Borrower and to Agent of any sales of participating interests made by each Lender. No such participation shall create a direct contractual relationship between Borrower and any such participant, and Agent and Borrower shall only be required to deal with the Lender who sold such participation and the participant shall have no rights hereunder.

                                          (c)          With the prior written consent of Agent, any Lender may, at its own cost and expense, sell, assign or transfer its rights under this Agreement and the other Loan Documents to one or more Eligible Transferees and such Eligible Transferee may commit to make Advances hereunder pursuant to a Commitment Transfer Supplement in form substantially similar to that set forth on Exhibit I hereto (each, a “Commitment Transfer Supplement”), executed by an Eligible Transferee, the transferor Lender, and Agent and delivered to Agent provided, however, that: any transfer of less than all of any Lender’s rights hereunder or any transfer to a Person who is not a Lender hereunder shall be in minimum amounts of not less than $10,000,000. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) the Eligible Transferee thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Pro Rata Share as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose (it being understood that all outstanding obligations of the transferor Lender shall either be satisfied by such transferor Lender or assumed by the Eligible Transferee). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Eligible Transferee and the resulting adjustment of the Pro Rata Shares arising from the purchase by such Eligible Transferee of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the other Loan Documents. Borrower hereby consents to the addition of such Eligible Transferee and the resulting adjustment of the Pro Rata Shares arising from the purchase by such Eligible Transferee in accordance with the terms of this Section 27.1 of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the other Loan Documents. Borrower shall, to the extent reasonable, execute and deliver such further documents and do such further reasonable acts and things in order to effectuate the foregoing.

                                        (d)          Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Receivables Loan recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Eligible Transferee upon the effective date of each transfer or assignment to such Eligible Transferee.

                                        (e)          Borrower authorizes Agent and each Lender to disclose to any Eligible Transferee or any participant and any prospective Eligible Transferee or any participant any and all financial information in Agent’s or such Lender’s possession concerning Borrower, the Projects or the Vacation Club which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement or in connection with such Lender’s credit evaluation of Borrower, the Projects or the Vacation Club so long as such information is provided in accordance with the terms and conditions of a confidentiality agreement in form and content acceptable to Agent and Borrower.

                                        (f)           Borrower agrees to take all actions that Agent or any Lender may reasonably request in attempting to sell, transfer or assign any of its rights or interests under this Agreement. Such actions include, but are not limited to, (a) Borrower causing senior management and representatives of Borrower to be available to participate in information meetings with prospective Eligible Transferees at such times and places as Agent or the applicable Lender may reasonably request, and (b) Borrower providing Agent or the applicable Lender with all information reasonably requested by Agent or the applicable Lender in order to accomplish such sale, transfer or assignment.

                                        (g)          In addition to the foregoing provisions, any Lender may at any time pledge or assign all or any portion of its rights under the Loan Documents (including any portion of any Receivables Loan Note) to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12, U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release any Lender from its obligations under any of the Loan Documents.

                           27.2     Pledge of Commitment Amount. Notwithstanding any other provision of this Section 27, any Lender may pledge (a “Pledge”) its rights and obligations under this Agreement, under its Receivable Loan Note, and in and to the remaining Loan Documents (all of which rights shall be collectively referred to for purposes of this Section 27.2 as the pledging Lender’s Commitment Amount) to any entity which has extended a credit facility to such Lender and that is an Eligible Transferee or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by S&P (a “Loan Pledgee”), on the terms and conditions set forth in this Section 27.2. Upon written notice by the applicable Lender to the other Lenders and Agent that a Pledge by such Lender of its Commitment Amount has been effected, Agent thereafter agrees: (a) to give Loan Pledgee written notice of any default by the pledging Lender under this Agreement at such time as Agent delivers notice to such pledging Lender; and (b) that, upon written notice (a “Redirection Notice”) to the other Lenders and Agent by such Loan Pledgee that the pledging Lender is in default, beyond applicable cure periods, under the pledging Lender’s obligations to such Loan Pledgee pursuant to the applicable credit agreement between the pledging Lender and such Loan Pledgee (which notice need not be joined in or confirmed by the pledging Lender), and until such Redirection Notice is withdrawn or rescinded by such Loan Pledgee, Loan Pledgee shall be entitled to receive any payments that Agent would otherwise be obligated to pay to the pledging Lender from time to time pursuant to this Agreement.

                    Any pledging Lender hereby unconditionally and absolutely releases the other Lenders and Agent from any liability to the pledging Lender on account of any Lender’s or Agent’s compliance with any Redirection Notice believed by Agent or any Lender to have been delivered by a Loan Pledgee. Loan Pledgee shall be permitted to fully exercise its rights and remedies against the pledging Lender, and realize on any and all collateral granted by the pledging Lender to such Loan Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law. In such event, the other Lenders and Agent shall recognize such Loan Pledgee (and any transferee which is also an Eligible Transferee at any foreclosure or similar sale held by such Loan Pledgee or any transfer in lieu of such foreclosure), and its successors and assigns, as the successor to the pledging Lender’s rights, remedies and obligations under this Agreement, and any such Loan Pledgee or Eligible Transferee shall assume in writing the obligations of the pledging Lender hereunder accruing from and after such transfer and agree to be bound by the terms and provisions of this Agreement. The rights of a Loan Pledgee under this Section 27 shall remain effective as to any Lender (and Agent) unless and until such Loan Pledgee shall have notified such Lender (and Agent, as applicable) in writing that its interest in the pledged Commitment Amount has terminated.

                    28.          Amendments to Agreement. Lenders, Agent and Borrower may, subject to the provisions of this Section 28, and any other agreement among Lenders, including without limitation, the Agency Agreement, from time to time enter into written supplemental agreements to this Agreement or the other Loan Documents executed by Borrower, Agent and/or Lender(s), for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrower thereunder or the conditions, provisions or terms thereof or waiving any Incipient Default or Event of Default thereunder, but only to the extent specified in such written agreements.

                    Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrower, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrower, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right resulting from such subsequent Event of Default.

                    29.           Miscellaneous.

                                    29.1      Notices. All notices, requests and demands to be made hereunder to the parties hereto must be in writing (at the addresses set forth below) and may be given by any of the following means:

                                                  (a)      personal delivery;

                                                  (b)      reputable overnight courier service;

                                                  (c)     electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by registered or certified, first class mail, return receipt requested); or

                                                  (d)     registered or certified, first class mail, return receipt requested.

                    Any notice, demand or request sent pursuant to the terms of this Agreement will be deemed received (i) if sent pursuant subsection (a), upon such personal delivery, (ii) if sent pursuant to subsection (b) on the next Business Day following delivery to the courier service, (iii) if sent pursuant to subsection (c) upon dispatch if such dispatch occurs between the hours of 9:00 a.m. and 5:00 p.m. (recipient’s time zone) on a Business Day, and if such dispatch occurs other than during such hours, on the next Business Day following dispatch and (iv) if sent pursuant to subsection (d) three (3) days following deposit in the mail with all postage paid.

If to Agent:	Liberty Bank
291 Main Street
Middletown, CT 06457
Attention: Donald Peruta
Telephone No.: (860) 638-2916
Telecopier No.: (860) 344-9217

If to Borrower:	Bluegreen Corporation
4960 Conference Way North, Suite 100
Boca Raton, Florida 33431
Attention: Anthony M. Puleo
Telephone No.: (561) 912-8270
Telecopier No.: (561) 912-8123

With courtesy copies to:	Bluegreen Corporation 4960 Conference Way North, Suite 100
Boca Raton, Florida 33431
Attention: General Counsel

Telephone No.: (561) 912-8012
Telecopier No.: (561) 912-8299

If to Lender:	At the address provided for such Lender
on its signature page hereto

                    The addresses and addressees for the purpose of this Section may be changed by giving written notice of such change in the manner herein provided for giving notice. Unless and until such written notice of a change of address or addressee is received, the last address and addressee, as stated by written notice, or provided herein if no written notice of change has been sent or received, shall be deemed to continue in effect for all purposes hereunder.

                              29.2      Borrower’s Representative. Borrower hereby designates the following natural persons as the representatives of Borrower for purposes of (a) making all decisions with respect to the Receivables Loan and the Loan Documents, (b) delivering all notices, certificates, requests for advance and other documents required by the terms of the Loan Documents or requested by Borrower in connection with the Receivables Loan, and (c) taking all other actions requested by Borrower in connection with the Receivables Loan and the Loan Documents:

Anthony M. Puleo, Senior Vice President, CFO and Treasurer
Bluegreen Corporation
4960 Conference Way North, Suite 100
Boca Raton, Florida 33431
Telephone No.: (561) 912-8270
Telecopier No.: (561) 912-8123

Allan J. Herz, Senior Vice President, Mortgage Operations and Assistant Treasurer
Bluegreen Corporation
4960 Conference Way North, Suite 100
Boca Raton, Florida 33431
Telephone No.: (561) 912-8210
Telecopier No.: (561) 443-8743

In taking action pursuant to the terms of this Agreement and the other Loan Documents, the Agent and Lenders shall be entitled to rely, without further investigation, upon any notice, certificate, request for advance or other document delivered in writing and executed or signed by such representative of Borrower. In addition, the Agent and Lenders may, at their option, refuse to take action in the event a notice, certificate, request for advance or other document is delivered to Agent or any Lender which has not been executed or delivered by such representative of Borrower.

                              29.3      Binding Effect; Assignment. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided,

however, that Borrower shall not assign its rights or obligations under this Agreement, without Agent’s and each Lender’s prior written consent.

                              29.4     No Waiver. No delay or omission to exercise any right, power or remedy accruing to Agent or any Lender upon any breach or default of Borrower under this Agreement shall impair any such right, power or remedy of Agent or any Lender, nor shall it be construed to be a waiver of any such breach or default thereafter occurring, nor shall any waiver of any single breach or default theretofore occurring be deemed a waiver of any other breach or default. Any waiver, permit, consent or approval of any kind under this Agreement, or any waiver on the part of Agent or any Lender of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

                              29.5     Remedies Cumulative. All remedies either under this Agreement, by law, or otherwise afforded to Agent and Lenders, shall be cumulative and not alternative.

                              29.6     Costs, Fees and Expenses.

                                          (a)     Loan Documents. Borrower agrees to pay the following:

                                                  (i)     all costs and expenses of Agent and Lenders in connection with (A) the preparation, review, negotiation, execution, delivery and administration of the Loan Documents, and the other documents to be delivered in connection therewith, or any waivers, consents, amendments, extensions and increases to any of the foregoing, (B) the preparation for, negotiations regarding, consultations concerning, or the defense or prosecution of legal proceedings involving any claims made or threatened against Agent or any Lender arising out of or related to the Loan Documents, the transactions contemplated hereunder and the protection of any of the Collateral, or (C) after the occurrence and during the continuation of an Event of Default, obtaining any appraisals or reappraisals of Collateral, periodic lien searches and tax clearance certificates, as Agent in its discretion may require (including in all cases, without limitation, reasonable attorneys’ fees and expenses);

                                                  (ii)     all losses, costs and expenses of Agent and Lenders and their participants in connection with the interpretation, enforcement, protection and preservation of Agent’s and Lenders’ rights or remedies under the Loan Documents, or any other agreement relating to any of the Obligations, or in connection with legal advice relating to the rights or responsibilities of Agent or any Lender (including without limitation court costs, reasonable attorneys’ fees, expenses of accountants and appraiser and the cost of all appeals); and

                                                  (iii)     any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and all liabilities to which Agent and each Lender may become subject as the result of delay in paying or omission to pay such taxes.

                                          (b)     Recording; Etc. Borrower agrees to pay all costs, expenses and fees of Agent and Lenders and their participants related to the Receivables Loan, the transactions contemplated hereunder and the exercise by Agent and Lenders of their rights and remedies, including without limitation, costs and expenses incurred or paid by Agent and

Lender and their participants for photocopying; notarization; couriers; messengers; telecommunications; public record searches (including without limitation, real estate, tax lien, litigation, UCC or bankruptcy searches); filing; recording; publication; appraisals of Collateral upon the occurrence and during the continuance of an Event of Default; real estate surveys; real estate title insurance reports, commitments, policies and endorsements; environmental audits or surveys; and accounting or other professional advisors.

                                          (c)     Attorneys’ Fees. Borrower agrees to pay all reasonable attorneys’ fees and the costs and disbursements of any outside attorney or paralegal engaged by Agent and Lenders and their participants in connection with (i) advising, structuring, drafting, preparing, reviewing, negotiating, administering the Loan Documents or any waivers, consents, amendments, extensions, modifications or restatements related thereto; (ii) interpreting, enforcing, protecting, preserving, defending or terminating any of the Loan Documents or any of Agent’s and Lenders’ rights and remedies related thereto, irrespective of whether suit is brought (including without limitation, all costs and expenses and reasonable attorneys’ fees related to any “workout,” “restructuring,” insolvency or similar proceeding involving Borrower); (iii) legal advice relating to the rights and responsibilities of Agent and Lenders in connection with the Loan Documents; (iv) the preparation for negotiations regarding, consultations concerning or the defense or prosecution of any legal proceedings involving, any claim (including third-party claims) made or threatened against Agent or any Lender and their participants related to or involving the Loan Documents, the transactions contemplated under the Loan Documents, Lender’s relationship with Borrower; or (v) any actions taken pursuant to the Loan Documents by Agent or any Lender. Notwithstanding the foregoing, without the prior consent of Borrower, Agent and Lenders agree that Borrower will not be obligated to pay any costs or disbursements (including attorneys fees) as provided for under this Section 29.6(c) in connection with the drafting, preparing, reviewing, negotiating or closing of any additional Commitment Amount in an aggregate amount in excess of $35,000,000 received from any Lender or any other Person after the Closing Date.

                                          (d)     Protection of Security, Etc. Borrower agrees to pay all costs and expenses, including reasonable attorneys’ and paralegals’ fees incurred by Agent and Lenders and their participants in protecting, maintaining, preserving or enforcing this Agreement or any other Loan Document or any of the Timeshare Loans in defending or prosecuting any action or proceeding arising out of or relating to Agent’s and Lenders’ transactions with Borrower, or in exercising any of its rights hereunder, or under any of the Loan Documents or under applicable law.

                                         (e)     Lockbox Bank; Servicer; Custodian. Borrower agrees to pay all costs and expenses relating to the servicing of the Timeshare Loans, including without limitation all sums payable to the Lockbox Bank and Servicer, all in accordance with, as applicable, the terms of the Lockbox Agreement and the Servicing Agreement and any costs, expenses and reasonable fees charged by Agent in the event Agent services such Timeshare Loans, and the costs, expenses and fees of any other such Lockbox Bank, Servicer or Custodian.

                                         (f)     Sales and Marketing. Borrower agrees that it or its Affiliates shall pay all costs and expenses related to the sales and marketing of Timeshare

Interests, and all reasonable sums payable to any of Borrower or its Affiliates engaged by or for Agent, for the benefit of Lenders, to sell Timeshare Interests after an Event of Default.

                                         (g)     Audit and Inspection. Borrower agrees to pay all reasonable costs and expenses incurred by Agent and Lenders and their participants in connection with any inspections of the Primary Projects or the Units or any audit of Borrower or any of its business activities; provided, however, unless an Incipient Default or an Event of Default has occurred, Borrower shall not be responsible to pay for any costs or expenses incurred in connection with any such inspections or audits more often than once every calendar year.

                                         (h)     Reimbursement. In the event that Borrower fails to perform any obligations under any of the Loan Documents, Agent may perform such obligations and Borrower agrees to reimburse Agent for all funds expended by Agent and all costs related thereto. If Borrower does not reimburse Agent within ten (10) days after demand by Agent, interest shall accrue on such reimbursement obligations at the Default Rate.

                                         (i)     Payment. Borrower irrevocably authorizes Agent and Lenders to pay all costs, expenses, fees, reimbursement obligations and other sums payable to Agent and Lenders and their participants under this Agreement or any of the Loan Documents out of any Advances under the Receivables Loan or as an Advance under the Receivables Loan without the requirement for a Request for Receivables Loan Advance form.

                                         (j)     Survival. Borrower’s obligations under this Section shall survive termination of this Agreement and repayment of the Receivables Loan.

                              29.7     No Other Agreements. All understandings and agreements heretofore had between the parties respecting the transactions contemplated by this Agreement are merged in this Agreement and the Loan Documents and there are no other agreements, written or oral, and no customs or usages applicable to any provision of this Agreement. In the event of any inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall prevail.

                              29.8     Amendments. No change in or addition to, or waiver of, any provision of this Agreement shall be valid against Borrower unless in writing and signed on behalf of Borrower, except for such amendments or modifications expressly provided in this Agreement relating to the relationship among Agent and/or Lenders for which Borrower’s consent is not otherwise expressly required therefor.

                              29.9     Survival of Covenants, Agreements, Representations and Warranties. All warranties, representations, covenants and indemnities made by Borrower herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement: (a) shall be considered to have been relied upon by Agent and Lenders and shall survive the Closing, termination of this Agreement and repayment of the Receivables Loan, regardless of any investigation made by Agent or any Lender or on its behalf, (b) are material and being relied upon by Agent and Lenders, and (c) are true in all respects as of the date hereof and shall be true in all respects at all times hereafter (unless such representations and warranties pertain to an earlier time period). All statements in any such certificate or other instrument shall constitute warranties and representations by Borrower hereunder.

                              29.10     Governing Law. THIS AGREEMENT AND ALL TRANSACTIONS CONTEMPLATED HEREUNDER, AND ALL THE RIGHTS OF THE PARTIES SHALL BE GOVERNED AS TO THE VALIDITY, INTERPRETATION, CONSTRUCTION, ENFORCEMENT AND IN ALL OTHER RESPECTS BY THE LAW OF THE STATE OF CONNECTICUT, THE PRIMARY PLACE OF BUSINESS OF AGENT, WITHOUT REGARD TO ITS RULES AND PRINCIPLES REGARDING CONFLICTS OF LAWS OR ANY RULE OR CANON OF CONSTRUCTION WHICH INTERPRETS AGREEMENTS AGAINST THE DRAFTSMAN.

                              29.11     Limitation of Liability. Borrower shall be responsible for and Agent and Lenders are hereby released from any claim or liability in connection with:

                                            (a)     safekeeping any Collateral;

                                            (b)     any loss or damage to any Collateral;

                                            (c)     any diminution in value of the Collateral not resulting from the gross negligence or willful misconduct of Agent; or

                                            (d)     any act or default of another Person not resulting from the gross negligence or willful misconduct of Agent.

                    Agent and Lenders shall only be liable for any act or omission on their part constituting gross negligence or willful misconduct. In the event Borrower brings suit against Agent or any Lender in connection with the transactions contemplated hereunder and Agent or such Lender is found not to be liable, Borrower agrees to indemnify and hold Agent and Lenders harmless from all costs and expenses, including reasonable attorneys’ fees, incurred by Agent and Lenders in connection with such suit. This Agreement is not intended to obligate Agent and Lenders to take any action with respect to the Collateral or to incur expenses or perform any obligation or duty of Borrower. Borrower’s obligations under this Section shall survive termination of this Agreement and repayment of the Receivables Loan.

                              29.12      Submission to Jurisdiction. Borrower consents to the non-exclusive jurisdiction of any state or federal court located within the State of Connecticut and irrevocably agree that, subject to Agent’s election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts, and Borrower waives any objection which they may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court. Nothing contained in this Agreement shall affect the right of Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of Agent or any Lender to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

                              29.13     Service of Process. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY SUMMONS AND COMPLAINT IN CONNECTION WITH ANY PROCEEDINGS ARISING OUT OF THIS AGREEMENT, OR OTHER

PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO SECTION 29.1. BORROWER WAIVES ANY CLAIM THAT CONNECTICUT IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD BORROWER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY AGENT AGAINST BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS.

                              29.14     Use of Name. Borrower shall not, without the prior written consent of Agent, use the name of Agent or any Lender in connection with any of its business activities, except in connection with internal business matters and as required in dealings with governmental agencies and other financial institutions and as may otherwise be required pursuant to applicable Legal Requirements or in a press release with respect to the Receivables Loan. Upon the consent of Borrower, Agent and Lenders may use the name of Borrower and any of its Affiliates in any press release, advertisement or other promotional materials issued with respect to the Receivables Loan.

                              29.15     Headings; References to “Exhibits” or to “Sections”. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and are not a part of this Agreement and shall not be used in the interpretation of this Agreement. References herein to a “Section” or an “Exhibit” without further attribution shall be deemed to refer to sections or exhibits, as the case may be, of or to this Agreement. All Schedules and Exhibits referred to herein or attached hereto shall be deemed to be incorporated herein for all purposes.

                              29.16     Partial Invalidity. If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or enforceable, all terms, provisions, covenants and conditions of this Agreement, and all applications thereof, not held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided that the invalidity, voidness or unenforceability of such term, provision, covenant or condition (after giving effect to the next sentence in this Section) does not materially impair the ability of the parties to consummate the transactions contemplated hereby. In lieu of such invalid, void or unenforceable term, provision, covenant or condition there shall be added to this Agreement a term, provision, covenant or condition that is valid, not void and enforceable and is as similar to such invalid, void or enforceable term, provision, covenant or condition as may be possible.

                              29.17     Waiver in Legal Actions. In connection with any proceedings under this Agreement or the documents collateral hereto or the transactions contemplated hereunder, Borrower irrevocably waives:

                                           (a)          All procedural errors, defects and imperfections in such proceedings;

                                           (b)          Any requirement of bonds, and any surety or security relating thereto, required by any statute, court rule or otherwise as incident to such possession;

                                           (c)          Demand, presentment and protest, notice of demand, presentment or protest of any Receivables Loan Note or any other Loan Document;

                                           (d)          The benefit of any valuation, appraisal and exemption law;

                                           (e)          Any right to subrogation, reimbursement, contribution or indemnity; and

                                           (f)          Any right to require Agent and Lenders to marshal any assets of Borrower or any other Person.

                              29.18    Sale; Participations; Delegations of Duties. Borrower acknowledges and agrees that Agent and Lenders shall have the right, without notice to or consent of Borrower, to sell participation interests in the Advances made hereunder or the Receivables Loan in whole or in part to other Persons and that Agent and Lenders may delegate to other Persons performance of certain obligations of Agent and Lenders under this Agreement. In connection therewith, Agent and Lenders may make available to any prospective purchaser, assignee, participant or other Person, any information in its possession regarding Borrower, the Project or the Vacation Club so long as such information is provided in accordance with the terms and conditions of a confidentiality agreement in form and content acceptable to Agent and Borrower. In the event that Agent or any Lender participates or sells its interest in the Receivables Loan to any Eligible Transferee, Agent or such Lender shall have no further responsibilities or liabilities in connection with the sold or participated portion of the Receivables Loan, including without limitation the obligation to fund Advances related to such sold or participated portions, after the date of such sale or participation. All of such responsibilities and liabilities after the date of such sale shall be those of the Eligible Transferee of Agent’s or such Lender’s interest.

                              29.19    Indemnification. Borrower agrees to indemnify Agent and Lenders and all participants, their successors, assigns, shareholders, officers, directors, employees and agents (each an “Indemnified Party”) against any damage, loss or expense (including reasonable attorneys’ fees and court costs) awarded against or paid, incurred or suffered by any Indemnified Party as a result of proceedings, actions, claims, counterclaims, fines or penalties arising out of or resulting from (a) any act or omission of Borrower or any of its respective Affiliates, employees, contractors or agents, (b) any violation of or noncompliance by Borrower or its Affiliates with any Legal Requirement, (c) the breach by Borrower of any covenant, warranty, term or provision of this Agreement or any Loan Document, or (d) any misrepresentation by Borrower in respect of any aspect of the transactions contemplated by this

Agreement unless in the case of any of the foregoing clauses (a)-(d), such damage, loss or expense results from the gross negligence or willful misconduct of any Indemnified Party.

                    In the event Borrower shall fail to pay taxes, insurance, Assessments, costs or expenses which it is required to pay hereunder, or fail to keep the Collateral free from security interests or lien or fail to maintain or repair the Projects as required hereby, or otherwise breach any obligation hereunder, Agent in its discretion, may make expenditures for such purposes and the amount so expended (including reasonable attorneys’ fees and expenses, filing fees and other charges) shall be payable by Borrower on demand. With respect to any amount required to be paid by Borrower under this Section, in the event Borrower fails to pay such amount on demand, Borrower shall also pay to Agent, for the benefit of Lenders, interest thereon at the Default Rate.

                    Borrower agrees to indemnify and hold harmless, each Indemnified Party, from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not such Person is a party to any litigation), including reasonable attorneys’ fees and costs and costs of investigation, document production, attendance at depositions or other discovery with respect to or arising out of this Agreement, any of the Loan Documents, the use of any proceeds advanced hereunder, the transactions contemplated hereunder, or any claim, demand, action or cause of action being asserted against Borrower, unless resulting from the gross negligence or willful misconduct of such Indemnified Party.

                    Borrower’s obligations under this Section shall survive termination of this Agreement and repayment of the Receivables Loan.

                              29.20    Brokers; Payment of Commissions. Borrower represents and warrants to Agent and Lenders that no consultant, advisor, broker, agent, finder or intermediary has acted on its behalf in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby. Borrower agrees to pay the compensation, if any, due to any Person claiming any commission or finder’s fee or other compensation as a result of any actions by such Person for or on behalf of Borrower. Agent represents and warrants to Borrower, and Borrower acknowledges and agrees, that Wellington Financial is the only party that has acted as a consultant, advisor, broker, agent, finder or intermediary solely on Agent’s behalf in connection with the transactions contemplated hereunder. Agent agrees that it shall pay Wellington Financial such fees or other compensation in connection with the transactions contemplated hereunder, as may be due to Wellington Financial and agrees to hold Borrower harmless from any claims, losses or expenses resulting therefrom.

                              29.21    Counterparts; Electronic Signatures. This Agreement and any other Loan Document may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original without the production of any other counterpart. Any signature on any Loan Document or any document collateral thereto, delivered by Borrower by facsimile, pdf or other electronic transmission shall be deemed to be an original signature thereto.

                              29.22    Consents, Approvals and Discretion. Unless expressly indicated otherwise, whenever Agent’s or any Lender’s consent or approval is required or permitted, or any documents or other items are required to be acceptable to Agent or such Lender, such consent, approval or acceptability shall be at the sole and absolute discretion of Agent or such Lender. Unless expressly indicated otherwise, whenever any determination or act is at Agent’s or such Lender’s discretion, such determination or act shall be at Agent’s and such Lender’s sole and absolute discretion.

                              29.23    Control of Association. Notwithstanding anything herein or elsewhere to the contrary, to the extent that Borrower agrees to cause any Association to take or refrain from taking any action, such agreement shall only apply with respect to any Association if Borrower or any of its Affiliates has direct or indirect control of any Association at such time or if such Association is managed by the Vacation Club Manager.

                              29.24    No Joint Venture. Nothing contained herein is intended to permit or authorize Borrower to make any contract on behalf of Agent or any Lender, nor shall this Agreement nor any of the documents collateral hereto be construed as creating a partnership or joint venture with Agent or any Lender. Borrower shall indemnify and hold Agent and Lenders harmless from any damages and expenses resulting from such a construction or any assertion thereof caused by Borrower unless any such damages or expenses arise from the willful misconduct or gross negligence of Agent or any Lender. Agent and Lenders do not hereby assume and shall have no responsibility, obligation or liability to any Purchaser or other Person, Agent’s and each Lender’s relationship being that only of a creditor who has taken, as security for the Obligations, the liens and security interests in the Collateral.

                              29.25    All Powers Coupled With Interest. All powers of attorney and other authorizations granted to Agent or any Lender and any Persons designated by Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied.

                              29.26    Time of the Essence. Time is of the essence in the performance by Borrower of all its obligations hereunder.

                              29.27    No Third Party Beneficiaries. The rights and benefits of this Agreement and the Loan Documents shall not inure to the benefit of any third party.

                              29.28    Directly or Indirectly. Where any provision in the Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provisions shall be applicable whether such action is taken directly or indirectly by such Person.

                              29.29    Dealing With Multiple Borrowers. If more than one Person is named as a Borrower hereunder, all obligations, representations, warranties, covenants and indemnities set forth in the Loan Documents to which such Person is a party, shall be joint and several. Agent and Lenders shall have the right to deal with any individual Borrower with respect to all matters concerning the rights and obligations of Agent and Lenders hereunder and with respect to the transactions contemplated under the Loan Documents. All actions or inactions of the officers, managers, members and/or agents of any Borrower with respect to the transactions contemplated under the Loan Documents shall be deemed to be with full authority and binding upon all Borrowers. Borrower hereby appoints each other Borrower as its true and lawful attorney-in-fact, with full right and power, for purposes of exercising all rights of such Person under the Loan Documents and under applicable law with respect to the transactions contemplated under the Loan Documents. The foregoing is a material inducement to the agreement of Agent and Lenders to enter into this Agreement and to consummate the transactions contemplated hereby.

                              29.30    Limitation on Damages. Borrower agrees that, in any action, suit or proceeding, in respect of or arising out of this Agreement, the Loan Documents or the transactions contemplated hereunder, whether sounding in contract or tort, each waives to the fullest extent permitted by law, any claim they may have against Agent or any Lender for consequential, punitive or special damages.

                              29.31    Confidentiality. Borrower, Agent and Lenders shall mutually agree on the contents of any press release, public announcement or other public disclosure regarding this Agreement and the transactions contemplated hereunder to made following the mutual execution and delivery of this Agreement; provided that, (a) Agent or any Lender may disclose the terms hereof and give copies of the Loan Documents to assignees and participants and to prospective assignees and participants and (b) Borrower may disclose the terms hereof in its periodic filings with the Securities and Exchange Commission. If either party fails to respond to the other party in writing with either an approval or a disapproval within five (5) Business Days of a party’s receipt of the other party’s request for consent or approval as expressly contemplated pursuant to this Section 29.31, then such consent or approval will be deemed to have been given, provided that such five (5) Business Day period will not commence to run unless and until the other party has received all information, materials, documents and other matters required to be submitted to it hereunder, with respect to such consent or approval and all other information, materials, documents and other matters reasonably essential to its decision process.

                              29.32    Commercial Transaction. BORROWER ACKNOWLEDGES THAT THIS IS A “COMMERCIAL TRANSACTION” AS SUCH IS DEFINED IN CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED. BORROWER FURTHER ACKNOWLEDGES THAT, PURSUANT TO SUCH SECTION, IT HAS A RIGHT TO NOTICE OF AND HEARING PRIOR TO THE ISSUANCE OF ANY “PREJUDGMENT REMEDY”. NOTWITHSTANDING THE FOREGOING, BORROWER HEREBY WAIVES ALL RIGHTS TO SUCH NOTICE, JUDICIAL HEARING OR PRIOR COURT ORDER IN CONNECTION WITH ANY SUIT ON THIS AGREEMENT, THE RECEIVABLES LOAN NOTES, ANY OF THE LOAN DOCUMENTS OR ANY EXTENSIONS OR RENEWALS OF THE SAME.

                              29.33    Waiver of Right to Trial by Jury. BORROWER, AGENT AND LENDERS WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING HEREUNDER OR UNDER ANY OF THE DOCUMENTS COLLATERAL HERETO, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER, AGENT OR ANY LENDER WITH RESPECT HERETO OR TO ANY OF THE DOCUMENTS COLLATERAL HERETO, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT

OR TORT OR OTHERWISE. BORROWER, AGENT AND LENDERS AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE OTHER PARTIES’ TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS SECTION.

                              29.34    Delegation of Duties and Rights. Agent may execute any of its duties and/or exercise any of its rights or remedies under the Loan Documents by or through its officers, directors, employees, attorneys, agents, representatives or through other Persons. Agent may use Wellington to perform certain services in connection with the transactions contemplated under the Loan Documents. Agent or any Lender may pay Wellington or any other Persons performing services for Agent such compensation as Agent may elect. Borrower shall not be responsible for any such payments by Agent or any Lender due to Wellington or such other Persons.

                              29.35    USA Patriot Act Notice. Agent hereby notifies Borrower that, pursuant to the requirements of the USA PATRIOT ACT, Agent and each Lender may be required to obtain, verify and record information that identified Borrower, which information includes the name and address of Borrower and other information that will allow Agent and Lenders to identify Borrower in accordance with the USA Patriot Act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

AGENT:

LIBERTY BANK

By:

Donald S. Peruta, Vice President

BORROWER:

BLUEGREEN CORPORATION

By:

Anthony M. Puleo, Senior Vice President,
CFO and Treasurer

LENDERS:

LIBERTY BANK

By:

Donald S. Peruta, Vice President

Address:	315 Main Street
Middletown, Connecticut 06457

Commitment Amount: $55,000,000, minus the then outstanding principal balance of the Existing Loan due and owing to Liberty Bank under the Existing Loan Agreement.

TD BANK, N.A.

By:

Name/Title:

Address:	99 West Street
Pittsfield, MA 01201

Commitment Amount: $5,000,000, minus the then outstanding principal balance of the Existing Loan due and owing to TD Bank, N.A. under the Existing Loan Agreement.

List of Schedules and Exhibits

Schedule 1	Projects
Schedule 8.6	Litigation
Schedule 8.7	Taxes
Schedule 8.12	Material Adverse Change
Schedule 8.14	Names, Addresses and States of Formation
Schedule 8.16	Pension Plans
Schedule 8.23	Closing Date Indebtedness
Schedule 9.5	Units Ready for Use
Schedule 9.9	Timeshare States
Schedule 9.14	Developer Subsidy
Schedule 9.15	Project Documents
Schedule 14.3	Required Insurance Coverage
Schedule 15.4	Affiliate Transactions
Schedule 15.5	Permitted Primary Project Management Agreement Assignments/Form of Letter Agreement

Exhibit A	Consumer Documents for Primary Projects
Exhibit B	Request for Receivables Loan Advance Form
Exhibit C	Form of Assignment
Exhibit D	Form of Notice to Purchaser
Exhibit E	Form of Title Insurance Policy with Endorsements for Primary Projects
Exhibit F	Form of Confirmation of Recording
Exhibit G	Request for Supplementary Advance Form
Exhibit H	Form of Compliance Certificate
Exhibit I	Form of Commitment Transfer Supplement
Exhibit J	Form of Monthly Report
Exhibit K	List of Title Companies